Exhibit 2.2

EXECUTION VERSION

SEPARATION AND DISTRIBUTION AGREEMENT

by and among

AT&T INC.,

MAGALLANES, INC.,

and

DISCOVERY, INC.

Dated as of May 17, 2021

ii

iii

SEPARATION AND DISTRIBUTION AGREEMENT

SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”), dated as of May 17, 2021, by and among AT&T INC., a Delaware corporation (“Remainco”), MAGALLANES, INC., a Delaware corporation (“Spinco”) and DISCOVERY, INC., a Delaware corporation (“RMT Partner”). Each of Remainco and Spinco is sometimes referred to herein as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Remainco, acting through itself and its direct and indirect Subsidiaries, currently conducts the Remainco Business and the Spinco Business;

WHEREAS, Remainco intends to assign, transfer, convey and deliver (“Transfer”) the Spinco Transferred Assets to Spinco and other members of the Spinco Group and to cause the Spinco Assumed Liabilities to be assumed by Spinco and other members of the Spinco Group, such that, as of the Spinco Distribution, the Spinco Business is held by members of the Spinco Group; upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in connection with the Separation, Spinco will make the Spinco Special Cash Payment;

WHEREAS, following the Separation and pursuant to this Agreement, Remainco will distribute to the holders of Remainco Common Stock all of the issued and outstanding shares of Spinco Common Stock (a) by means of a pro rata distribution (the “Spin-Off”) and/or (b) by way of an offer to exchange shares of Spinco Common Stock for outstanding shares of Remainco Common Stock (the “Exchange Offer”) (to be followed by a Clean-Up Spin-Off);

WHEREAS, immediately following the Spinco Distribution and pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of RMT Partner, shall be merged with and into Spinco, with Spinco as the surviving entity (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Contribution, the Spinco Distribution, the Spinco Special Cash Payment, Securities Exchange and the Merger shall qualify for the Intended Tax Treatment and (b) this Agreement together with the Merger Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code;

WHEREAS, the board of directors of Spinco (the “Spinco Board”) has (a) approved and declared advisable this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Separation, the Spinco Distribution and the Merger, (b) determined that this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Separation, the Spinco Distribution and the Merger, are in the best interest of Spinco and its sole stockholder and (c) resolved to recommend the adoption of the Merger Agreement by Remainco, as the sole stockholder of Spinco; and

WHEREAS, the board of directors of Remainco (the “Remainco Board”) has approved this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Separation, the Spinco Distribution and the Merger, subject to such further action of the Remainco Board required, if applicable, to determine the structure of the Spinco Distribution, establish the Record Date and the Spinco Distribution Date, and the effectiveness of the declaration of the Spinco Distribution by the Remainco Board (which is subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, each of the Parties and RMT Partner hereby agree as follows:

ARTICLE I

THE SEPARATION

Section 1.1    Transfer of Assets and Assumption of Liabilities.

(a)    Subject to the terms of this Agreement (including Section 1.4 (Commingled Contracts; Certain Transferred Contracts) and Section 1.7 (Nonassignability of Assets)) and effective prior to the Spinco Distribution, substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby):

(i)    Transfer and Assignment of Spinco Transferred Assets. Remainco will Transfer (or will cause each of its applicable Subsidiaries to Transfer) to Spinco or the applicable member(s) of the Spinco Group (which shall accept) all of Remainco’s and its applicable Subsidiaries’ respective right, title and interest in and to all Spinco Transferred Assets (it being understood and agreed that any Spinco Transferred Assets already held by a member of the Spinco Group shall not require any separate Transfer and will continue to be held by such member of the Spinco Group); and

(ii)    Acceptance and Assumption of Spinco Assumed Liabilities. In exchange for the Contribution (without giving effect to the Assumption of the Spinco Assumed Liabilities included in the definition of “Contribution”), (A) Spinco and/or one or more of its Subsidiaries shall accept, assume, agree to pay, discharge, fulfill, and, to the extent applicable, comply with and defend on a timely basis (“Assume”), all of the Spinco Assumed Liabilities in accordance with their respective terms (and shall be responsible for all Spinco Assumed Liabilities), regardless of (1) when or where such Liabilities arose or arise, (2) whether the facts on which they are based occurred on, prior to or subsequent to the Spinco Distribution, (3) when, where or against whom such Liabilities are asserted or determined or the Person that incurred or holds the Spinco Assumed Liability (provided, however, that nothing contained herein shall preclude or inhibit Spinco from asserting against Persons who do not constitute Remainco Indemnitees any defenses available to the Person that incurred or holds such Spinco Assumed Liability), (4) whether asserted or determined on, prior to or subsequent to the Spinco Distribution, or (5) whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Remainco Group or the Spinco Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates, (B) Spinco shall issue to Remainco additional shares of Spinco Common Stock such that the number of shares of Spinco Common Stock then outstanding shall be equal to the number of shares of Spinco Common Stock necessary to effect the Spinco Distribution, (C) Spinco shall, in accordance with Section 8.19(k) of the Merger Agreement, (i) (x) issue to Remainco the Spinco Debt Securities or (y) if a borrowing is made by Spinco pursuant to Section 8.19(k)(ii) of the Merger Agreement, distribute to Remainco all or a portion of the cash proceeds of such borrowing by wire payment of immediately available funds substantially concurrently with the Spinco Special Cash Payment, (ii) use all or a portion of the cash proceeds of such borrowing to purchase assets of the Spinco Business from Remainco, or (iii) a combination of clauses (i) and (ii); and (D) Spinco shall make a cash distribution to Remainco in the amount of the Spinco Special Cash Payment by wire payment of immediately available funds.

(iii)    Transfer and Assignment of Remainco Transferred Assets. Remainco will cause the applicable members of the Spinco Group to Transfer to the applicable member(s) of the Remainco Group (which shall accept) all of such members of the Spinco Group’s right, title and interest in and to all Remainco Transferred Assets (it being understood and agreed that any Remainco Transferred Assets already held by a member of the Remainco Group shall not require any separate Transfer and will continue to be held by such member of the Remainco Group); and

(iv)    Acceptance and Assumption of Remainco Assumed Liabilities. Remainco and/or one or more of its Subsidiaries designated by Remainco (other than any member of the Spinco Group) shall Assume all of the Remainco Assumed Liabilities of members of the Spinco Group in accordance with their respective terms, regardless of (1) when or where such Liabilities arose or arise, (2) whether the facts on which they are based occurred on, prior to or subsequent to the Spinco Distribution, (3) when, where or against whom such Liabilities are asserted or determined or the Person that incurred or holds the Remainco Assumed Liability (provided, however, that nothing contained herein shall preclude or inhibit Remainco from asserting against Persons who do not constitute Spinco Indemnitees any defenses available to the Person that incurred or holds such Remainco Assumed Liability), (4) whether asserted or determined on, prior to or subsequent to the Spinco Distribution or (5) whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Remainco Group or the Spinco Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

(b)    The Parties acknowledge and agree that, except for such rights as are otherwise expressly provided in this Agreement or any Ancillary Agreements, none of Spinco or any member of the Spinco Group shall acquire or be permitted to retain any direct or indirect right, title or interest in any Remainco Transferred Assets through the Transfer of all of the authorized and outstanding equity interests in the members of the Spinco Group and that if any of the members of the Spinco Group owns, leases or has the right to use any such Remainco Transferred Assets, all such rights, title and interests in such Remainco Transferred Assets shall be Transferred to Remainco at or prior to the Spinco Distribution pursuant to this Section 1.1 or, following the Spinco Distribution, as contemplated by Section 1.7 or Section 1.8.

(c)    Each of Spinco and Remainco hereby waives, on behalf of itself and each of the members of its Group, compliance by each member of the other Party’s respective Group with the requirements and provisions of the “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Assets to any member of the Spinco Group or the Remainco Group, as applicable.

(d)    In furtherance of the Transfer of Spinco Transferred Assets and the Assumption of Spinco Assumed Liabilities provided for in Section 1.1(a)(i) and Section 1.1(a)(ii), on or prior to the Spinco Distribution Date (and thereafter in accordance with, and subject to the terms and restrictions of, Section 1.8): (i) Remainco shall prepare, execute, deliver and record (as applicable), and shall cause the applicable members of its Group to prepare, execute, deliver and record (as applicable), such Conveyancing and Assumption Instruments as and to the extent reasonably necessary or appropriate to evidence the Transfer of all of Remainco’s and the members of the Remainco Group’s right, title and interest in and to the Spinco Transferred Assets to the applicable members of the Spinco Group (it being agreed and understood that no such Conveyancing and Assumption Instruments shall require Remainco or any of its Affiliates to make any representations or warranties, express or implied, not contained in this Agreement or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements)), including an agreement not to bring any claims against each other under or relating to such Conveyancing and Assumption Instruments other than pursuant to this Agreement or an Ancillary Agreement and (ii) Spinco shall prepare, execute, deliver and record (as applicable) such Conveyancing and Assumption Instruments (in each case in a form that is consistent with the terms and conditions of this Agreement, required by applicable Law to record or register transfer of title in each applicable jurisdiction, or otherwise customary in the jurisdiction in which the relevant Liabilities are located and reasonably acceptable to the Parties and RMT Partner) as and to the extent reasonably necessary to evidence the valid and effective assumption of the Spinco Assumed Liabilities by the applicable members of the Spinco Group (it being agreed and understood that no such Conveyancing and Assumption Instruments shall require Spinco or any of its Affiliates to make any representations or warranties, express or implied, not contained in this Agreement or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements)). Notwithstanding anything herein to the contrary, no quitclaim deed shall be used as a Conveyancing and Assumption Instrument.

(e)    In furtherance of the Transfer of Remainco Transferred Assets and the Assumption of Remainco Assumed Liabilities provided for in Section 1.1(a)(iii) and Section 1.1(a)(iv), prior to or on the Spinco Distribution Date: (i) Spinco shall execute and deliver, and shall cause any applicable members of the Spinco Group to prepare, execute, deliver and record (as applicable), such Conveyancing and Assumption Instruments as and to the extent reasonably necessary or appropriate to evidence the Transfer of all of Spinco’s and the members of its Group’s right, title and interest in and to the Remainco Transferred Assets to the applicable members of the Remainco Group (other than Spinco and the Spinco Group) (it being agreed and understood that no such Conveyancing and Assumption Instrument shall require Spinco or any of its Affiliates to make any representations or warranties, express or implied, not contained in this Agreement or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements)), including an agreement not to bring any claims against each other under or relating to such Conveyancing and Assumption Instruments other than pursuant to this Agreement or an Ancillary Agreement and (ii) Remainco shall prepare, execute, deliver and record (as applicable) such Conveyancing and Assumption Instruments (in each case in a form that is consistent with the terms and conditions of this Agreement, required by applicable Law to record or register transfer of title in each applicable jurisdiction, and otherwise customary in the jurisdiction in which the relevant Liabilities are located and reasonably acceptable to the Parties and RMT Partner) as and to the extent reasonably necessary to evidence the valid and effective assumption of the Remainco Assumed Liabilities by the applicable members of the Remainco Group (it being agreed and understood that no such Conveyancing and Assumption Instruments shall require Remainco or any of its Affiliates to make any representations or warranties express or implied, not contained in this Agreement or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements)). Notwithstanding anything herein to the contrary, no quitclaim deed shall be used as a Conveyancing and Assumption Instrument.

(f)    For a period ending on the earlier of (i) twenty-four (24) months after the Spinco Distribution and (ii) thirty-six (36) months after the date of this Agreement, each Party shall, and shall cause each member of its respective Group to, use commercially reasonable efforts to obtain, as promptly as practicable, the required Consents for the Transfer of any Remainco Transferred Asset or Spinco Transferred Asset as contemplated by this Agreement. In connection with the foregoing, Remainco, Spinco and RMT Partner agree to provide such evidence as to financial capability, resources, and creditworthiness of Remainco, Spinco and RMT Partner as may be reasonably requested by any Third Party whose Consent is sought hereunder. In no event shall (A) any of Remainco or RMT Partner (or any of their respective Affiliates) be required to make any non-de minimis payment, incur any non-de minimis Liability, commence any litigation or make any non-de minimis concession (financial or otherwise) to obtain any Consents of Third Parties contemplated by this Agreement and (B) prior to the Spinco Distribution, Spinco or any of its Subsidiaries be required to make any material payments, incur any material Liability, commence any litigation or make any material financial concessions to obtain any Consents of Third Parties contemplated by this Agreement. If, in connection with the foregoing, the Consent of any Third Party (other than a Governmental

Entity) is required under the terms of a Contract, annual spend by the Spinco Business with respect to such Contract is greater than fifty million dollars ($50,000,000) and in connection with obtaining such Consent the payments by the Spinco Business would increase in a material amount relative to the existing terms of the Contract (other than as a result of the loss of any volume or similar discount), no member of the Remainco Group or Spinco Group shall modify or amend such Contract without the prior written consent of RMT Partner, which consent shall not be unreasonably withheld, delayed or conditioned. Prior to the Spinco Distribution, Remainco shall keep RMT Partner reasonably informed and furnish RMT Partner with information relating to the Consents on a reasonably current basis. Notwithstanding anything herein to the contrary, no Contract or other Asset shall be Transferred if it would violate applicable Law or, in the case of any Contract, the rights of any Third Party to such Contract; provided that Section 1.4 and Section 1.7, to the extent provided therein, shall apply thereto.

Section 1.2    Separation Plan; Separation Committee.

(a)    As promptly as reasonably practicable after the date hereof (and no later than ninety (90) days after the date hereof), Remainco shall deliver to RMT Partner a preliminary separation plan depicting (i) each material internal restructuring step Remainco proposes to undertake in connection with the Separation of the Spinco Business from the Remainco Business, (ii) a list of any Consents required in connection with (x) the Separation and (y) the Spinco Distribution, in each cases of clauses (x) and (y), where the failure to obtain such Consent would reasonably be expected to be material to the Spinco Business taken as a whole, (iii) a list and copies (to the extent such contracts are in written form) of any Commingled Contracts, Dual-Use Contracts, Intergroup Contracts and proposed Continuing Arrangements and (iv) a list of the Credit Support Instruments that, pursuant to Section 1.10, will be replaced by the Parties (the “Preliminary Separation Plan”). RMT Partner shall have a period of ninety (90) days from the date Remainco delivers the Preliminary Separation Plan to review and comment on such Preliminary Separation Plan (the “Preliminary Separation Plan Review Period”). In the thirty (30) day period following the Preliminary Separation Plan Review Period, Remainco and RMT Partner shall negotiate in good faith regarding any amendments, modifications or supplements to the Preliminary Separation Plan proposed by RMT Partner, and Remainco and RMT Partner shall consider, in each case, (I) operational considerations, (II) Tax efficiencies and (III) the relative benefits and burdens to each of them in connection with the proposed amendment, modification or supplement thereto (including considering the cumulative effects of each restructuring step on each of RMT Partner and Remainco); provided that the Parties shall not be required to agree to any change that would reasonably be expected to prevent, materially delay or materially impair the receipt of the Private Letter Ruling or that would be inconsistent with the covenants set forth in the Tax Matters Agreement. At the end of the thirty (30) day period following the Preliminary Separation Plan Review Period, Remainco shall revise the Preliminary Separation Plan to reflect Remainco and RMT Partner’s agreement on RMT Partner’s proposed amendments, modifications or supplements to the Preliminary Separation Plan (such updated plan, and such plan as it may be further amended, modified or supplemented in accordance with this Section 1.2(a), the “Separation Plan”). The Separation Plan shall thereafter be subject to amendment, modification or supplement by Remainco; provided, that no change which adversely affects Spinco or RMT Partner in a material manner may be made to the Separation Plan unless RMT Partner provides prior written consent (not to be unreasonably withheld, conditioned or delayed, including if withholding, conditioning or delaying such consent would be inconsistent with the covenants of RMT Partner set forth in the Tax Matters Agreement). In furtherance of the evaluation, development and implementation of the Preliminary Separation Plan, the Separation Plan and any amendments, modifications or supplements thereto, Remainco shall provide RMT Partner with all Information reasonably requested by RMT Partner in connection with its review of the Preliminary Separation Plan, the Separation Plan and any amendments, modifications or supplements thereto.

(b)    To the extent permitted by applicable Law, as promptly as reasonably practicable after the date hereof Remainco and RMT Partner shall form a separation committee (the “Separation Committee”) comprised of three (3) members appointed by Remainco and three (3) members appointed by RMT Partner, which Separation Committee shall discuss and monitor the implementation of the transactions set forth in the Separation Plan. The members of the Separation Committee appointed by Remainco shall ensure that the members of the Separation Committee appointed by RMT Partner are kept reasonably informed with respect to the implementation of the Separation Plan and with the overall progress of the Separation, and Remainco shall consult in good faith with RMT Partner regarding any timely and reasonable input from the members of the Separation Committee appointed by RMT Partner with respect thereto. Following the appointment of the members after the date hereof, and until the Spinco Distribution, the Separation Committee will meet at least once per month on a date mutually acceptable to the members, and the Separation Committee may have additional meetings from time to time if the members so elect. All such meetings will be held telephonically unless otherwise agreed between the members. The Separation Committee shall put in place all such processes as may be required to ensure that no information is exchanged that would be prohibited by applicable Law.

Section 1.3    Calculation of and Adjustments to the Spinco Special Cash Payment.

(a)    Estimated Statement. No earlier than fifteen (15) Business Days and no later than ten (10) Business Days prior to the anticipated Spinco Distribution Date, Remainco shall prepare and deliver to Spinco and RMT Partner a written statement (the “Estimated Statement”) setting forth in reasonable detail Remainco’s good faith estimates of the amounts of (i) Net Working Capital (“Estimated Net Working Capital”), (ii) Spinco Indebtedness (“Estimated Spinco Indebtedness”), (iii) the Spinco Expense Reimbursement (“Estimated Spinco Expense Reimbursement”), (iv) the Spinco Special Cash Payment, (v) the Spinco Business Expenditure Amount (“Estimated Spinco Business Expenditure Amount”), (vi) the Spinco Business Asset Conversion Amount (“Estimated Spinco Business Asset Conversion Amount”), (vii) the Additional Bridge Funding Tax Sharing Amount (“Estimated Additional Bridge Funding Tax Sharing Amount”), (viii) if an RMT Partner Special Election is made by RMT Partner pursuant to Section 8.19(k) of the Merger Agreement, the Excess Tax Liability Amount (“Estimated Excess Tax Liability Amount”) and (ix) the Final Closing Reduction Amount (“Estimated Final Closing Reduction Amount”). Remainco will reasonably cooperate with Spinco and RMT Partner and their representatives in connection with their review of the Estimated Statement, including by (x) providing information reasonably necessary or useful in connection with their review of the Estimated Statement as reasonably requested by Spinco or RMT Partner, (y) reasonably considering in good faith any revisions to the Estimated Statement proposed by Spinco or RMT Partner and (z) revising the Estimated Statement to reflect any changes mutually agreed by Remainco, Spinco and RMT Partner at least one (1) Business Day prior to the Spinco Distribution. The Estimated Statement shall be prepared in accordance with the Accounting Principles and substantially in the format set forth in the form thereof included with the Accounting Principles. The process described in this Section 1.3 is not intended to permit the introduction of (including by the Accounting Expert, if applicable) different accounting methodologies, practices, estimation techniques, assumptions or principles to the preparation of the Estimated Statement or the Closing Statement from those set forth in the Accounting Principles (to the extent applicable).

(b)    Closing Statement.

(i)    No later than one hundred and twenty (120) days following the Spinco Distribution Date (the “Closing Statement Preparation Period”), Spinco shall prepare and deliver to Remainco a written statement (the “Closing Statement”) setting forth in reasonable detail Spinco’s good faith calculation of (i) Net Working Capital, (ii) Spinco Indebtedness, (iii) the Spinco Expense Reimbursement, (iv) the Spinco Special Cash Payment, (v) the Spinco Business Expenditure Amount, (vi) the Spinco Business Asset Conversion Amount, (vii) the Additional Bridge Funding Tax Sharing Amount, (viii) if an RMT Partner Special Election is made by RMT Partner pursuant to Section 8.19(k) of the Merger Agreement, the Excess Tax Liability Amount and (ix) the Final Closing Reduction Amount. The Closing Statement shall be prepared in accordance with the Accounting Principles and substantially in the format set forth in the form thereof included with the Accounting Principles. From the start of the Closing Statement Preparation Period through the Engagement Deadline (as defined below), Remainco shall provide reasonable access to the personnel and the books and records and other financial information as Spinco may reasonably request for the purpose of preparing the Closing Statement and provide reasonable cooperation to Spinco and their representatives in connection therewith; provided that such access shall be in a manner that does not interfere with the normal business operations of the Remainco Group; provided, further, that such access shall not include any access to consolidated, combined, unitary or similar Tax Returns including Remainco (other than such Tax Returns relating solely to the Spinco Group) or other Tax information that does not relate solely to the Spinco Group or the Spinco Assets.

(ii)    If (x) Remainco does not object to Spinco’s proposed Closing Statement by delivering a written notice of objection (a “Notice of Objection”) to Spinco within sixty (60) days following delivery thereof to Remainco (the “Objection Period”) or (y) Remainco has accepted Spinco’s proposed Closing Statement in writing, Spinco’s calculations, including the calculation of Net Working Capital, Spinco Indebtedness, Spinco Expense Reimbursement, the Spinco Special Cash Payment, the Spinco Business Expenditure Amount, the Spinco Business Asset Conversion Amount, the Additional Bridge Funding Tax Sharing Amount, the Excess Tax Liability Amount and the Final Closing Reduction Amount shall be deemed final and binding. The Notice of Objection delivered within the Objection Period pursuant to this Section 1.3(b)(ii) shall set forth Remainco’s objections to the Closing Statement in reasonable detail describing each objection (with reference to the applicable account description) and specifying the amount that Remainco believes is the accurate amount for each disputed item, with supporting materials together with an alternative Closing Statement, as applicable.

During the Objection Period, Spinco shall provide reasonable access to the personnel and books and records and other financial information relating to the Closing Statement as Remainco may reasonably request for the purpose of reviewing the Closing Statement and preparing a Notice of Objection; provided that such access shall be in a manner that does not interfere with the normal business operations of the Spinco Group.

(iii)    If Remainco delivers a Notice of Objection to Spinco within the Objection Period, then any element of Spinco’s proposed Closing Statement that is not in dispute under such Notice of Objection at the expiration of the Objection Period shall be deemed final and binding for purposes of this Section 1.3(b)(iii). Any disputed elements of the proposed Closing Statement (“Disputed Adjustment Amounts”) shall be resolved as set forth in this Section 1.3.

(1)    The Parties shall, during the thirty (30) day period following Spinco’s receipt of Remainco’s Notice of Objection (or such longer period as may be agreed by the Parties (such period, the “Good Faith Resolution Period”)), use good faith efforts to resolve the Disputed Adjustment Amounts listed in such Notice of Objection. If the Disputed Adjustment Amounts have not been resolved and such resolution documented by Remainco in a revised version of the Closing Statement within the Good Faith Resolution Period, the Parties shall, no later than the thirtieth (30th) day following the last day of the Good Faith Resolution Period (such day, the “Engagement Deadline”), jointly engage Deloitte Touche Tohmatsu Limited or another impartial nationally recognized firm of independent certified public accountants if mutually agreed in writing by the Parties (the “Accounting Expert”) who, acting as experts and not arbitrators, shall resolve the Disputed Adjustment Amounts and make any applicable adjustments to Net Working Capital, Spinco Indebtedness, Spinco Expense Reimbursement, the Spinco Special Cash Payment, the Spinco Business Expenditure Amount, the Spinco Business Asset Conversion Amount, the Additional Bridge Funding Tax Sharing Amount, the Excess Tax Liability Amount, the Final Closing Reduction Amount and the Closing Statement for purposes of Section 1.3. The Parties shall execute any customary agreement reasonably required by the Accounting Expert for its engagement hereunder. As promptly as practicable following the Engagement Deadline, and in any event within five (5) Business Days following such date, the Parties shall each submit (A) a summary of their respective positions regarding the Disputed Adjustment Amounts in separate written documents, (B) the Notice of Objection, (C) Spinco’s proposed Closing Statement, (D) the Accounting Principles and (E) a copy of this Agreement to the Accounting Expert. Each of the Parties shall be entitled to submit to the Accounting Expert a rebuttal to the other’s initial summary submission within fifteen (15) days of the engagement of the Accounting Expert, which rebuttal shall be delivered to the other Party simultaneously with the submission to the Accounting Expert. Neither Party shall make or permit its Affiliates or representatives to make any additional submission to the Accounting Expert, except in response to requests for additional information from the Accounting Expert.

(2)    Within thirty (30) days of the Engagement Deadline, the Accounting Expert shall render a decision regarding the Disputed Adjustment Amounts in accordance with this Section 1.3(b)(iii)(2). In making such decision, the Accounting Expert shall be bound by the Accounting Principles and the terms of this Agreement, shall only resolve the Disputed Adjustment Amounts, shall make all adjustments regardless of materiality and shall not assign a value to any such Disputed Adjustment Amount outside the range of values assigned to such Disputed Adjustment Amount in the Closing Statement and the Notice of Objection, respectively. The Accounting Expert shall not conduct an independent investigation but shall instead base its determination on the written submissions of the Parties delivered pursuant to this Section 1.3 with respect to the Disputed Adjustment Amounts.

(3)    The Accounting Expert’s resolution of the Disputed Adjustment Amounts and its adjustments to the Closing Statement, Net Working Capital, Spinco Indebtedness, Spinco Expense Reimbursement, the Spinco Special Cash Payment, the Spinco Business Expenditure Amount, the Spinco Business Asset Conversion Amount, the Additional Bridge Funding Tax Sharing Amount, the Excess Tax Liability Amount and the Final Closing Reduction Amount set forth therein shall be, absent manifest error, final, conclusive and binding upon the Parties for purposes of this Section 1.3. The Accounting Expert shall act as an expert, and not as an arbitrator, for the limited purpose of determining the resolution of the Disputed Adjustment Amounts and adjustments to the Closing Statement, Net Working Capital, Spinco Indebtedness, Spinco Expense Reimbursement, the Spinco Special Cash Payment, the Spinco Business Expenditure Amount, the Spinco Business Asset Conversion Amount, the Additional Bridge Funding Tax Sharing Amount, the Excess Tax Liability Amount and the Final Closing Reduction Amount and may not award damages, interest or penalties to any Party with respect to any matter. The Accounting Expert, once appointed, shall have no ex parte communications with the Parties. All communications between any Party and the Accounting Expert shall be conducted in writing, with copies sent simultaneously to the other Party in writing.

(4)    The costs and expenses of the Accounting Expert shall be allocated between Remainco and Spinco based upon the percentage of the contested amount submitted to the Accounting Expert that is ultimately awarded to Remainco on the one hand or Spinco on the other hand, such that Spinco bears a percentage of such costs and expenses equal to the percentage of the contested amount awarded to Remainco, and Remainco bears a percentage of such costs and expenses equal to the percentage of the contested amount awarded to Spinco.

(c)    Not later than five (5) Business Days after the determination of the Final Spinco Special Cash Payment pursuant to Section 1.3(b), a payment by wire transfer of immediately available funds in respect thereof shall be made as follows:

(i)    if the Final Spinco Special Cash Payment is greater than the Spinco Special Cash Payment, then an amount equal to such excess shall be paid by Spinco to Remainco;

(ii)    if the Final Spinco Special Cash Payment equals the Spinco Special Cash Payment, then neither Party shall pay any amounts to the other pursuant to this Section 1.3(c); and

(iii)    if the Spinco Special Cash Payment is greater than the Final Spinco Special Cash Payment, then an amount equal to such excess shall be paid by Remainco to Spinco.

(d)    Not later than five (5) Business Days after the determination of the Final Spinco Business Asset Conversion Amount pursuant to Section 1.3(b), Remainco shall pay Spinco an amount equal to the Final Spinco Business Asset Conversion Amount, if any (as determined in accordance with Section 1.3(b)) by wire transfer of immediately available funds.

(e)    Not later than five (5) Business Days after the determination of the Final Spinco Business Expenditure Amount pursuant to Section 1.3(b), a payment by wire transfer of immediately available funds in respect thereof shall be made as follows:

(i)    if the Final Spinco Business Expenditure Amount is greater than the Spinco Business Expenditure Target Amount, then an amount equal to such excess shall be paid by Spinco to Remainco;

(ii)    if the Final Spinco Business Expenditure Amount equals the Spinco Business Expenditure Target Amount, then neither Party shall pay any amounts to the other pursuant to this Section 1.3(e); and

(iii)    if the Spinco Business Expenditure Target Amount is greater than the Final Spinco Business Expenditure Amount, then an amount equal to such excess shall be paid by Remainco to Spinco.

(f)    Notwithstanding anything to the contrary set forth herein, other than with respect to intentional fraud, the process set forth in this Section 1.3 shall be the sole and exclusive remedy of the Parties for any disputes related to items required to be included or reflected in the calculation of the Final Spinco Special Cash Payment. No Indemnitee may recover Indemnifiable Losses under Article V to the extent such Indemnifiable Losses are specifically taken into account in the calculation of the Final Spinco Special Cash Payment pursuant to this Section 1.3.

(g)    Spinco shall not over-allocate marketing expenses for the Global HBO/HBO Max Business to Remainco with the intent to alter the adjustment set forth in Section 1.3(e).

Section 1.4    Commingled Contracts; Dual-Use Contracts; Certain Transferred Contracts.

(a)    Treatment of Commingled Contracts. Prior to the Spinco Distribution and until the date that is twenty-four (24) months after the Spinco Distribution, to the extent (i) the rights and obligations (or comparable services) under such Commingled Contract have not been or are not contemplated to be provided to the Spinco Group pursuant to an Ancillary Agreement, (ii) replacement contracts, contract rights, bids, purchase orders or other agreements for such Commingled Contract have not yet been obtained or are not contemplated to be obtained pursuant to the Ancillary Agreements or this Agreement, and (iii) requested by Spinco, Remainco shall use its commercially reasonable efforts to assist Spinco (in each case with effect following the Spinco Distribution) (A) to establish replacement contracts, contract rights, bids, purchase orders or other agreements with respect to the Spinco Business with any Third Party which is a counterparty to any Commingled Contract, (B) to assign to a member of the Spinco Group the rights and obligations under such Commingled Contract to the extent related to the Spinco Business, so that Remainco and Spinco or the members of their respective Groups shall be entitled to the rights and benefits, and shall Assume the related portion of any Liabilities, inuring to their respective Businesses or (C) to establish reasonable and lawful arrangements designed to provide the Spinco Group with the rights and obligations under such Commingled Contract to the extent related to the Spinco Business; provided, however, that Remainco makes no representation or warranty that any Third Party shall consent to any such assignment or agree to enter into any such contract, contract right, bid, purchase order or other agreement with any member of the Spinco Group on the existing terms of the applicable Commingled Contract or at all. Neither Remainco nor its Affiliates shall be required to expend any non-de minimis unreimbursed money, commence any litigation or offer or grant any non-de minimis unreimbursed accommodation (financial or otherwise) to any Third Party to fulfill its obligation under this Section 1.4(a).

(b)    Treatment of Dual-Use Contracts. Prior to the Spinco Distribution and until the date that is twenty-four (24) months after the Spinco Distribution, to the extent (i) the rights and obligations (or comparable services) under any Dual-Use Contract have not been or are not contemplated to be provided to Remainco pursuant to an Ancillary Agreement, (ii) replacement contracts, contract rights, bids, purchase orders or other agreements for such Dual-Use Contract to the extent related to the Remainco Business have not yet been obtained or are not contemplated to be obtained pursuant to the Ancillary Agreements or this Agreement, and (iii) requested by Remainco, Spinco shall use its commercially reasonable efforts to assist Remainco (in each case with effect following the Spinco Distribution) (A) to establish replacement contracts, contract rights, bids, purchase orders or other agreements with respect to the Remainco Business with any Third Party which is a counterparty to any Dual-Use Contract, (B) to assign to Remainco or its Affiliates (other than any member of the Spinco Group) the rights and obligations under any Dual-Use Contract to the extent related to the Remainco Business, so that Remainco and Spinco or the members of their respective Groups shall be entitled to the rights and benefits, and shall Assume the related portion of any Liabilities, inuring to their respective Businesses or (C) to establish reasonable and lawful arrangements designed to provide the Remainco Group with the rights and obligations under such Dual-Use Contract to the extent related to the Remainco Business; provided, however, that Spinco makes no representation or warranty that any Third Party shall consent to any such assignment or agree to enter into any such contract, contract right, bid, purchase order or other agreement with Remainco or such an Affiliate thereof on the existing terms of the applicable Dual-Use Contract or at all. Neither Spinco nor its Affiliates shall be required to expend any non-de minimis unreimbursed money, commence any litigation or offer or grant any non-de minimis unreimbursed accommodation (financial or otherwise) to any Third Party to fulfill its obligation under this Section 1.4(b).

(c)    From and after the Spinco Distribution, the Party to whose Group a Commingled Contract or Dual-Use Contract has been allocated shall, or shall cause the other members of its Group to (x) use commercially reasonable efforts to enforce at another Party’s (or relevant member of its Group’s) request, or allow another Party’s Group to enforce in a commercially reasonable manner, any rights of the Party or its Group under such Commingled Contract or Dual-Use Contract against any other Persons, (y) not waive any rights under such Commingled Contract or Dual-Use Contract to the extent related to the Business, Assets or Liabilities of such other Party’s Group, (z) subject to the terms and conditions of such underlying Contract (A) not terminate (or consent to be terminated by the counterparty) such Commingled Contract or Dual-Use Contract except in connection with (1) the expiration of such Contract in accordance with its terms (it being understood, for the avoidance of doubt, that sending a notice of non-renewal to the counterparty to such Contract in accordance with the terms of such Contract is expressly permitted) or (2) a partial termination of such Contract that would not reasonably be expected to impact any rights under such Contract related to the Business, Assets or Liabilities of such other Party, (B) not amend, modify or supplement such Commingled Contract or Dual-Use Contract in a manner material (relative to the existing rights and obligations related to such other Party’s Business, Assets or Liabilities under such Contract) and adverse to the Business, Assets or Liabilities of such other Party or any member of its Group and (C) provide written notice to the applicable other Party as soon as reasonably practicable after receipt of any notice of breach received from a counterparty to any Contract that constitutes such Commingled Contract or Dual-Use Contract and that would reasonably be expected to impact the other Group. From and after the Spinco Distribution, as applicable, if a member of a Group delivers a notice pursuant to clause (C) of the preceding sentence, the Parties shall consult with respect to the actions proposed to be taken regarding the alleged breach. If a Group (the “Notifying Party”) sends to a counterparty to a Commingled Contract or Dual-Use Contract a formal notice of breach of such Commingled Contract or Dual-Use Contract that would reasonably be expected to impact another Group, the Notifying Party shall provide written notice to the other Party as soon as reasonably practicable, and the Parties shall consult with each other regarding such alleged breach. In addition, the Party retaining any Commingled Contract or Dual-Use Contract or any Liability thereunder (or relevant member of its Group) shall or shall cause such member of its Group to treat such Commingled Contract, Dual-Use Contract or Liability in the ordinary course of business in accordance with past practice.

(d)    The Party (or relevant member of its Group) retaining any Commingled Contract or Dual-Use Contract or any Liability pursuant to this Section 1.4 shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party (or relevant member of its Group) entitled to the benefits of such Commingled Contract or Dual-Use Contract or the Person intended to be subject to such Liabilities, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be reasonably promptly reimbursed by the Party (or relevant member of its Group) entitled to the benefits such Commingled Contract or Dual-Use Contract or the Person intended to be subject to such Liability.

Section 1.5    Intergroup Accounts; Intercompany Accounts. Except as set forth in Section 5.1(c), any and all intercompany receivables, payables, loans and balances between any member of the Remainco Group, on the one hand, and the Spinco Group, on the other hand (collectively, the “Intergroup Accounts”), as of immediately prior to the Spinco Distribution shall be satisfied and/or settled in full by means of a cash payment, dividend, capital contribution, a combination of the foregoing, or otherwise cancelled and terminated or extinguished, in each case, substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby), prior to the Spinco Distribution. Each Party shall, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be reasonably necessary to acknowledge the foregoing.

Section 1.6    Intergroup Contracts.

(a)    Except as set forth in Section 1.6(b), no Party or any other member of its Group shall be liable to any other Party or any other member of such other Party’s Group based upon, arising out of or resulting from any Contract, arrangement, course of dealing or understanding existing on or prior to the Spinco Distribution (other than the Transaction Agreements, the Continuing Arrangements and the Conveyancing and Assumption Instruments) and each Party (on behalf of itself and each other member of its Group) hereby terminates, substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby), any and all Contracts, arrangements, course of dealings or understandings between or among it or any of its other Group members, on the one hand, and any other Party or any of its respective Group members, on the other hand (collectively, the “Intergroup Contracts”), effective as of the Spinco Distribution (other than the Transaction Agreements, the Continuing Arrangements, and the Conveyancing and Assumption Instruments). For the avoidance of doubt, Intergroup Contracts shall include Contracts between a member of the Spinco Group and Remainco or an Affiliate of Remainco (other than a member of the Spinco Group). No such terminated Contract, arrangement, course of dealing or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Spinco Distribution. The Parties shall, and shall cause the other members of their respective Groups to, execute and deliver such agreements, instruments and other papers as may be required to evidence the termination of any such Contract, arrangement, course of dealing or understanding pursuant to this Section 1.6(a) if so requested by a Party.

(b)    The provisions of Section 1.6(a) shall not apply to any of the following Contracts, arrangements, course of dealings or understandings (or to any of the provisions thereof): any agreements, arrangements, commitments or understandings to which any Person other than the Parties and their respective Affiliates is a Party (it being understood that (x) to the extent that the rights and obligations of the Parties and the members of their respective Groups under any such Contracts constitute Remainco Transferred Assets or Remainco Assumed Liabilities or Spinco Transferred Assets or Spinco Assumed Liabilities, such Contracts shall be assigned or retained pursuant to this Article I and (y) the obligations of any member of a Group to any other Group under such Agreement shall be deemed terminated as of the time of the Spinco Distribution with no further liability to any Group as a result thereof).

(c)    If any Contract, arrangement, course of dealing or understanding is terminated in whole or in part pursuant to Section 1.6(a) or Section 1.6(b), and, but for the mistake or oversight of any Party (excluding, for the avoidance of doubt, any intentional omission), would have been listed as a Continuing Arrangement and is reasonably necessary for such affected Party to be able to continue to operate its Business in substantially the same manner in which such Businesses were operated immediately prior to the Spinco Distribution, then, at the request of such affected Party made within six (6) months following the Spinco Distribution Date, the Parties shall negotiate in good faith for a period of thirty (30) days (or such longer period as the Parties may agree) to determine whether and to what extent (including the terms and conditions relating thereto), if any, notwithstanding such termination, such Contract, arrangement, course of dealing or understanding should continue, or as appropriate, be re-instated, following the Spinco Distribution.

Section 1.7    Nonassignability of Assets.

(a)    Notwithstanding anything to the contrary set forth herein, except with respect to Commingled Contracts and Dual-Use Contracts (which are addressed in Section 1.4), to the extent that the Transfer or attempted Transfer or Assumption or attempted Assumption contemplated by Article I is (i) prohibited by any applicable Law or (ii) without a Consent would (A) constitute a breach or other contravention of such Asset or Liability, (B) subject a Party or any of their respective officers, directors, agents or Affiliates, to civil or criminal liability, or (C) be ineffective, void or voidable and such Consent has not been obtained prior to the Spinco Distribution, then, in each case, subject to the conditions to the Spinco Distribution set forth in Section 3.3, the Spinco Distribution shall proceed without such Transfer or Assumption. In the event the Spinco Distribution proceeds without such Transfer or Assumption, then such Transfer or Assumption shall nevertheless be regarded as having occurred for purposes of the calculations required under Section 1.3.

(b)    From and after the Spinco Distribution, with respect to (A) any Asset whose Transfer pursuant to Article I (other than Commingled Contracts or Dual-Use Contracts (which are addressed in Section 1.4)) is delayed (each, a “Delayed Asset”) or (B) any Liability whose Assumption pursuant to Article I (other than Liabilities under Commingled Contracts or Dual-Use Contracts (which are addressed in Section 1.4)) is delayed (each, a “Delayed Liability”), the Party (or relevant member of its Group) (x) retaining such Delayed Asset shall thereafter hold for the use and benefit of the Party or relevant member of its Group entitled thereto (at the expense of the Person entitled thereto) and use their commercially reasonable efforts to cooperate with the intended recipient to agree to any reasonable and lawful arrangements designed to provide the applicable Party or relevant member of its Group with the economic claims, rights, benefits and control over such Delayed Asset and assume the economic burdens and obligations with respect thereto in accordance with this Agreement, including by subcontracting, sublicensing or subleasing arrangements to the extent legally permissible, (y) intended to assume such Delayed Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the Party (or relevant member of its Group) retaining such Delayed Liability for all amounts paid or incurred by such Party in connection with the retention of such

Delayed Liability. In addition, the Party retaining any Delayed Asset or Delayed Liability (or relevant member of its Group) shall or shall cause such member of its Group to treat such Delayed Asset or Delayed Liability in the ordinary course of business in accordance with past practice. In furtherance of the foregoing, and subject to applicable Law, each Party shall, or cause any relevant member of its Group to, (A) use commercially reasonable efforts to enforce at another Party’s (or relevant member of its Group’s) request, or allow another Party’s Group to enforce in a commercially reasonable manner, any rights of the Party or its Group under such Delayed Assets and Delayed Liabilities against any other Persons, (B) not waive any rights related to such Delayed Assets or Delayed Liabilities to the extent related to the Business, Assets or Liabilities of another Party’s Group, (C) subject to Section 1.4 and the terms and conditions of such underlying Contract, (1) not terminate (or consent to be terminated by the counterparty) any Contract that constitutes such Delayed Asset except in connection with (i) the expiration of such Contract in accordance with its terms (it being understood, for the avoidance of doubt, that sending a notice of non-renewal to the counterparty to such Contract in accordance with the terms of such Contract is expressly permitted) or (ii) a partial termination of such Contract that would not reasonably be expected to impact any rights under such Contract related to the Business, Assets or Liabilities of such other Party, (2) not amend, modify or supplement any Contract that constitutes such Delayed Asset in a manner material (relative to the existing rights and obligations related to such other Party’s Business, Assets or Liabilities under such Contract) and adverse to the Business, Assets or Liabilities of such other Party or any member of its Group or (3) provide written notice to the applicable other Party as soon as reasonably practicable after receipt of any notice of breach received from a counterparty to any Contract that constitutes such Delayed Asset and that would reasonably be expected to impact the other Group, and (D) take (or refrain from taking) such actions as reasonably requested by the Party to which such Delayed Asset or Delayed Liability is to be Transferred or Assumed in order to place such Party in the same position as if such Delayed Asset or Delayed Liability had been Transferred as of the Spinco Distribution so that all the benefits and burdens relating to such Delayed Asset or Delayed Liability, including possession, use, risk of loss, potential for income and gain, and dominion, control and command over such Delayed Asset or Delayed Liability, are to inure from and after the Spinco Distribution to the relevant member or members of the Remainco Group or Spinco Group entitled to the receipt of such Delayed Asset or required to Assume such Delayed Liability. Once the required Consent is obtained, condition satisfied, or potential violation, conflict, or other circumstance that caused the deferral of the Transfer of the Delayed Asset or Assumption of the Delayed Liability is resolved, the Parties shall, or shall cause their relevant Affiliates to, Transfer such Asset and all earnings to the extent arising from such Asset from the time of the Spinco Distribution until the time of such Transfer or Assumption of such Liability at no additional cost, which shall be treated as having been Transferred (as part of the Contribution, where applicable) or Assumed prior to the Spinco Distribution and owned by such Group for U.S. federal (and applicable state or local) income tax purposes from and after the Spinco Distribution, to the extent allowable by applicable Law. Subject to the terms and conditions hereof (including compliance with the terms of this Section 1.7), no Party shall have any Liability to the other Party (or its respective Affiliates) arising out of or relating to the failure to obtain any such Consent that may be required in connection with the transactions contemplated by this Agreement, despite otherwise complying with this Section 1.7, or the transactions contemplated by the Ancillary Agreements. For so long as any Party (or member of its Group) holds any Assets allocated to the other Group pursuant to this Agreement or the Ancillary

Agreements and provides to the other Group any claims, rights and benefits of any such Assets pursuant to an arrangement described in this Section 1.7, the Party whose Group receives such claims, rights and benefits shall indemnify and hold harmless the members of the other Group from and against all Indemnifiable Losses incurred as a result thereof in accordance with this Agreement, other than as a result of the gross negligence, fraud or willful misconduct of the members of the Group providing such claims, rights and benefits.

(c)    The Party (or relevant member of its Group) retaining any Asset or Liability due to the deferral of the Transfer of such Asset or the deferral of the Assumption of such Liability pursuant to this Section 1.7 or otherwise shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be reasonably promptly reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability. None of Spinco or Remainco or any of their respective Affiliates shall be required to commence any litigation or offer or pay any non-de minimis amount of money or otherwise grant any non-de minimis accommodation (financial or otherwise) to any Third Party with respect to any Assets or Liabilities not Transferred or Assumed, respectively, as of the Spinco Distribution.

Section 1.8    Wrong Pockets. Subject to Section 1.4 (Commingled Contracts; Certain Transferred Contracts) and Section 1.7 (Nonassignability of Assets), (i) if, within twenty-four (24) months after the Spinco Distribution, any Party discovers that any Spinco Transferred Asset is held by any member of the Remainco Group or any of their respective then-Affiliates, Remainco shall, and shall cause the other members of its respective Group and its respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant Spinco Transferred Asset and all earnings to the extent arising from such Spinco Transferred Asset from the time of the Spinco Distribution until the time of such Transfer to Spinco or an Affiliate of Spinco designated by Spinco for no additional consideration or (ii) if at any time within twenty-four (24) months after the Spinco Distribution, any Party discovers that any Remainco Transferred Asset is held by any member of the Spinco Group or any of their respective then-Affiliates, Spinco shall, and shall cause the other members of its respective Group and its respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant Remainco Transferred Asset and all earnings to the extent arising from such Remainco Transferred Asset from the time of the Spinco Distribution until the time of such Transfer to Remainco or an Affiliate of Remainco designated by Remainco for no additional consideration; provided that in the case of clause (i), neither Remainco nor any of its respective Affiliates, or in the case of clause (ii), neither Spinco nor any of its respective Affiliates, shall be required to commence any litigation or offer or pay any non-de minimis amount of money or otherwise grant any non-de minimis accommodation (financial or otherwise) to any Third Party. If reasonably practicable and permitted under applicable Law, such Transfer may be effected by rescission of the applicable portion of a Conveyancing and Assumption Instrument as may be agreed by the relevant Parties. Any Spinco Transferred Asset or Remainco Transferred Asset or earnings arising therefrom that is Transferred under this Section 1.8 shall be treated as having been Transferred (as part of the Contribution) or Assumed prior to the Spinco Distribution and owned by the Spinco Group for U.S. federal (and applicable state or local) income tax purposes from and after the Spinco Distribution, to the extent allowable by applicable Law.

Section 1.9    Further Assurances. On the terms and subject to the conditions set forth herein, from time to time on and after the time of the Spinco Distribution, each Party agrees to use commercially reasonable efforts to promptly execute, acknowledge and deliver, and to cause its Affiliates to promptly execute, acknowledge and deliver, any assurances, documents or instruments of Transfer, conveyance, assignment and Assumption, reasonably requested by the other Party and necessary for the requesting Party (or the relevant member of its Group) to satisfy its obligations hereunder or to obtain the benefits of the Spinco Distribution and the transactions contemplated by the Ancillary Agreements.

Section 1.10    Guarantees.

(a)    (i) Remainco shall, and shall cause the other members of its Group to (with the reasonable cooperation of the applicable other Party) use commercially reasonable efforts to (A) cause a member of the Remainco Group to be substituted in all respects for a member of the Spinco Group, as applicable, and (B) have all members of the Spinco Group removed or released as guarantor of or obligor for any Liability of Remainco (including any credit agreement, guarantee, indemnity, surety bond, letter of credit, banker acceptance and letter of comfort given or obtained by any member of the Spinco Group for the benefit of any member of the Remainco Group) to the fullest extent permitted by applicable Law, and (ii) Spinco shall, and shall cause the other members of its Group to (with the reasonable cooperation of the applicable Party), use commercially reasonable efforts to (A) cause a member of the Spinco Group to be substituted in all respects for a member of the Remainco Group, as applicable, and (B) have all members of the Remainco Group removed as guarantor of or obligor for any Liability of Spinco (including any credit agreement, guarantee, indemnity, surety bond, letter of credit, banker acceptance and letter of comfort given or obtained by any member of the Remainco Group for the benefit of any member of the Spinco Group) to the fullest extent permitted by applicable Law, in each case (clauses (i)-(ii)), on or prior to the Spinco Distribution or as soon as reasonably practicably thereafter. Except as otherwise provided in Section 1.10(b), no member of the Spinco Group, or Remainco Group or any of their respective Affiliates from time to time shall be required to commence any litigation or offer or pay any non-de minimis amount of money or otherwise grant any non-de minimis accommodation (financial or otherwise) to any Third Party with respect to any such guarantees.

(b)    On or prior to the Spinco Distribution or as soon as reasonably practicable thereafter, to the extent required to obtain a release of any member of the Spinco Group from a guaranty for the benefit of any member of the Remainco Group, Remainco shall, and shall cause the other members of its Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (i) with which any member of the Remainco Group, as the case may be, would be reasonably unable to comply or (ii) which would be reasonably expected to be breached. On or prior to the Spinco Distribution or as soon as reasonably practicable thereafter, to the extent required to obtain a release of any member of the Remainco Group from a guaranty for the benefit of any member of the Spinco Group, Spinco (and if necessary, RMT Partner) shall, and shall cause the other members of its respective Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (i) with which any member of the Spinco Group, as the case may be, would be reasonably unable to comply or (ii) which would be reasonably expected to be breached.

(c)    If any of Spinco or Remainco is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 1.10, (i) the Party whose Group is the relevant beneficiary of such guarantee or Credit Support Instrument shall indemnify and hold harmless the unreleased guarantor or obligor for any Indemnifiable Loss arising from or relating thereto and shall or shall cause one of the other members of its Group, as agent or subcontractor for such unreleased guarantor or obligor to pay, perform and discharge fully all the obligations or other Liabilities of such unreleased guarantor or obligor thereunder and (ii) each of Spinco and Remainco agrees not to (and to cause the members of their respective Groups not to) renew or extend the term of, increase its obligations under, or Transfer to a Third Party, any unreleased guarantees or Credit Support Instruments, for which such unreleased Party is or may be liable, without the prior written consent of such other Party (such consent not to be unreasonably withheld, delayed or conditioned), unless all obligations of such other unreleased Party and the other members of such Party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to such Party.

(d)    Each Party shall, and shall cause the other members of their respective Groups to cooperate and (i) Remainco shall, and shall cause the other members of its Group to, use commercially reasonable efforts to replace all Credit Support Instruments issued by Spinco or other members of the Spinco Group on behalf of or in favor of any member of the Remainco Group or the Remainco Business (the “Remainco CSIs”) as promptly as reasonably practicable with Credit Support Instruments from Remainco or a member of the Remainco Group as of the Spinco Distribution and (ii) Spinco shall, and shall cause the other members of its Group to, use commercially reasonable efforts to replace all Credit Support Instruments issued by Remainco or other members of the Remainco Group on behalf of or in favor of any member of the Spinco Group or the Spinco Business (the “Spinco CSIs”) as promptly as reasonably practicable with Credit Support Instruments from Spinco or a member of the Spinco Group (or if necessary, RMT Partner) as of the Spinco Distribution.

(i)    With respect to any Remainco CSIs that remain outstanding after the Spinco Distribution (x) Remainco shall, and shall cause the members of the Remainco Group to, jointly and severally indemnify and hold harmless the Spinco Group for any Liabilities arising from or relating to such Remainco CSIs, including any fees in connection with the issuance and maintenance thereof and any funds drawn by (or for the benefit of), or disbursements made to, the beneficiaries of such Remainco CSIs in accordance with the terms thereof and (y) without the prior written consent of RMT Partner, Remainco shall not, and shall not permit any member of the Remainco Group to, enter into, renew or extend the term of, increase its obligations under, or transfer to a Third Party, any loan, lease, Contract or other obligation in connection with which Spinco or any member of the Spinco Group, respectively, has issued any Credit Support Instruments which remain outstanding. None of Spinco or the members of the Spinco Group will have any obligation to renew any Credit Support Instruments issued on behalf of or in favor of any member of the Remainco Group or the Remainco Business after the expiration of such Remainco CSI.

(ii)    With respect to any Spinco CSIs that remain outstanding after the Spinco Distribution (x) Spinco shall, and shall cause the members of the Spinco Group to, jointly and severally indemnify and hold harmless the Remainco Group for any Liabilities arising from or relating to such Spinco CSIs, including any fees in connection with the issuance and maintenance thereof and any funds drawn by (or for the benefit of), or disbursements made to, the beneficiaries of such Spinco CSIs in accordance with the terms thereof and (y) without the prior written consent of Remainco, Spinco shall not, and shall not permit any member of the Spinco Group to, enter into, renew or extend the term of, increase its obligations under, or transfer to a Third Party, any loan, lease, Contract or other obligation in connection with which Remainco or any member of the Remainco Group, respectively, has issued any Credit Support Instruments which remain outstanding. None of Remainco or the members of the Remainco Group will have any obligation to renew any Credit Support Instruments issued on behalf of or in favor of any member of the Spinco Group or the Spinco Business after the expiration of such Spinco CSI.

Section 1.11    Novation of Liabilities.

(a)    Each Party, at the request of another Party (such other Party, the “Other Party”), shall use commercially reasonable efforts for twenty-four (24) months after the time of the Spinco Distribution to obtain, or to cause to be obtained, any Consent, release, substitution or amendment required to novate or assign to the fullest extent permitted by Law all obligations under Contracts (other than Commingled Contracts and Dual-Use Contracts, which shall be governed by Section 1.4), and other obligations or Liabilities (other than with regard to guarantees or Credit Support Instruments, which shall be governed by Section 1.10) for which a member of such Party’s Group and a member of the Other Party’s Group are jointly or severally liable and that do not constitute Liabilities of such Other Party as provided in this Agreement, or to obtain in writing the unconditional release of the applicable Other Party to such arrangements (other than any member of the Group who Assumed or retained such Liability as set forth in this Agreement), so that, in any such case, the members of the applicable Group will be solely responsible for such Liabilities; provided, however, that no Party (or any of their respective Affiliates) shall be obligated to pay any non-de minimis consideration, grant any non-de minimis accommodations (financial or otherwise) or commence any litigation therefor to any Third Party from whom any such Consent, substitution or amendment is requested (unless such Party or Affiliate is fully reimbursed by the requesting Party or its Affiliates); provided, further, that such instruments shall not impose additional or substantially different obligations on either Spinco or Remainco or grant rights, through representations or otherwise, beyond those set forth in this Agreement or the underlying Contract (but shall merely implement the obligations herein), other than customary obligations with respect to due execution, title and similar matters.

(b)    If the Parties are unable to obtain, or to cause to be obtained, any such required Consent, release, substitution or amendment, the Other Party or a member of such Other Party’s Group shall continue to be bound by such Contract or other obligation that does not constitute a Liability of such Other Party as provided in this Agreement and, unless not permitted by Law or the terms thereof, as agent or subcontractor for such Party, the Party or member of such Party’s Group who Assumed or retained such Liability as set forth in this Agreement (the “Liable Party”) shall, or shall cause a member of its Group to, directly pay, perform and discharge fully all the obligations or other Liabilities of such Other Party or member of such Other Party’s Group thereunder from and after the Spinco Distribution. The Other Party shall, without further consideration, promptly pay and remit, or cause to be promptly paid or remitted, to the Liable Party or to another member of the Liable Party’s Group, all money, rights and other consideration received by it or any member of its Group in respect of such performance by the Liable Party (unless any such consideration is an Asset of such Other Party pursuant to this Agreement). If and when any such Consent, release, substitution or amendment shall be obtained or such agreement, lease or other rights or obligations shall otherwise become assignable or able to be novated, the Other Party shall promptly Transfer all rights, obligations and other Liabilities thereunder of any member of such Other Party’s Group to the Liable Party or to another member of the Liable Party’s Group without payment of any further consideration and the Liable Party, or another member of such Liable Party’s Group, without the payment of any further consideration, shall Assume such rights and Liabilities. Each of the applicable Parties shall, and shall cause their respective Subsidiaries to, take all actions and do all things reasonably necessary on its part, or such Subsidiaries’ part, under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Section 1.11.

Section 1.12    Conditions to the Separation. The obligations of Remainco pursuant to this Agreement to effect the Separation are subject to the fulfillment (or waiver by Remainco) at or prior to the Spinco Distribution of the following conditions:

(a)    each of the parties to the Merger Agreement has irrevocably confirmed to each other that each condition in Article IX of the Merger Agreement to such party’s respective obligations to effect the Merger (i) has been satisfied, (ii) will be satisfied at the time of the Spinco Distribution, or (iii) subject to applicable Laws, is or has been waived by such party, as the case may be; and

(b)    Remainco and Spinco shall have received any necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act in connection with the Spinco Distribution and such permits and authorizations shall be in effect.

Section 1.13    Disclaimer of Representations and Warranties. EACH OF SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP), REMAINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE REMAINCO GROUP) AND RMT PARTNER UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENTS OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES, INFORMATION OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, AS TO NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY OR ANY OTHER MATTER

CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 1.13 SHALL HAVE NO EFFECT ON ANY REPRESENTATION OR WARRANTY MADE HEREIN, IN THE MERGER AGREEMENT OR IN ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, THE MERGER AGREEMENT OR ANY ANCILLARY AGREEMENT. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR THEREIN, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, WITHOUT LIABILITIES OR WARRANTIES EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR THE MERGER AGREEMENT) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST OR OTHER MATTER WHETHER OR NOT OF RECORD AND (II) ANY NECESSARY CONSENTS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE II

CERTAIN ACTIONS AT OR PRIOR TO THE SPINCO DISTRIBUTION

Section 2.1    Securities Law Matters.

(a)    Spinco and RMT Partner shall cooperate with Remainco to accomplish the Spinco Distribution, including in connection with the preparation of all documents and the making of all filings required in connection with the Spinco Distribution. Remainco shall be permitted to reasonably direct and control the efforts of the Parties in connection with the Spinco Distribution, and Spinco shall take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary to facilitate the Spinco Distribution as directed by Remainco in good faith and in accordance with the applicable terms and subject to the conditions of this Agreement and the other Ancillary Agreements. Without limiting the generality of the foregoing, Spinco shall, and shall cause the members of its Group and its and their respective employees, advisors, agents, accountants, counsel and other representatives to, as reasonably directed by Remainco, reasonably cooperate in and take the following actions: (i) participating in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and similar meetings or sessions in connection with the Spinco Distribution (including any marketing efforts); (ii) furnishing to any dealer manager or other similar agent participating in the Spinco Distribution (A) “cold comfort” letters from independent public accountants in customary form and covering such matters as are customary for an underwritten public offering (including with respect to events subsequent to the date of financial statements included in any offering document) and (B) opinions and negative assurance letters of counsel in customary form and covering such matters as may be reasonably requested; and (iii) furnishing all historical and forward-looking financial and other financial and other information that is available to Spinco and is reasonably required in connection with the Spinco Distribution.

(b)    In furtherance and not in limitation of the obligations set forth in Section 2.1(a), Spinco shall file the Distribution Disclosure Documents and any amendments or supplements thereto as may be necessary or advisable in order to cause the Distribution Disclosure Documents to become and remain effective as required by the SEC or federal, state or other applicable securities Laws (but shall not make any such filing prior to the Spinco Distribution without the prior written consent of Remainco). Remainco and Spinco shall prepare and mail or otherwise make available, prior to any Spinco Distribution Date, to the holders of Remainco Common Stock, such information concerning Spinco, RMT Partner, their respective businesses, operations and management, the Spinco Distribution and such other matters as Remainco shall reasonably determine and as may be required by Law. Remainco and Spinco will prepare, and Remainco or Spinco will file with or submit to the SEC, any such documentation to the extent required by applicable Law (and, if filed or submitted by Spinco, previously consented to in writing by Remainco) and any no-action letters which Remainco determines are necessary or desirable to effectuate the Spinco Distribution, and Remainco and Spinco shall use their respective reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable. Remainco and Spinco shall take all such actions as may be necessary or appropriate under the securities or “blue sky” Laws of states or other political subdivisions of the United States and shall use commercially reasonable efforts to comply with all applicable foreign securities Laws in connection with the transactions contemplated by this Agreement and the other Ancillary Agreements.

Section 2.2    Certain Resignations. At or prior to the Spinco Distribution Date, Remainco shall cause each employee and director of Remainco or any member of the Remainco Group who is not a Spinco Employee to resign, effective not later than the Spinco Distribution, from all boards of directors or similar governing bodies of Spinco and the other members of the Spinco Group on which they serve, and from all positions as officers of Spinco the other members of the Spinco Group in which they serve.

Section 2.3    Spinco Debt Financing. On or before the Spinco Distribution Date, subject to the terms and conditions of the Merger Agreement, Spinco shall enter into a definitive agreement or agreements providing for the Spinco Debt Financing in an aggregate principal amount sufficient to fund (and not to exceed) the Spinco Consideration Amount, incur the Spinco Debt Financing (including, to the extent a borrowing is required under Section 8.19(k) of the Merger Agreement, in an amount up to the Additional Amount) and receive the proceeds thereof. From and after Spinco or any other member of the Spinco Group’s receipt of the proceeds of the Spinco Debt Financing, except as contemplated in Section 8.19(k) of the Merger Agreement, Spinco shall not distribute any portion of the proceeds of the Spinco Debt Financing other than in connection with the payment of the Spinco Special Cash Payment in accordance with the terms of this Agreement or in connection with satisfying any payment obligations under the Spinco Financing Arrangements.

Section 2.4    Ancillary Agreements. On or prior to the Spinco Distribution, each of Remainco and Spinco shall enter into, and/or (where applicable) shall cause the applicable member or members of its respective Group to enter into, the Ancillary Agreements and any other Contracts in respect of the Spinco Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

Section 2.5    Distribution Agent. Remainco shall enter into a distribution agent agreement with the Distribution Agent or otherwise provide instructions to the Distribution Agent regarding the Spinco Distribution in furtherance of the terms of this Agreement and the Merger Agreement.

ARTICLE III

THE SPINCO DISTRIBUTION

Section 3.1    Form of Distribution. Remainco may, in its sole discretion, elect to effect the Spinco Distribution as a Spin-Off, as an Exchange Offer, or as a combination of a Spin-Off and an Exchange Offer with or without a Clean-Up Spin-Off; provided, that the Exchange Offer and any Clean-Up Spin-Off would, subject to the satisfaction or waiver of the applicable conditions to the Spinco Distribution and Merger, be completed in a manner so that the Spinco Distribution and Merger would occur as promptly as reasonably practicable and in any event prior to the Outside Date. Remainco shall provide written notice to RMT Partner of the form of the Spinco Distribution no later than thirty (30) days prior to the anticipated Spinco Distribution Date; provided that in the event that Remainco elects to effect the Spinco Distribution as an Exchange Offer, the foregoing prior written notice requirement shall not prohibit Remainco from effecting a Spin-Off or Clean-Up Spin-Off if the Exchange Offer is not fully subscribed. All shares of Spinco Common Stock held by Remainco on the Spinco Distribution Date will be distributed to the holders of Remainco Common Stock in the manner set forth in Section 3.2. In the event Remainco elects to effect a Spin-Off, at least five (5) Business Days prior to the Spinco Distribution Date, Remainco shall provide to Spinco and RMT Partner a list of Record Holders entitled to receive Spinco Common Stock in connection with such Spinco Distribution.

Section 3.2    Manner of Distribution.

(a)    To the extent the Spinco Distribution includes a Spin-Off, subject to the terms thereof, in accordance with Section 3.6, each Record Holder (other than Remainco or any other member of the Remainco Group) will be entitled to receive for each share of common stock, par value $1.00 per share, of Remainco (“Remainco Common Stock”) held by such Record Holder as of the Record Date a number of shares of Spinco Common Stock equal to the total number of shares of Spinco Common Stock held by Remainco on the Spinco Distribution Date, multiplied by a fraction, the numerator of which is the number of shares of Remainco Common Stock held by such Record Holder as of the Record Date and the denominator of which is the total number of shares of Remainco Common Stock outstanding on the Record Date (for avoidance of doubt, excluding treasury shares held by any member of the Remainco Group). To the extent the Spinco Distribution is effected as a Spin-Off, prior to the Spinco Distribution Date, the Remainco Board, in accordance with applicable Law, shall establish (or designate a committee of the Remainco Board to establish) the Record Date for the Spinco Distribution to allow the Spinco Distribution to occur as promptly as practicable and any appropriate procedures in connection with the Spin-Off. To the extent any of the Spinco Distribution is effected as an

Exchange Offer followed by a Clean-Up Spin-Off of any remaining shares of Spinco Common Stock to be distributed by Remainco pursuant to Section 3.2(b), the Remainco Board shall set the Record Date as the time on the Spinco Distribution Date immediately following the time at which the validly tendered shares of Remainco Common Stock are accepted for payment in the Exchange Offer.

(b)    To the extent any of the Spinco Distribution is effected as an Exchange Offer, (i) Remainco shall determine, in its sole discretion, the terms of such Exchange Offer, including the number of shares of Spinco Common Stock that will be offered for each validly tendered share of Remainco Common Stock and any exchange ratio related thereto (including any discount to the reference price of shares of Pre-Closing RMT Partner Common Stock), the period during which such Exchange Offer shall remain open and any extensions thereto, the procedures for the tender and exchange of shares and all other terms and conditions of such Exchange Offer, which terms and conditions shall comply with the terms of the Merger Agreement and all securities Law requirements applicable to such Exchange Offer and (ii) in accordance with Section 3.6, each Remainco stockholder may elect in the Exchange Offer to exchange a number of shares of Remainco Common Stock held by such Remainco stockholder for shares of Spinco Common Stock in such quantities, at such an exchange ratio and subject to such other terms and conditions as may be determined by Remainco and set forth in the Distribution Disclosure Documents; provided that Remainco shall, subject to the satisfaction or waiver of the applicable conditions to the Spinco Distribution and Merger, commence and complete the Exchange Offer (including any Clean-Up Spin-Off) as promptly as reasonably practicable and in any event prior to the Outside Date; provided, further, that except to the extent required by applicable Law, the maximum number of days that the Exchange Offer may be extended following satisfaction of the conditions to the Closing set forth in Article IX of the Merger Agreement (other than consummation of the transactions contemplated by this Agreement and satisfaction of those conditions to be satisfied as of the Closing Date; provided that such conditions are capable of being satisfied at such date) shall be the earlier of (i) twenty (20) Business Days and (ii) the latest date that would permit the Spinco Distribution Date to occur prior to the Outside Date in compliance with all applicable Laws.

(c)    Subject to Section 3.1, the terms and conditions of any Clean-Up Spin-Off shall be as determined by Remainco in its sole discretion; provided, however, that: (i) any shares of Spinco Common Stock that are not subscribed for in the Exchange Offer must be distributed to Remainco’s shareholders in the Clean-Up Spin-Off and (ii) subject to any applicable Law or stock exchange requirement, the Clean-Up Spin-Off shall take place on the Spinco Distribution Date immediately following the consummation of the Exchange Offer and the Record Date for the Clean-Up Spin-Off shall be established as of such date in the same manner as provided in Section 3.2(a).

(d)    Prior to the Spinco Distribution, the Parties shall take all necessary action required to file a Certificate of Amendment to the Certificate of Incorporation of Spinco with the Secretary of State of the State of Delaware, to increase the number of authorized shares of Spinco Common Stock so that Spinco Common Stock then authorized shall be equal to the number of shares of Spinco Common Stock necessary to effect the Spinco Distribution.

Section 3.3    Conditions to Distribution. The obligation of Remainco to effect the Spinco Distribution pursuant to this Agreement shall be subject to the prior or simultaneous satisfaction, or, to the extent permitted by applicable Law, waiver by Remainco, in its sole and absolute discretion (other than the condition set forth in Section 3.3(a), which prior to the termination of the Merger Agreement may not be waived without RMT Partner’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed), of the following conditions:

(a)    the Separation shall have been completed substantially in accordance with the Separation Plan (other than those steps that are expressly contemplated to occur at or after the Spinco Distribution);

(b)    Remainco shall have received (x) Spinco Debt Securities that satisfy the Par Exchange Requirement, (y) cash proceeds from the borrowing by Spinco under the Spinco Financing Agreements pursuant to Section 8.19(k) of the Merger Agreement or (z) a combination of the foregoing, such that the aggregate principal amount of such Spinco Debt Securities, together with such cash proceeds, shall be equal to the Additional Amount;

(c)    the Spinco Special Cash Payment shall have been consummated in accordance with this Agreement;

(d)    an independent appraisal firm shall have delivered an opinion to the Remainco Board as to (x) the solvency of Spinco and (y) the solvency and surplus of Remainco, in each case (clauses (x) and (y)) after giving effect to the Spinco Special Cash Payment, the issuance of the Spinco Debt Securities (if any) and the consummation of the Spinco Distribution (with the terms “solvency” and “surplus” having the meaning ascribed thereto under Delaware law) (the “Solvency Opinion”); and such Solvency Opinion shall be reasonably acceptable to Remainco in form and substance in Remainco’s sole discretion; and such Solvency Opinion shall not have been withdrawn or rescinded or modified in any respect adverse to Remainco;

(e)    the Ancillary Agreements shall have been executed and delivered by each party thereto;

(f)    each of the conditions in Article IX of the Merger Agreement to Remainco’s obligations to effect the Merger shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied contemporaneously with the Spinco Distribution and/or the Merger; provided that such conditions are capable of being satisfied at such time); and

(g)    RMT Partner shall have irrevocably confirmed to Remainco that each condition in Article IX of the Merger Agreement to RMT Partner’s obligations to effect the Merger (i) has been satisfied, (ii) will be satisfied at the time of the Spinco Distribution, or (iii) subject to applicable Laws, is or has been waived by RMT Partner.

Each of the foregoing conditions is for the sole benefit of Remainco and shall not give rise to or create any duty on the part of Remainco or the Remainco Board (or any committee thereof) to waive or not to waive any such condition in this Agreement or the Merger Agreement, or in any way limit Remainco’s rights of termination set forth in this Agreement or the Merger Agreement; provided that the foregoing shall not limit the rights of the parties hereto under the Merger Agreement.

Section 3.4    Additional Matters.

(a)    In the event of a Spin-Off or Clean-Up Spin-Off, no action by any Record Holder shall be necessary for such Record Holder (or such Record Holder’s designated transferee or transferees) to receive the applicable number of shares of Spinco Common Stock such stockholder is entitled to in the Spinco Distribution. For stockholders of Remainco who own shares of Spinco Common Stock through a broker or other nominee, their shares of Spinco Common Stock will be credited to their respective accounts by such broker or nominee.

(b)    No member of the Spinco Group, Remainco Group or any of their respective Affiliates, will be liable to any Person in respect of any shares of Spinco Common Stock (or dividends or distributions with respect thereto) that are properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 3.5    Tax Withholding. Remainco and Spinco, as the case may be, will be entitled, and will instruct the Transfer Agent or the Distribution Agent, as applicable, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payments under the Code or any provision of state, local or foreign Tax Law. Any amounts so withheld and paid over to the applicable Tax Authority will be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

Section 3.6    Delivery of Shares. Upon the consummation of the Spinco Distribution, Remainco will deliver to the Transfer Agent or Distribution Agent, as applicable, a book-entry authorization representing the shares of Spinco Common Stock being distributed in the Spinco Distribution for the account of the Remainco stockholders that are entitled thereto. The Distribution Agent will hold such book-entry shares for the account of the Remainco stockholders pending the Merger, as provided in Section 4.1 of the Merger Agreement. From immediately after the time of the Spinco Distribution until immediately prior to the Effective Time, the shares of Spinco Common Stock will not be transferable and the Transfer Agent for the shares of Spinco Common Stock will not transfer any shares of Spinco Common Stock. The Spinco Distribution will be deemed to be effective upon written authorization from Remainco to the Transfer Agent or the Distribution Agent to proceed as set forth in Section 3.2.

Section 3.7    Release of Security Interests. Remainco shall, at its sole cost and expense, use reasonable best efforts to cause any Security Interest on any Spinco Transferred Asset that serves as collateral or security for any Indebtedness of any member of the Remainco Group to be unconditionally released and discharged (any such unconditional release and discharge, a “Discharge”) prior to the Spinco Distribution. If any such Security Interest is not so Discharged prior to the Spinco Distribution, Remainco shall, at it sole cost and expense, to use reasonable best efforts to cause such Security Interest to be Discharged as promptly as reasonably possible thereafter. Any loss of, or liabilities resulting from restrictions on the use of, the underlying asset arising from the failure of any such Security Interest to be Discharged shall constitute a Remainco Assumed Liability.

ARTICLE IV

CERTAIN COVENANTS

Section 4.1    Auditors and Audits; Annual and Quarterly Financial Statements and Accounting. Each Party agrees (on behalf of itself and each other member of its Group) that, following the Spinco Distribution Date until the completion of each Party’s (or RMT Partner’s) audit for the fiscal year ending December 31 of the calendar year in which the third anniversary of the Spinco Distribution occurs, it shall provide, and cause each member of its Group to provide, reasonable access and assistance with respect to (x) any statutory audit with respect to any fiscal year ending prior to the Spinco Distribution Date or for any portion of a fiscal year prior to the Spinco Distribution Date, in each case, in respect of which the Party requesting such reasonable assistance and access was an Affiliate (or relevant member of its Group) of the other Party’s Group, (y) the preparation and audit of each of the Party’s (or RMT Partner’s) financial statements for the year ended December 31 of the calendar year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a calendar year, also for the previous fiscal year) or amendments thereto, and (z) the audit of each Party’s (or RMT Partner’s) internal controls over financial reporting and management’s assessment thereof and management’s assessment of each Party’s (or RMT Partner’s) disclosure controls and procedures in respect of the year ended December 31 of the calendar year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a calendar year, also for the previous fiscal year); provided that in the event that any Party (or RMT Partner) changes its auditors within one (1) year of the completion of each Party’s (or RMT Partner’s) audit for the fiscal year ending December 31 of the calendar year in which the third anniversary of the Spinco Distribution occurs, then such Party (or RMT Partner) may request reasonable access on the terms set forth in this Section 4.1 for a period of up to one hundred and eighty (180) days from such change; provided, further, that, notwithstanding the foregoing, access of the type described in this Section 4.1 shall be afforded by and to each of the Parties (or RMT Partner) (from time to time following the Spinco Distribution Date), as applicable, to the extent reasonably necessary to respond (and for the limited purpose of responding) to any written request or official comment from a Governmental Entity, such as in connection with responding to a comment letter from the SEC, or as reasonably necessary to meet a filing, reporting or similar obligation required under applicable Law (including under Public Reports).

(a)    Date of Auditors’ Opinion. (i) Each of RMT Partner and Spinco shall use commercially reasonable efforts to enable their auditors to complete their audit (and any audit of their respective ultimate parent company) for the fiscal year in which the Spinco Distribution occurs to enable Remainco to meet its timetable for the printing, filing and public dissemination of Remainco’s annual financial statements for such fiscal year and (ii) Remainco shall use commercially reasonable efforts to enable their auditors to complete their audit (and any audit of its ultimate parent company) for the fiscal year in which the Spinco Distribution occurs to enable Spinco and RMT Partner to meet its timetable for the printing, filing and public dissemination of Spinco’s and RMT Partner’s annual financial statements for such fiscal year.

(b)    Annual Financial Statements. (i) Each of Remainco, Spinco and RMT Partner shall provide reasonable access to Remainco, Spinco and RMT Partner on a timely basis and shall provide all Information reasonably required to meet such Person’s schedule for the preparation, printing, filing, and public dissemination of such Person’s annual financial statements for the fiscal year ending December 31 of the calendar year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a calendar year, also for the previous fiscal year) and for management’s assessment of the effectiveness of such Person’s disclosure controls and procedures and its internal controls over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K and, to the extent applicable to Remainco or RMT Partner, as the case may be, its auditor’s audit of its internal controls over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, if required (such assessments and audit being referred to as the “Internal Control Audit and Management Assessments”) for the fiscal year ending December 31 of the calendar year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a calendar year, also for the previous fiscal year) and (ii) without limiting the generality of the foregoing clause (i), each of Remainco, Spinco and RMT Partner shall provide all required financial and other Information with respect to itself and its Subsidiaries to its auditors in a sufficient and reasonable time and in sufficient detail to permit its auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the other Person’s auditors (the “Other Party’s Auditors”) with respect to Information to be included or contained in such other Person’s annual financial statements for the fiscal year ending December 31 of the calendar year in which the Spinco Distribution occurs (or, if the Spinco Distribution occurs in the first quarter of a calendar year, the previous fiscal year) and to permit the Other Party’s Auditors and management to complete the Internal Control Audit and Management Assessments, if required.

(c)    Access to Personnel and Records. Subject to the confidentiality provisions of this Agreement (including, for the avoidance of doubt, those set forth in Article VI) and to the extent it relates to the time prior to the Spinco Distribution, (i) each Party shall authorize and request its respective auditors to make reasonably available to the Other Parties’ Auditors both the personnel who performed or are performing the annual audits of such audited Party (each such Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party, in all cases within a reasonable time prior to such Audited Parties’ auditors’ opinion date, so that the Other Parties’ Auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the Audited Parties’ auditors as it relates to their auditors’ report on such other Parties’ financial statements, all within sufficient time to enable such other Party to meet its timetable for the printing, filing and public dissemination of its annual financial statements with the SEC for the fiscal year ending December 31 of the calendar year in which the Spinco Distribution occurs (or, if the Spinco Distribution occurs in the first quarter of a calendar year, the previous fiscal year), and (ii) each Party shall use commercially reasonable efforts to make reasonably available to the Other Parties’ Auditors and management its personnel and Records in a reasonable time prior to the Other Parties’ Auditors’ opinion date and other Parties’ management’s assessment date so that the Other Parties’ Auditors and other Parties’ management are able to perform the procedures they reasonably consider necessary to conduct the Internal Control Audit and Management Assessments.

(d)    Current, Quarterly and Annual Reports. (i) Following the Spinco Distribution, until each Party and RMT Partner has filed its annual report on Form 10-K for the calendar year following the year in which the Spinco Distribution occurs, at least three (3) Business Days prior to the earlier of public dissemination or filing with the SEC, each Party and RMT Partner shall deliver to each other Party and RMT Partner a reasonably complete draft of the portion of any earnings news release or any filing with the SEC related to the Spinco Business and containing financial statements for the related year in which the Spinco Distribution occurs (or, if the Spinco Distribution occurs in the first quarter of a calendar year, the previous fiscal year) and the calendar year following such year, including current reports on Form 8-K, quarterly reports on 10-Q and annual reports on Form 10-K or any other annual report purporting to fulfill the requirements of 17 CFR 240-14c-3 (such reports, collectively, the “Public Reports”); provided, however, that each of the Parties and RMT Partner may continue to revise its respective Public Report prior to the filing thereof, which changes will be delivered to each other Party and RMT Partner as soon as reasonably practicable; provided, further, that each Party’s and RMT Partner’s personnel will actively and reasonably consult with each other’s personnel regarding any proposed changes to its respective Public Report and related disclosures prior to the anticipated filing with the SEC, with particular focus on any changes which would reasonably be expected to have an effect upon each other Party’s or RMT Partner’s financial statements or related disclosures, (ii) each Party and RMT Partner shall notify the other Party and/or RMT Partner, as applicable, as soon as reasonably practicable after becoming aware thereof, of any material accounting differences between the financial statements to be included in such Party’s or RMT Partner’s annual report on Form 10-K and the pro-forma financial statements included, as applicable, in the Spinco Form 10 or the Form 8-K to be filed by Remainco with the SEC on or about the time of the Spinco Distribution and (iii) if any such differences are notified by any Party or RMT Partner, the Parties and RMT Partner shall confer and/or meet as soon as reasonably practicable thereafter, and in any event prior to the filing of any Public Report, to consult with each other in respect of such differences and the effects thereof on the other Person’s applicable Public Reports.

(e)    To the extent RMT Partner is required to describe the compensation plans of Remainco in order to comply with any reporting, disclosure, filing or other requirements imposed under applicable securities Laws or exchange requirements, RMT Partner shall substantially conform such discussion to Remainco’s most recently filed Proxy Statement or Form 10-K to the extent consistent with applicable Law.

(f)    Nothing in this Section 4.1 shall require any Party or RMT Partner to violate any Law (including any Data Protection Law), Contract with any Third Party or policy regarding the confidentiality of confidential and proprietary Information relating to that Third Party or its business; provided, however, that in the event that a Party or RMT Partner is required under this Section 4.1 to disclose any such Information, such Party or RMT Partner shall use commercially reasonable efforts to seek to obtain any such Third Party’s written consent to the disclosure of such Information.

Section 4.2    Separation of Information.

(a)    Spinco shall, and shall cause the other members of the Spinco Group to, use commercially reasonable efforts to deliver to Remainco (or its designee) as promptly as practicable (and, in any event, no later than twenty-four (24) months following the Spinco Distribution) all Information (i) that constitutes a Remainco Transferred Asset, (ii) to which a member of the Remainco Group has a license pursuant to an Ancillary Agreement (or to the extent such Information is reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement or (iii) to the extent that such Information is related to the Remainco Business, but, in each case of the foregoing clauses (i) through (iii), if such Information is commingled in any member of the Spinco Group’s current records or archives (whether stored with a Third Party or directly by any member of the Spinco Group), Spinco may redact Information to the extent that it is related to the Spinco Business, is commercially or competitively sensitive and could cause harm to the Spinco Business or to which a member of the Remainco Group does not have a license pursuant to an Ancillary Agreement (to the extent such Information is not reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement; provided that with respect to any Information to which a member of the Remainco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement.

(b)    If Remainco identifies in writing particular Information (whether in written, electronic documentary or other archival documentary form) that Remainco reasonably believes is related to the Remainco Business or to which a member of its Group has a license pursuant to an Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, but is held by or on behalf of any member of the Spinco Group (or any transferee thereof), Spinco shall, and shall cause any other applicable member of the Spinco Group to, request that the archive holder deliver such item to Spinco for review as soon as reasonably practicable, and Spinco shall review such request and deliver the requested material to Remainco as promptly as reasonably practicable and in any event within five (5) Business Days of receiving the material from the archive holder; provided that if the requested material is not specific and requires a longer period of review in light of the breadth of the request, Spinco shall deliver the material to Remainco as promptly as reasonably practicable and shall notify Remainco of the expected timeframe to allow Remainco to narrow such request if desired; provided, further, that with respect to any Information to which a member of the Remainco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement or Ancillary Agreement; provided, further, that if such requested material is not related to the Remainco Business or a member of the Remainco Group is not otherwise granted a license pursuant to an Ancillary Agreement (and such Information is not reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, Spinco shall not deliver the material to Remainco, but shall provide Remainco with an explanation in reasonable detail of such determination and discuss with Remainco in good faith.

(c)    Remainco shall, and shall cause the other members of the Remainco Group to, use commercially reasonable efforts to deliver to Spinco (or its designee) as promptly as practicable (and, in any event, no later than twenty-four (24) months following the Spinco Distribution) all Information (i) that constitutes a Spinco Transferred Asset, (ii) to which a member of the Spinco Group has a license pursuant to an Ancillary Agreement (or to the extent such Information is reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement or (iii) to the extent that such Information is related to the Spinco Business, but, in each case of the foregoing (i) through (iii), if such Information is commingled in any member of the Remainco Group’s current records or archives (whether stored with a Third Party or directly by any member of the Remainco Group), Remainco may redact Information to the extent that it is related to the Remainco Business, is commercially or competitively sensitive and could cause harm to the Remainco Business or to which a member of the Spinco Group does not have a license pursuant to an Ancillary Agreement (to the extent such Information is not reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement; provided that with respect to any Information to which a member of the Spinco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement.

(d)    If Spinco identifies in writing particular Information (whether in written, electronic documentary or other archival documentary form) that Spinco reasonably believes is related to the Spinco Business or to which a member of its Group has a license pursuant to an Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, but is held by or on behalf of any member of the Remainco Group (or any transferee thereof), Remainco shall, and shall cause any other applicable member of the Remainco Group to, request that the archive holder deliver such item to Remainco for review as soon as reasonably practicable, and Remainco shall review such request and deliver the requested material to Spinco as promptly as reasonably practicable and in any event within five (5) Business Days of receiving the material from the archive holder; provided that if the requested material is not specific and requires a longer period of review in light of the breadth of the request, Remainco shall deliver the material to Spinco as promptly as reasonably practicable and shall notify Spinco of the expected timeframe to allow Spinco to narrow such request if desired; provided, further, that with respect to any Information to which a member of the Spinco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement; provided, further, that if such requested material is not related to the Spinco Business or a member of the Spinco Group is not otherwise granted a license pursuant to an Ancillary Agreement (and such Information is not reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, Remainco shall not deliver the material to Spinco but shall provide Spinco with an explanation in reasonable detail of such determination and discuss with Spinco in good faith.

Section 4.3    Nonpublic Information. Each Party acknowledges on behalf of itself and the other members of its Group that Information provided pursuant to this Agreement may constitute material, nonpublic information, and trading in the securities of a member of any Group (or the securities of such Person’s Affiliates, or partners) while in possession of such material, nonpublic material information may constitute a violation of the U.S. federal securities Laws.

Section 4.4    Cooperation. Subject to the terms and limitations contained in this Agreement and the Ancillary Agreements, each Party and RMT Partner shall, and shall cause the other members of its Group (as applicable), their respective then-Affiliates, each of its and their respective Affiliates and its and their employees to provide reasonable cooperation and assistance to each other Party and to RMT Partner (and any member of such Party’s Group) in connection with (i) planning for the Separation, (ii) the completion of the Separation substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby) and the transactions contemplated herein and in each Ancillary Agreement and (iii) requests for Information from, audits or other examinations of, such other Party (or member of such Party’s Group) by a Governmental Entity at no additional cost to the Party (or member of such Party’s Group) requesting such assistance other than for the actual out-of-pocket costs (which shall not include the costs of salaries and benefits of employees of such Party (or its Group) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing) incurred by any such Party (or its Group), if applicable. The cooperation and assistance provided for in this Section 4.4 shall not be required to the extent such cooperation and assistance would result in an undue burden on any Party (or any member of its Group) or would unreasonably interfere with any of its employees’ normal functions and duties.

Section 4.5    IT Assets Separation. Substantially in accordance with the Separation Plan, Remainco shall, and shall cause its respective Affiliates to, logically and physically separate the Spinco IT Assets from the Remainco IT Assets in such a manner that the Spinco IT Assets are not accessible to Remainco or its Affiliates (other than any member of the Spinco Group), and the Remainco IT Assets are not accessible to Spinco or any member of the Spinco Group (except, in each case, as and to the extent such access is necessary for the provision or receipt of services pursuant to the Ancillary Agreements and Continuing Arrangements). Remainco and Spinco (and RMT Partner) shall reasonably cooperate in the migration of Spinco IT Assets to the systems of RMT Partner, as appropriate.

ARTICLE V

INDEMNIFICATION

Section 5.1    Release of Pre-Distribution Claims.

(a)    Except (i) as provided in Section 5.1(c), (ii) as may be otherwise expressly provided in this Agreement and (iii) for any matter for which any Indemnitee is entitled to indemnification pursuant to this Article V, each Party, on behalf of itself and each member of its Group, and to the extent permitted by Law, all Persons who at any time prior to the Spinco Distribution were shareholders, directors, officers, agents or employees of any member of its respective Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, (x) do hereby, irrevocably but effective at the time of and conditioned upon the occurrence of the Spinco Distribution, and (y) at the time of the Spinco Distribution shall remise, release and forever discharge the other Party and the other members of such other Party’s Group and their respective successors and all Persons who at any time prior to the Spinco Distribution were shareholders, directors, officers, agents or employees of any member of such other Party’s Group (in their capacity as such), in each case, together with their respective heirs, executors, administrators, successors and assigns from any and all Liabilities whatsoever, whether at Law or in equity, whether arising under any Contract, by operation of Law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Spinco Distribution, including in connection with the Separation, Spinco Distribution or any of the other transactions contemplated hereunder and under the Ancillary Agreements, provided, however, that no Spinco Employee shall be remised, released and discharged to the extent such Liability relates to, arises out of or results from intentional misconduct by such employee. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any law of the United States or principle of common law or any law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Party hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless each Party expressly waives any and all rights which they may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(b)    Except (i) as provided in Section 5.1(c), (ii) as may be otherwise expressly provided in this Agreement or (iii) for any matter for which any Indemnitee is entitled to indemnification pursuant to this Article V, RMT Partner on behalf of itself and its Affiliates, successors and assigns (x) does hereby, irrevocably but effective at the time of and conditioned upon the occurrence of the Spinco Distribution, and (y) at the time of the Spinco Distribution shall remise, release and forever discharge Remainco and the other members of the Remainco Group and their respective successors and all Persons who at any time prior to the Spinco Distribution were shareholders, directors, officers or employees of any member of the Remainco Group (in their capacity as such), in each case, together with their respective heirs, executors, administrators, successors and assigns from any and all Liabilities whatsoever, whether at Law or in equity, whether arising under any Contract, by operation of Law or otherwise, in each case, from existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Spinco Distribution, to the extent related to the Separation, Spinco Distribution or any of the other transactions contemplated hereunder and under the Merger Agreement and the Ancillary Agreements; provided, however, that no Spinco Employee shall be remised, released and discharged to the extent such Liability relates to, arises out of or results from intentional misconduct by such employee. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any law of the United States or principle of common law or any law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

RMT Partner hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless expressly waives any and all rights which it may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(c)    Nothing contained in this Agreement, including Section 5.1(a), Section 5.1(b) or this Section 5.1(c) shall impair or otherwise affect any right of any Party, any member of any Group, or any Party’s or member of a Group’s respective heirs, executors, administrators, successors and assigns to enforce this Agreement, the Merger Agreement, any Ancillary Agreement, any Continuing Arrangements or any agreements, arrangements, commitments or understandings that continue in effect after the Spinco Distribution pursuant to the terms of this Agreement, the Merger Agreement or any Ancillary Agreement. In addition, nothing contained in Section 5.1(a) or Section 5.1(b) shall release any Person from:

(i)    any Liability Assumed, Transferred or allocated to a Party or a member of such Party’s Group pursuant to or as contemplated by, or any other Liability of any member of such Group under, this Agreement or any Ancillary Agreement including (A) with respect to Spinco, any Spinco Assumed Liability and (B) with respect to Remainco, any Remainco Assumed Liability;

(ii)    any Liability under any Continuing Arrangements;

(iii)    any Liability that the Parties may have with respect to indemnification pursuant to this Agreement or any Ancillary Agreement or otherwise for claims or Proceedings brought against any Indemnitee by third Persons, which Liability shall be governed by the provisions of this Agreement and, in particular, this Article V or, in the case of any Liability arising out of an Ancillary Agreement, the applicable provisions of such Ancillary Agreement;

(iv)    the obligation of Remainco, Spinco, RMT Partner or the other parties to the Merger Agreement to consummate the Merger and the other transactions expressly contemplated to occur at the Closing, subject to the terms and conditions of the Merger Agreement;

(v)    any Liability arising out of or resulting from any Contract that is entered into after the Spinco Distribution between a member of the Remainco Group, on the one hand, and a member of the Spinco Group, on the other hand; and

(vi)    any Liability the release of which would result in a release of any Person other than the Persons released in Section 5.1(a) or Section 5.1(b); provided that the Parties and RMT Partner agree not to bring any Proceeding or permit any of their Subsidiaries or other members of their respective Group, or any of their respective Affiliates, to bring any Proceeding against a Person released in Section 5.1(a) or Section 5.1(b) with respect to such Liability.

In addition, nothing contained in Section 5.1(a) shall release (A) Spinco from indemnifying any director, officer or employee of Remainco who was a director, officer or employee of Spinco or any of its Subsidiaries on or prior to the Spinco Distribution, as applicable, to the extent such director, officer or employee is or becomes a named defendant in any Proceeding with respect to which he or she was entitled to such indemnification pursuant to obligations existing prior to the Spinco Distribution; it being understood that if the underlying obligation giving rise to such Proceeding is a Remainco Assumed Liability, Remainco shall indemnify Spinco for such Liability (including Spinco’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article V or (B) Remainco from indemnifying any director, officer or employee of Remainco who was a director, officer or employee of Remainco or any of its Subsidiaries on or prior to the Spinco Distribution, as applicable, to the extent such director, officer or employee is or becomes a named defendant in any Proceeding with respect to which he or she was entitled to such indemnification pursuant to obligations existing prior to the Spinco Distribution; it being understood that if the underlying obligation giving rise to such Proceeding is a Spinco Assumed Liability, Spinco shall indemnify Remainco for such Liability (including Remainco’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article V.

(d)    From and after the time of the Spinco Distribution, each Party shall not, and shall not permit its Subsidiaries or the other members of its Group, or any of their respective Affiliates, to, make any (or fail to withdraw any previously existing) claim, demand or offset, or commence (or fail to withdraw any previously existing) any Proceeding asserting any claim, demand or offset, including any claim for indemnification, against any other Party or any member of any other Party’s Group, or any other Person released pursuant to Section 5.1(a) or their respective successors with respect to any Liabilities released pursuant to Section 5.1(a).

(e)    From and after the time of the Spinco Distribution, RMT Partner shall not, and shall not permit its Subsidiaries, or any of their respective Affiliates, to, make any (or fail to withdraw any previously existing) claim, demand or offset, or commence (or fail to withdraw any previously existing) any Proceeding asserting any claim, demand or offset, including any claim for indemnification, against Remainco or any member of the Remainco Group, or any other Person released pursuant to Section 5.1(b) or their respective successors with respect to any Liabilities released pursuant to Section 5.1(b).

(f)    It is the intent of each Party and RMT Partner, by virtue of the provisions of this Section 5.1, to provide for, at the time of the Spinco Distribution, a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Spinco Distribution, whether known or unknown, between or among any Party (and/or a member of such Party’s Group), on the one hand, and any other Party or Parties (and/or a member of such Party’s or parties’ Group) (or RMT Partner and its Affiliates), on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Spinco Distribution), except as specifically set forth in this Section 5.1. At any time, at the reasonable request of any other Party, each Party shall use commercially reasonable efforts to cause its Subsidiaries and each other member of its respective Group and, to the extent reasonably practicable each other Person on whose behalf it released Liabilities pursuant to this Section 5.1 to execute and deliver releases reflecting the provisions hereof. Furthermore, at any time, at the reasonable request of Remainco, RMT Partner shall cause its Subsidiaries and, to the extent practicable each other Person on whose behalf it released Liabilities pursuant to this Section 5.1 to execute and deliver releases reflecting the provisions hereof.

(g)    Each of Remainco and Spinco, on behalf of itself and the members of its Group, hereby waives any claims, rights of termination and any other rights under any Continuing Arrangement related to or arising out of the Separation or the Spinco Distribution (including with respect to any “change of control” or similar provision or from any Party no longer being an Affiliate of the other Party, and agrees that any change in rights or obligations that would automatically be effective as a result thereof be deemed amended to no longer apply).

(h)    Each of Remainco and RMT Partner, on behalf of itself and its Subsidiaries, hereby waives any claims, rights of termination and any other rights under any Contract by and between or among any member of the Remainco Group or the Spinco Group, on the one hand, and RMT Partner and its Subsidiaries, on the other hand, related to or arising out of the Separation or the Spinco Distribution (including with respect to any “change of control” or similar provision or from any Party no longer being an Affiliate of the other Party, and agrees that any change in rights or obligations that would automatically be effective as a result thereof be deemed amended to no longer apply).

Section 5.2    Indemnification by Remainco. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of this Agreement, following the Spinco Distribution Date, Remainco shall and shall cause the other members of the Remainco Group to indemnify, defend and hold harmless the Spinco Indemnitees from and against any and all Indemnifiable Losses of the Spinco Indemnitees to the extent relating to, arising out of or resulting from (i) the Liabilities which were expressly assumed by a member of the Remainco Group pursuant to this Agreement, (ii) any breach by Remainco of any provision of this Agreement or, subject to Section 5.9, the Ancillary Agreements and (iii) except to the extent it relates to a Spinco Assumed Liability, any guarantee, indemnification or contribution obligation or Credit Support Instrument for the benefit of any member of the Remainco Group by any member of the Spinco Group that survives following the Spinco Distribution.

Section 5.3    Indemnification by Spinco and RMT Partner. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of this Agreement, (x) Spinco shall, and shall cause the other members of the Spinco Group to, indemnify, defend and hold harmless the Remainco Indemnitees from and against any and all Indemnifiable Losses of the Remainco Indemnitees to the extent relating to, arising out of or resulting from (i) the Liabilities which were expressly assumed by a member of the Spinco Group pursuant to this Agreement, (ii) any breach by Spinco of any provision of this Agreement or, subject to Section 5.9, the Ancillary Agreements and (iii) except to the extent it relates to a Remainco Assumed Liability, any guarantee, indemnification or contribution obligation or Credit Support Instrument for the benefit of any member of the Spinco Group by any member of the Remainco Group that survives following the Spinco Distribution and (y) from and following the Closing, RMT Partner shall and shall cause its Subsidiaries to indemnify, defend and hold harmless the Remainco Indemnitees from and against any and all Indemnifiable Losses of the Remainco Indemnitees indemnifiable pursuant to this Article V to the extent not paid by a member of the Spinco Group.

Section 5.4    Procedures for Third Party Claims.

(a)    If a claim or demand is made against a Remainco Indemnitee or a Spinco Indemnitee (each, an “Indemnitee”) by any Person who is not a member of the Remainco Group, Spinco Group or RMT Partner and its Affiliates (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party which is or may be required pursuant to this Article V to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim as promptly as practicable (and in any event within thirty (30) days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations under this Article V except and solely to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, as promptly as practicable (and in any event within ten (10) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(b)    Other than in the case of indemnification by a beneficiary Party of a guarantor Party pursuant to Section 1.10(c) (the defense of which shall be controlled by the beneficiary Party), an Indemnifying Party shall be entitled (but shall not be required) to assume and control the defense of any Third Party Claim at such Indemnifying Party’s own expense and with counsel selected by the Indemnifying Party with the consent of the applicable Indemnitees (such consent not to be unreasonably withheld, conditioned or delayed) if it gives prior written notice of its intention to do so to the applicable Indemnitees within thirty (30) days of the Indemnifying Party’s receipt of notice of the relevant Third Party Claim from the applicable Indemnitees pursuant to Section 5.4(a). Within thirty (30) days after the receipt of notice from an Indemnitee (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election as to whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim, which election shall specify any reservations or exceptions to its defense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim to the extent such Third Party Claim (x) is an allegation of a criminal violation, (y) seeks injunctive, equitable or other relief other than monetary damages against the Indemnitee (provided that such Indemnitee shall reasonably cooperate with the Indemnifying Party, at the request of the Indemnifying Party, in seeking to separate any such claims from any related claim for monetary damages if this clause (y) is the sole reason that such Third Party Claim is a Non-Assumable Third Party Claim) or (z) is made by a Governmental Entity (clauses (x), (y) and (z), the “Non-Assumable Third Party Claims”). After notice from an Indemnifying Party to an Indemnitee of the Indemnifying Party’s election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent and material Information, materials and other information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as may be reasonably required by the Indemnifying Party; provided, however, that in the event a conflict of interest exists, or is reasonably likely to exist, that would make it inappropriate in the reasonable judgment of counsel to the applicable Indemnitee(s) for the same counsel to represent both the Indemnifying Party and the applicable Indemnitee(s), such Indemnitee(s) shall be entitled to retain, at the Indemnifying Party’s expense, one separate counsel (and any necessary local counsel) as required by the applicable rules of professional conduct with respect to such matter. In the event that the Indemnifying Party exercises the right to assume and control the defense of a Third Party Claim as provided above, (1) the Indemnifying Party shall keep the Indemnitee(s) reasonably apprised of all material developments in such defense, (2) the Indemnifying Party shall not withdraw from the defense of such Third Party Claim without providing advance notice to the Indemnitee(s) reasonably sufficient to allow the Indemnitee(s) to prepare to assume the defense of such Third Party Claim, and (3) the Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently.

(c)    If the Indemnifying Party elects not to assume the defense of such Third Party Claim, fails to notify an Indemnitee of its election or if the claim relates to or arises in connection with a Non-Assumable Third Party Claim, then the applicable Indemnitee may defend such Third-Party Claim at the cost and expense of the Indemnifying Party to the extent indemnification is available hereunder and the Indemnifying Party shall have the right to participate in the defense of such Third Party Claim at such Indemnifying Party’s own cost and expense with counsel selected by the Indemnifying Party that is reasonably acceptable to the applicable Indemnitees. Other than in the case of a Non-Assumable Third Party Claim, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim or fails to notify an Indemnitee of its election as provided in Section 5.4(b), or if the Indemnifying Party fails to actively and diligently defend the Third Party Claim, the applicable Indemnitee(s) may defend such Third Party Claim. If the Indemnitee is conducting the defense of any Third Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnifying Party’s expense, all witnesses, pertinent and material Information, material and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as may be reasonably required by the Indemnitee pursuant to a joint defense agreement to be entered into by Indemnitee and the Indemnifying Party; provided, however, that such access shall not require the Indemnifying Party to disclose any information the disclosure of which would, in the reasonable judgment of counsel to the Indemnifying Party, result in the loss of any existing attorney-client privilege with respect to such information or violate any applicable Law or such Person’s contractual obligations.

(d)    No Indemnitee may admit any liability with respect to, consent to entry of any judgment of, or settle, compromise or discharge any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If an Indemnifying Party has failed to assume the defense of a Third Party Claim, it shall not be a defense to any obligation to pay any amount in respect of such Third Party Claim that the Indemnifying Party was not consulted in the defense thereof, that such Indemnifying Party’s views or opinions as to the conduct of such defense were not accepted or adopted or that such Indemnifying Party does not approve of the quality or manner of the defense thereof.

(e)    In the case of a Third Party Claim, the Indemnifying Party shall not admit any liability with respect to, consent to entry of any judgment of, or settle, compromise or discharge, the Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or judgment (A) completely and unconditionally releases the Indemnitee in connection with such matter, (B) provides relief consisting solely of money damages borne by the Indemnifying Party and (C) does not involve any admission by the Indemnitee of any wrongdoing or violation of Law.

(f)    Notwithstanding anything herein or, subject to Section 5.9, in any Ancillary Agreement or any Conveyancing and Assumption Instrument to the contrary, other than (i) the indemnification provisions in Section 1.7 and Section 1.10, (ii) the Spinco Special Cash Payment adjustment mechanism in Section 1.3 and (iii) actions for specific performance or injunctive or other equitable relief pursuant to Section 9.6, the indemnification provisions of this Article V shall be the sole and exclusive remedy of the Parties, the parties to the Conveyancing and Assumption Instruments, RMT Partner and any Indemnitee for any breach of this Agreement or, subject to Section 5.9, any Ancillary Agreement or any Conveyancing and Assumption Instrument and for any failure to perform and comply with any covenant or agreement in this Agreement or in any Conveyancing and Assumption Instrument; (B) each Party, RMT Partner and each Indemnitee expressly waives and relinquishes any and all rights, claims or remedies it may have with respect to the foregoing other than under this Article V against any Indemnifying Party; (C) none of the Parties, the members of their respective Groups, RMT Partner or any other Person may bring a claim under any Conveyancing and Assumption Instrument; (D) any and all claims arising out of, resulting from, or in connection with the Separation or the other transactions contemplated in this Agreement must be brought under and in accordance with the terms of this Agreement; and (E) no breach of this Agreement or any Conveyancing and Assumption Instrument shall give rise to any right on the part of any party hereto or thereto, after the consummation of the Spinco Distribution, to rescind this Agreement, any Conveyancing and Assumption Instrument or any of the transactions contemplated hereby or thereby (except as expressly provided in Section 1.8); provided, however, that indemnification for Tax matters shall be governed by the terms, provisions and procedures of the Tax Matters Agreement and not by this Article V. Each Party shall cause the members of its Group to comply with this Section 5.4(f) and RMT Partner shall cause its Subsidiaries to comply with this Section 5.4(f).

(g)    The provisions of this Article V shall apply to Third Party Claims that are already pending or asserted as well as Third Party Claims brought or asserted after the date of this Agreement. There shall be no requirement under this Section 5.4 to give a notice with respect to the existence of any Third Party Claim that exists as of the Spinco Distribution. Each Party on behalf of itself and each other member of its Group, and RMT Partner on behalf of itself and its Subsidiaries acknowledges that Liabilities for Proceedings (regardless of the parties to the Proceedings) may be partly Liabilities of Spinco and partly Liabilities of Remainco. If the Parties cannot agree on the allocation of any such Liabilities for Proceedings, they shall resolve the matter of such allocation pursuant to the procedures set forth in Article VII. No Party shall, nor shall any Party permit the other members of its Group (or their respective then-Affiliates) to, file Third Party Claims or cross-claims against any other Party or any members of another Group in a Proceeding in which a Third Party Claim is being resolved. RMT Partner shall not, and shall not permit any of its Subsidiaries to, file Third Party Claims or cross-claims against Remainco or any members of the Remainco Group in a Proceeding in which a Third Party Claim is being resolved.

(h)    This Section 5.4, Section 5.5, Section 5.6 and Section 5.7 shall not apply to Tax Contests, which shall be governed exclusively by the Tax Matters Agreement.

Section 5.5    Procedures for Direct Claims. An Indemnitee shall give the Indemnifying Party written notice of any matter that an Indemnitee has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (other than a Third Party Claim which shall be governed by Section 5.4), within thirty (30) days of such determination, stating the amount of the Indemnifiable Loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure.

Section 5.6    Cooperation in Defense and Settlement.

(a)    With respect to any Third Party Claim in which both the Spinco Group (or RMT Partner and its Subsidiaries, as applicable) and the Remainco Group are named parties or that implicates both the Spinco Group (or RMT Partner and its Subsidiaries, as applicable), on the one hand, and Remainco Group, on the other hand, in a material respect, including due to the reasonably foreseeable impact on the Remainco Business or the Spinco Business of the relief sought or the responsibilities for management of defense and related indemnities pursuant to this Agreement, Spinco (or RMT Partner, as applicable) and Remainco agree to use commercially reasonable efforts to cooperate and maintain a joint defense (in a manner that will preserve for all Parties any Privilege). The Party that is not responsible for managing the defense of any such Third Party Claim shall be consulted with respect to significant matters relating thereto and may, if necessary or helpful, retain counsel to assist in the defense of such claims at its own cost and expense. Notwithstanding the foregoing, nothing in this Section 5.6(a) shall derogate from any Party’s rights to control the defense of any Proceeding in accordance with Section 5.4.

(b)    (i) Notwithstanding anything to the contrary in this Agreement, with respect to any Third Party Claim where the resolution of such Third Party Claim by order, judgment, settlement or otherwise, would reasonably be expected to include any condition, limitation or other stipulation that would, in the reasonable judgment of Remainco, materially and adversely impact the conduct of the Remainco Business or result in a material adverse change to any member of the Remainco Group, Remainco shall have, at Remainco’s expense, the reasonable opportunity to consult, advise and comment in all preparation, planning and strategy regarding any such Third Party Claim, including with regard to any drafts of notices and other conferences and communications to be provided or submitted by any member of the Spinco Group to any Third Party involved in such Third Party Claim (including any Governmental Entity), to the extent that Remainco’s participation does not affect any Privilege in a material and adverse manner; provided that to the extent that any such Third Party Claim requires the submission by any member of the Spinco Group of any Information relating to any current or former officer or director of any member of the Remainco Group, such Information will only be submitted in a form consented to by Remainco in its reasonable discretion (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) notwithstanding anything to the contrary in this Agreement, with respect to any Third Party Claim where the resolution of such Third Party Claim by order, judgment, settlement or otherwise, would reasonably be expected to include any condition, limitation or other stipulation that would, in the reasonable judgment of Spinco, materially and adversely impact the conduct of the Spinco Business or result in a material adverse change to any member of the Spinco Group, Spinco shall have, at Spinco’s expense, the reasonable opportunity to consult, advise and comment in all preparation, planning and strategy regarding any such Third Party Claim, including with regard to any drafts of notices and other conferences and communications to be provided or submitted by any member of the Remainco Group to any Third Party involved in such Third Party Claim (including any Governmental Entity), to the extent that Spinco’s participation does not affect any Privilege in a material and adverse manner; provided that to the extent that any such Third Party Claim requires the submission by any member of the Remainco Group of any Information relating to any current or former officer or director of any member of the Spinco Group, such Information will only be submitted in a form consented to by Spinco in its reasonable discretion (such consent not to be unreasonably withheld, conditioned or delayed). With regard to the matters specified in the preceding clause (i), Remainco shall have a right to consent to any compromise or settlement related thereto by any member of the Spinco Group to the extent that the effect on any member of the Remainco Group would reasonably be expected to result in a material adverse effect on the financial condition or results of operations of Remainco and its Subsidiaries at such time or the Remainco Business conducted thereby at such time, taken as a whole, and such material adverse effect would reasonably be expected to be greater with respect to the Remainco Group, taken as a whole, than the effect on the Spinco Group, taken as a whole and with regard to the matters specified in the preceding clause (ii), Spinco shall have a right to consent to any compromise or settlement related thereto by any member of the Remainco Group to the extent that the effect on any member of the Spinco Group would reasonably be expected to result in a material adverse effect on the financial condition or results of operations of Spinco and its Subsidiaries at such time or the Spinco Business conducted thereby at such time, taken as a whole, and such material adverse effect would reasonably be expected to be greater with respect to the Spinco Group, taken as a whole, than the effect on the Remainco Group, taken as a whole.

(c)    Each Party agrees on behalf of itself and its Subsidiaries and the other members of its Group that at all times from and after the Spinco Distribution, if a Proceeding is commenced by a Third Party naming both Remainco and Spinco (or any member of such Parties’ respective Groups or their respective then-Affiliates) as defendants and with respect to which one or more named Parties (or any member of such Party’s respective Group or their respective then-Affiliates) is a nominal defendant and/or such Proceeding is otherwise not a Liability allocated to such named Party under this Agreement, then the other Party shall use, and shall cause the other members of its respective Group to use, commercially reasonable efforts to cause such nominal defendant to be removed from such Proceeding, as soon as reasonably practicable (including using commercially reasonable efforts to petition the applicable court to remove such Party (or member of its Group or their respective then-Affiliates) as a defendant to the extent such Proceeding relates solely to Assets or Liabilities that another Party (or Group) has been allocated pursuant to this Agreement). In the event of a Proceeding in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, each Party shall, and shall cause the other members of its Group to, use commercially reasonable efforts to substitute the Indemnifying Party for the named defendant, if reasonably practicable and advisable under the circumstances. If such substitution or addition cannot be achieved for any reason or is not requested, management of the Proceeding shall be determined as set forth in this Article V.

Section 5.7    Indemnification Payments. Indemnification required by this Article V shall be made by periodic payments of the amount of Indemnifiable Loss in a timely fashion during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss or Liability is incurred. The applicable Indemnitee shall deliver to the Indemnifying Party, upon request, reasonable documentation setting forth the basis for the amount of such payments, including documentation with respect to calculations made and consideration of any Insurance Proceeds or Third Party Proceeds that actually reduce the amount of such Indemnifiable Losses; provided that the delivery of such documentation shall not be a condition to the payments described in the first sentence of this Section 5.7, but the failure to deliver such documentation may be the basis for the Indemnifying Party to contest whether the applicable Indemnifiable Loss or Liability was incurred by the applicable Indemnitee.

Section 5.8    Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a)    Any Indemnifiable Loss subject to indemnification pursuant to this Article V, shall be calculated (i) net of Insurance Proceeds that actually reduce the amount of the Indemnifiable Loss and (ii) net of any proceeds received by the Indemnitee from any Third Party (net of any deductible, retention amount or increased insurance premiums incurred by the Indemnifying Party in obtaining such recovery) for such Liability that actually reduce the amount of the Indemnifiable Loss (“Third Party Proceeds”). Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Article V to any Indemnitee pursuant to this Article V shall be reduced by any Insurance Proceeds or Third Party Proceeds actually recovered by or on behalf of the Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnitee shall pay to the Indemnifying

Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b)    The Parties hereby agree that an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto and, solely by virtue of the indemnification provisions hereof, shall not have any subrogation rights with respect thereto, and that no insurer or any other Third Party shall be entitled to a “windfall” (e.g., a benefit it would not otherwise be entitled to receive, or the reduction or elimination of an insurance coverage obligation that it would otherwise have, in the absence of the indemnification or release provisions) by virtue of any provision contained in this Agreement. Each Party shall, and shall cause the members of its Group to, use commercially reasonable efforts (taking into account the probability of success on the merits and the cost of expending such efforts, including attorneys’ fees and expenses) to seek to collect or recover any Insurance Proceeds and any Third Party Proceeds to which the Indemnitee is entitled in connection with any Indemnifiable Loss for which the Indemnitee seeks indemnification pursuant to this Article V; provided that the Indemnitee shall not be required to proceed against any key customer, key supplier or other significant commercial counterparty of such Indemnitee’s Business or the business of its Affiliates if, in the reasonable and good faith determination of the Indemnitee, pursuing to collect or recover from such Person would have a material adverse impact on the Indemnitee or its Affiliate’s relationship with such Person; provided, further, that the Indemnitee’s inability, following such efforts, to collect or recover any such Insurance Proceeds or Third Party Proceeds (despite having used commercially reasonable efforts) shall not limit or delay the Indemnifying Party’s obligations hereunder. Notwithstanding the foregoing, an Indemnifying Party may not delay making any indemnification payment or otherwise satisfying any indemnification obligation, pending the outcome of any Proceeding to collect or recover Insurance Proceeds.

(c)    In addition to the provisions of Section 5.8(a), any Indemnifiable Loss subject to indemnification pursuant to this Article V, shall be (i) increased by the amount of any Tax detriment suffered or incurred by the Indemnitee as a result of the Indemnifiable Loss and indemnification payments received in respect thereof and (ii) reduced by the amount of any Tax Benefit realized by the Indemnitee as a result of the event giving rise to the Indemnifiable Loss; provided that nothing in this Section 5.8(c) shall override the provisions of the Tax Matters Agreement.

Section 5.9    Ancillary Agreements. Notwithstanding anything in this Agreement to the contrary, to the extent any Ancillary Agreement contains any specific, express indemnification obligation or contribution obligation relating to any Asset or Liability contributed, assumed, retained, transferred, delivered or conveyed pursuant to such Ancillary Agreement, or relating to any other specific matter, the indemnification obligations contained herein shall not apply to such Asset or Liability, or such other specific matter, and instead the indemnification and/or contribution obligations set forth in such Ancillary Agreement shall govern with regard to such Asset or Liability or any such other specific matter.

Section 5.10    Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement (including this Article V) or any Ancillary Agreement, neither Group shall be liable to the other Group or its Indemnitees for, and “Indemnifiable Losses” shall not include any (i) amounts for any incidental, indirect or consequential damages or other speculative form of damages (including loss of profits or revenue) or (ii) punitive, treble, special, or exemplary damages, except, in the case of each of clauses (i) and (ii), to the extent actually required to be paid to a Person who is not a member of either Group or RMT Partner and its Subsidiaries pursuant to a Third Party Claim that has been resolved by (a) a settlement entered into in accordance with this Agreement and any applicable Ancillary Agreement or (b) a judicial decision, arbitral award or binding order of a Governmental Entity with competent jurisdiction (in each case without possibility of appeal or where the time for appeal has expired).

Section 5.11    No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party or RMT Partner a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 5.12    Additional Matters; Survival of Indemnities.

(a)    The indemnity agreements contained in this Article V shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee; (ii) the knowledge by the Indemnitee of Indemnifiable Losses for which it might be entitled to indemnification hereunder; and (iii) any termination of this Agreement. The indemnity agreements contained in this Article V shall survive the Spinco Distribution.

(b)    The rights and obligations of RMT Partner, any member of the Remainco Group or any member of the Spinco Group, in each case, under this Article V, shall survive the sale or other Transfer by any Party or its respective Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such Assets, businesses or Liabilities.

ARTICLE VI

CONFIDENTIALITY; ACCESS TO INFORMATION

Section 6.1    Preservation of Corporate Records.

(a)    Except to the extent otherwise contemplated by any Ancillary Agreement, a Party providing (or causing to be provided) Records or access to Information to another Party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party (or its Group or any of its or their respective then-Affiliates) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as are reasonably incurred in providing such Records or access to Information.

(b)    Except as otherwise required or agreed to in writing, or as otherwise provided in any Ancillary Agreement, with regard to any Information referenced in Section 6.2, each Party shall, and shall cause the other members of its Group (and any of their successors and assigns) to, use commercially reasonable efforts, at such Party’s sole cost and expense, to retain, until the latest of, as applicable, (i) the date on which such Information is no longer required to be retained pursuant to the policies or ordinary course practices of Remainco in effect on the Spinco Distribution Date and communicated to RMT Partner at least thirty (30) days prior to the Spinco Distribution, (ii) the date on which such Information is no longer required to be retained pursuant to any “litigation hold” issued by Remainco or any of its Subsidiaries prior to the Spinco Distribution and communicated to RMT Partner at least thirty (30) days prior to the Spinco Distribution, (iii) the concluding date of any period as may be required by any applicable Law, (iv) with respect to any pending or threatened Proceeding arising after the Spinco Distribution Date, to the extent that any member of the Group in possession of such Information has been notified in writing pursuant to a “litigation hold” by any Party of such pending or threatened Proceeding, the concluding date of any such “litigation hold,” and (v) the concluding date of any period during which the destruction of such Information would reasonably be expected to interfere with a pending or threatened investigation by a Governmental Entity which is known to any member of the Group in possession of such Information at the time any retention obligation with regard to such Information would otherwise expire. The Parties agree that upon reasonable written request from the applicable other Party that certain Information relating to the Remainco Business, the Spinco Business or the transactions contemplated hereby be retained in connection with a Proceeding, each Party shall, and shall cause the other members of its Group (and any of their respective then-Affiliates) to use commercially reasonable efforts (at the requesting Party’s sole cost and expense) to preserve and not to destroy or dispose of such Information without the consent (such consent not to be unreasonably withheld, conditioned or delayed) of the requesting Party (for the avoidance of doubt, reasonable efforts shall include issuing a “litigation hold”).

(c)    The Parties intend, and acknowledge that each of their Subsidiaries and members of its respective Group intends, that any Transfer of Information that would otherwise be within the attorney-client or attorney work product privileges shall not operate as a waiver of any potentially applicable Privilege.

Section 6.2    Provision of Corporate Records. Other than in circumstances in which indemnification is sought pursuant to Article V (in which event the provisions of such Article V will govern) or for matters related to the provision of Tax Records (in which event the Tax Matters Agreement will govern) or for matters related to the separation of Information (which shall be governed by Section 4.2) and without limiting the applicable provisions of Article IV, and subject to appropriate restrictions for Privileged Information or Confidential Information:

(a)    After the Spinco Distribution Date and until the date on which Spinco is no longer required to retain, or cause to be retained, the Information requested pursuant to this Section 6.2(a) in accordance with Spinco’s obligations under Section 6.1(b), and subject to compliance with the terms of the Ancillary Agreements, upon the prior written reasonable request by, and at the expense of, Remainco for Information (i) which (A) constitutes an Asset of the Remainco Group, as applicable, and the Transfer of such Asset has not been consummated as of the Spinco Distribution Date, or (B) relates to the Remainco Group or the conduct of the Remainco Business, as the case may be, up to the Spinco Distribution Date, solely to the extent reasonably necessary for the Parties to complete the separation of Assets (including Records) as contemplated hereby (or for such other reasonable purposes as may be agreed by the Parties), Spinco shall, and shall cause the other members of the Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Remainco, and its designated representatives reasonable access during normal business hours to the written or electronic documentary Information or appropriate copies of such Information (or the originals thereof if Remainco has a reasonable need for such originals) in the possession or control of any member of the Spinco Group, but only to the extent such items (or copies thereof) constitute an Asset of the Remainco Group in accordance with clause (i)(A) or relate to the Remainco Group or the conduct of the Remainco Business in accordance with clause (i)(B) and are not already in the possession or control of Remainco (or any member of its Group); provided that, except in the case of clause (i)(A), to the extent any original documentary Information is delivered to Remainco pursuant to this Agreement or the Ancillary Agreements, Remainco shall, and shall cause the other members of its Group (and each of its and their respective then-Affiliates) to, at its own expense, return them to Spinco within a reasonable time after the need to retain such originals pursuant to this Section 6.2 has ceased; provided, further, that, in the event that Spinco reasonably determines that any such access or the provision of any such Information would reasonably be expected to be materially commercially detrimental to Spinco or any member of the Spinco Group or would violate any Law (including any Data Protection Law) or Contract with a Third Party or would reasonably result in the waiver of any Privilege (unless the Privilege with respect to any such Privileged Information is solely related (other than in any de minimis respect) to Sole Benefit Services of the requesting Party), Spinco shall not be obligated to, and shall not be obligated to cause the other members of the Spinco Group (and each of its and their respective then-Affiliates) to, provide such Information requested by Remainco; provided, however, in the event access or the provision of any such Information would reasonably be expected to be materially commercially detrimental or violate a Contract with a Third Party, Spinco shall, and shall cause the other members of the Spinco Group (and any of its or their then-Affiliates) to, use commercially reasonable efforts to seek to mitigate any such harm or consequence of, or to obtain the Consent of such Third Party to, the disclosure of such Information or (ii) that (x) is required by any member of the Remainco Group with regard to reasonable compliance with reporting, disclosure, filing or other requirements imposed on Remainco (including under applicable securities Laws) by a Governmental Entity having jurisdiction over Remainco, (y) is required by Remainco in connection with the production of any financial statements produced in connection with any acquisition or disposition involving Remainco, or (z) is for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Proceeding or other similar requirements, as applicable, Spinco shall, and shall cause the other members of the Spinco Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Remainco and its respective designated representatives reasonable access during normal business hours to the Information or appropriate copies of such written or electronic documentary Information (or the originals thereof if the applicable member of the Remainco Group has a reasonable need for such originals) in the possession or control of Spinco or any other member of the Spinco Group (or any of its or their respective then-Affiliates), but only to the extent such items are of the type set forth in clauses (ii)(x), (y) or (z) and are not already in the possession or control of Remainco (or another member of its Group, or any of their respective then-Affiliates); provided that, to the extent any original documentary Information is delivered to Remainco pursuant to this Agreement or the Ancillary Agreements, Remainco shall, at its own expense, return such Information to Spinco within a reasonable time after the need to retain such originals has ceased; provided, further, that, in the event that Spinco reasonably determines that any such access or the provision of any such Information (including Information requested under Section 4.1 or Section 4.2(b)) would violate any Law (including any Data Protection Law), Contract with a Third Party or policies or would reasonably be expected to result in the waiver of any attorney-client privilege, the work product doctrine or other applicable Privilege (unless the application of such privilege, doctrine or Privilege with respect to such matter is solely related (other than in any de minimis respect) to the Assets, Business and/or Liabilities of the requesting Party), Spinco shall not be obligated to provide such Information requested by Remainco, provided, further, that in the event access or the provision of any such Information would violate a Contract with a Third Party, Spinco shall, and shall cause the other members of the Spinco Group (and any of its or their respective then-Affiliates) to, use commercially reasonable efforts to seek to obtain the Consent of such Third Party to the disclosure of such Information.

(b)    After the Spinco Distribution Date and until the date on which Remainco is no longer required to retain, or cause to be retained, the Information requested pursuant to this Section 6.2(b) in accordance with Spinco’s obligations under Section 6.1(b), and subject to compliance with the terms of the Ancillary Agreements, upon the prior written reasonable request by, and at the expense of, Spinco for Information (i) which (A) constitutes an Asset of the Spinco Group, and the Transfer of such Asset has not been consummated as of the Spinco Distribution Date or (B) relates to the Spinco Group or the conduct of the Spinco Business up to the Spinco Distribution Date solely to the extent reasonably necessary for the Parties to complete the separation of Assets (including Records) as contemplated hereby (or for such other reasonable purposes as may be agreed by the Parties), Remainco shall, and shall cause the other members of the Remainco Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Spinco and its designated representatives reasonable access during normal business hours to the written or electronic documentary Information or appropriate copies of such Information (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of any member of the Remainco Group, but only to the extent such items (or copies thereof) constitute an Asset of the Spinco Group in accordance with clause (i)(A) or relate to the Spinco Group or the conduct of the Spinco Business in accordance with clause (i)(B) and are not already in the possession or control of Spinco (or any member of its Group); provided that, except in the case of clause (i)(A) to the extent any original documentary Information is delivered to Spinco pursuant to this Agreement or the Ancillary Agreements, Spinco shall, and shall cause the other members of its Group (and its respective then-Affiliates) to, at its own expense, return them to Remainco within a reasonable time after the need to retain such originals has ceased; provided, further, that, in the event that Remainco reasonably determines that any such access or the provision of any such Information (including Information requested under Section 4.1 or Section 4.2(d)) would reasonably be expected to be materially commercially detrimental to Remainco or any member of the Remainco Group or would violate any Law (including any Data Protection Law), Contract with a Third Party or policies or would reasonably result in the waiver of any Privilege (unless the Privilege with respect to any such Privileged Information is solely related (other than in any de minimis respect) to Sole Benefit Services of Spinco), Remainco shall not be obligated to, and shall not be obligated to cause the other members of the Remainco Group (and each of its and their respective then-Affiliates) to, provide such Information requested by Spinco, in the event access or the provision of any such Information would reasonably be expected to be materially commercially detrimental or violate a Contract with a Third Party, Remainco shall, and shall cause the other members of the Remainco

Group (and any of its or their then-Affiliates) to, use commercially reasonable efforts to seek to mitigate any such harm or consequence of, or to obtain the Consent of such Third Party to, the disclosure of such Information or (ii) that (x) is required by any member of the Spinco Group with regard to reasonable compliance with reporting, disclosure, filing or other requirements imposed on such Person (including under applicable securities Laws) by a Governmental Entity having jurisdiction over such Person, or (y) is for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Proceeding or other similar requirements, as applicable, Remainco shall, and shall cause the other members of the Remainco Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Spinco and its respective designated representatives reasonable access during normal business hours to the Information or appropriate copies of such written or electronic documentary Information (or the originals thereof if the applicable member of the Spinco Group has a reasonable need for such originals) in the possession or control of Remainco or any other member of the Remainco Group (or any of its or their respective then-Affiliates), but only to the extent such items are of the type set forth in clauses (ii)(x) or (y) and are not already in the possession or control of Spinco (or another member of its Group, or any of their respective then-Affiliates); provided that, to the extent any original documentary Information is delivered to Spinco pursuant to this Agreement or the Ancillary Agreements, Spinco shall, at its own expense, return such Information to Remainco within a reasonable time after the need to retain such originals has ceased; provided, further, that, in the event that Remainco reasonably determines that any such access or the provision of any such Information (including Information requested under Section 4.1) would violate any Law (including any Data Protection Law) or Contract with a Third Party or would reasonably be expected to result in the waiver of any attorney-client privilege, the work product doctrine or other applicable Privilege (unless the application of such privilege, doctrine or Privilege with respect to such matter is solely related (other than in any de minimis respect) to the Assets, Business and/or Liabilities of Spinco), Remainco shall not be obligated to provide such Information requested by Spinco, provided, further, that in the event access or the provision of any such Information would violate a Contract with a Third Party, Remainco shall, and shall cause the other members of the Remainco Group (and any of its or their respective then-Affiliates) to, use commercially reasonable efforts to seek to obtain the Consent of such Third Party to the disclosure of such Information.

(c)    Any Information provided by or on behalf of or made available by or on behalf of any Party (or any other member of any Group) pursuant to this Article VI shall be on an “as is,” “where is” basis and no Party (or any member of any Group) is making any representation or warranty with respect to such Information or the completeness thereof.

(d)    Each of Remainco and Spinco shall, and shall cause each other member of its Group to, inform its and their respective officers, employees, agents, consultants, advisors, authorized accountants, counsel and other designated representatives who have or have access to the Confidential Information or other Information of any member of any other Group provided pursuant to Section 4.1 or this Article VI of their obligation to hold such Information confidential in accordance with the provisions of this Agreement.

Section 6.3    Disposition of Information.

(a)    Each Party, on behalf of itself and each other member of its Group, acknowledges that Information in its or in a member of its Group’s possession, custody or control as of the Spinco Distribution may include Information owned by another Party or a member of another Party’s Group and not related to (i) it or its Business or (ii) any Ancillary Agreement to which it or any member of its Group is a Party.

(b)    Notwithstanding such possession, custody or control, such Information shall remain the property of such other Party or member of such other Party’s Group. Each Party agrees, on behalf of itself and each other member of its Group, subject to legal holds and other legal requirements and obligations, (i) that any such Information is to be treated as Confidential Information of the Party or Parties to which it relates and (ii) subject to Section 6.1, to use commercially reasonable efforts to within a reasonable time (1) purge such Information from its databases, files and other systems and not retain any copy of such Information (including, if applicable, by transferring such Information to the Party to which such Information belongs) or (2) if such purging is not practicable, to encrypt or otherwise make unreadable or inaccessible such Information.

Section 6.4    Witness Services; Access to Personnel. At all times from and after the Spinco Distribution Date, each of Spinco and Remainco shall use its commercially reasonable efforts to make available to the other Party, upon reasonable written request, its and any member of its Group’s officers, directors, employees and agents (taking into account the business demands of such individuals) as witnesses (in the presence of counsel for such officer, director, employee or agent, if any, and, if requested by the providing Group, counsel or other representatives designated by the providing Group) to the extent that (i) such Persons may reasonably be required to testify, or the testimony of such Persons would reasonably be expected to be relevant to the requesting Party (or any member of its Group), in connection with the prosecution or defense of any Proceeding in which the requesting Party may from time to time be involved and (ii) there is no conflict in the Proceeding between the requesting Party (or any member of its Group) and the requested Party (or any member of its Group). A Party providing, or causing to be provided, a witness to another Party (or member of such other Party’s Group) under this Section 6.4 shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for all reasonable out-of-pocket costs and expenses incurred by such Party or a member of its Group in connection therewith (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be properly paid under applicable Law.

Section 6.5    Reimbursement; Other Matters. Except to the extent otherwise contemplated by this Agreement or any Ancillary Agreement, a Party (or a member of such Party’s Group) providing, or causing to be provided, Information or access to Information to another Party (or a member of such Party’s Group) under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party or any other member of its Group or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as may be reasonably incurred in providing such Information or access to such Information.

Section 6.6    Confidentiality; Non-Use.

(a)    Notwithstanding any termination of this Agreement, each Party shall, and shall cause each of the other members of its Group to, hold, and cause each of their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, at a standard of care no less than that used for its own Confidential Information (and in any event no less than a reasonable standard of care), and not to disclose or release or except as otherwise permitted by this Agreement, use, without the prior written consent of each Party to whom (or to whose Group) the Confidential Information relates (which may be withheld in each such Party’s sole and absolute discretion), any and all Confidential Information concerning or belonging to another Party or any member of its Group; provided that each Party may disclose, or may permit disclosure of, such Confidential Information (i) to its (or any member of its Group’s) respective auditors, attorneys, financial advisors, bankers and other appropriate employees, consultants and advisors who have a need to know such Confidential Information for auditing and other purposes and are informed of the confidentiality and non-use obligations to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any member of its Group is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) to the extent required in connection with any Proceeding by one Party (or a member of its Group) against any other Party (or member of such other Party’s Group) or in respect of claims by one Party (or member of its Group) against the other Party (or member of such other Party’s Group) brought in a Proceeding, (iv) to the extent necessary in order to permit a Party (or member of its Group) to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) to the extent necessary for a Party (or member of its Group) to enforce its rights or perform its obligations under this Agreement or any Ancillary Agreement, (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith, provided an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party that relates to clause (ii), (iii), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom (or to whose Group) the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such Party (and/or any applicable member of its Group) a reasonable opportunity to seek, at its expense, an appropriate protective order or other remedy, which such Parties shall, and shall cause the other members of their respective Group to, cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party who is (or whose Group’s member is) required to make such disclosure shall or shall cause the applicable member of its Group to furnish (at the expense of the Party seeking to limit such request, demand or disclosure requirement), or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded to such Confidential Information (at the expense of the Party seeking (or whose Group’s member is seeking) to limit such request, demand or disclosure requirement).

(b)    Notwithstanding anything to the contrary set forth herein, (i) a Party shall be deemed to have satisfied its obligations hereunder with respect to Confidential Information if it exercises, and causes the other members of its Group to exercise, at least the same degree of care (but no less than a commercially reasonable degree of care) as such Party takes to preserve confidentiality for its own similar Information and (ii) confidentiality obligations provided for in any agreement between each Party or another member of its Group and its or their respective past and/or present employees as of the Spinco Distribution Date shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, other than with respect to Intellectual Property, Technology and Personal Data, which shall exclusively be governed by the Intellectual Property Matters Agreement, each Party (or another member of its Group) shall be free to use and employ, in any manner and for any purpose, any Information retained in the unaided memories of, or general skills, know-how, expertise, ideas, concepts, methods or techniques gained or learned by the employees, agents and representatives of such Group who have or had access to Confidential Information of the other Group. For the purposes of the preceding sentence, the memory of such Person shall be considered unaided if he or she did not intentionally memorize the Information for the purpose of retaining it and later using it or disclosing it to a Third Party. Notwithstanding anything to the contrary set forth herein, Confidential Information (that is not also Technology or Personal Data, in which case it shall exclusively be governed by the Intellectual Property Matters Agreement) of any Party (or another member of its Group) rightfully in the possession of and used by any other Party (or another member of its Group) in the operation of its Business as of the Spinco Distribution Date may continue to be used by such Party (and/or the applicable members of its Group) in possession of such Confidential Information in and only in the operation of the Remainco Business or Spinco Business, as the case may be; provided that, such Confidential Information may only be used by such Party and/or the applicable members of its Group and its and their respective officers, employees, agents, consultants and advisors in the specific manner and for the specific purposes for which it is used as of the date of this Agreement and may only be shared with additional officers, employees, agents, consultants and advisors of such Party (or Group member) on a need-to-know basis exclusively with regard to such specified use and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 6.6(a), except that such Confidential Information may be disclosed to third parties other than those listed in Section 6.6(a), provided that such disclosure to such other third parties and any associated use of such Information must be pursuant to a written agreement containing confidentiality obligations at least as protective of the Parties’ rights to such Confidential Information as those contained in this Agreement. Such continued right to use may not be transferred (directly or indirectly) to any Third Party without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the applicable Party, except pursuant to Section 9.15.

(c)    Each of Spinco and Remainco acknowledges, on behalf of itself and each other member of its Group, that it and the other members of its Group may have in their possession confidential or proprietary Information of third parties that was received under confidentiality or non-disclosure agreements or policies with each such Third Party while such Party and/or members of its Group were Subsidiaries of Remainco. Each of Spinco and

Remainco shall, and shall cause the other members of its Group to, hold and cause its and their respective representatives, officers, employees, agents, consultants and advisors (or potential buyers) to hold, in strict confidence the confidential and proprietary Information of third parties to which they or any other member of their respective Groups has access, in accordance with the terms of any policies or agreements entered into prior to the Spinco Distribution Date between one or more members of the Spinco Group and/or Remainco Group (whether acting through, on behalf of, or in connection with, the separated Businesses) and such third parties.

(d)    For the avoidance of doubt and notwithstanding any other provision of this Section 6.6, the disclosure and sharing of Privileged Information shall be governed solely by Section 6.7. For clarity, to the extent that any Contract or policy to which a Party is bound or its Confidential Information is subject provides that certain Confidential Information shall be maintained confidential on a basis that is more protective of such Confidential Information or for a longer period of time than provided for in this Section 6.6, then the applicable provisions contained in such Contract or policy shall control with respect thereto.

Section 6.7    Privileged Matters.

(a)    Pre-Distribution Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Spinco Distribution have been and will be rendered either for (i) the collective benefit of each of the members of the Spinco Group and Remainco Group (“Collective Benefit Services”), or (ii) the sole benefit of (x) Spinco (or a member of Spinco’s Group) in the case of legal and other professional services provided solely in respect of the Spinco Business or (y) Remainco (or a member of Remainco Group) in the case of legal and other professional services provided solely in respect of the Remainco Business, as the case may be (“Sole Benefit Services”). For the purposes of asserting all privileges, immunities or other protections from disclosure which may be asserted under applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege, and protection under the work-product doctrine (“Privilege”), (x) each of the members of the Spinco Group and Remainco Group shall be deemed to be the client with respect to Collective Benefit Services, and (y) Spinco or Remainco (or the applicable member of such Party’s Group), as the case may be, shall be deemed to be the client with respect to Sole Benefit Services. With respect to all Information subject to Privilege (“Privileged Information”), (A) the Parties shall have a shared Privilege for Privileged Information to the extent relating to Collective Benefit Services, and (B) Spinco or Remainco (or the applicable member of such Party’s Group), as the case may be, shall have Privilege for Privileged Information to the extent relating to Sole Benefit Services and shall control the assertion or waiver of such Privilege. For the avoidance of doubt, Privileged Information includes, but is not limited to, services rendered by legal counsel retained or employed by any Party (or any member of such Party’s respective Group), including outside counsel and in-house counsel.

(b)    Post-Distribution Services. Each Party, on behalf of itself and each other member of its Group, acknowledges that legal and other professional services will be provided following the Spinco Distribution Date which will be rendered solely for the benefit of Spinco (or a member of its Group), or Remainco (or a member of its Group), as the case may be, while other such post-Spinco Distribution services following the Spinco Distribution Date may be rendered with respect to claims, proceedings, litigation, disputes, or other matters which involve members of both the Remainco Group and the Spinco Group. With respect to such post-Spinco Distribution services and related Privileged Information, each of the Parties, on behalf of itself and each other member of its Group, agrees as follows:

(i)    Spinco shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Spinco Business, whether or not the Privileged Information is in the possession of or under the control of any member of the Spinco Group or Remainco Group; and

(ii)    Remainco shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Remainco Business, whether or not the Privileged Information is in the possession of or under the control of any member of the Spinco Group or Remainco Group.

(c)    Each Party, on behalf of itself and each other member of its Group, agrees as follows in this Section 6.7(c) regarding all Privileges (x) not allocated pursuant to the terms of Section 6.7(a) or Section 6.7(b) and (y) Privileged Information to the extent relating to Collective Benefit Services with respect to which, in each case, the Parties shall have a shared Privilege. All Privileges relating to any Proceedings which involve a member of each Group in respect of which members of both the Remainco Group and the Spinco Group retains any responsibility or Liability under this Agreement, shall be subject to a shared Privilege among them.

(i)    Subject to Sections 6.7(c)(ii) and 6.7(c)(iv), no Party (or any member of its Group) may waive, nor allege or purport to waive, any Privilege which could be asserted under any applicable Law, and in which any other Party (or member of its Group) has a shared Privilege, without the consent of such other Party, which shall not be unreasonably withheld, conditioned or delayed. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other Party requesting such consent.

(ii)    In the event of any Proceeding or Dispute solely between or among the Parties, or any members of their respective Groups, either Party may waive a Privilege in which the other Party or member of such Party’s Group has a shared Privilege, without obtaining the consent of such other Party; provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the Proceeding or Dispute between or among the Parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared Privilege with respect to Third Parties.

(iii)    In the event of any Proceeding or Dispute involving a Third Party, if a Dispute arises between or among the Parties (or members of their respective Groups) regarding whether a Privilege should be waived to protect or advance the interest of any Party or its Group, each Party agrees that it shall, and shall cause each other member of its Group to, negotiate in good faith, use commercially reasonable efforts to minimize any prejudice to the rights of the other Party (or members of its respective Group), and shall not, and shall cause each other member of its Group not to, unreasonably withhold consent to any request for waiver by the other Party. Each Party specifically agrees that it shall not, and shall cause each other member of its Group not to, withhold consent to waiver for any purpose except to protect its (or its Group’s) own legitimate interests.

(iv)    If, within fifteen (15) days of receipt by the requesting Party of a written objection pursuant to Section 6.7(c)(i), the Parties have not succeeded in resolving in writing any Dispute regarding whether a Privilege should be waived, and the requesting Party determines that a Privilege should nonetheless be waived to protect or advance its interest, the requesting Party shall provide the objecting Party fifteen (15) days’ written notice prior to effecting such waiver. Each Party specifically agrees that failure within fifteen (15) days of receipt of such notice to commence proceedings in accordance with Section 9.6 to enjoin such disclosure under applicable Law shall be deemed full and effective consent to such disclosure, and each Party agrees that any such Privilege shall not be waived by such Party (or any member of its Group) until the final determination of a Dispute in accordance with Section 7.2.

(v)    Upon receipt by any Party or any other member of its Group of any subpoena, discovery or other request which, upon a good faith reading, may reasonably be expected to result in the production or disclosure of Information subject to a shared Privilege or as to which the other Party has the sole right hereunder to assert a Privilege, or if any Party (or other member of its Group) obtains knowledge that any of its or any member of its Group’s current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which, upon a good faith reading, may reasonably be expected to result in the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party (and the relevant members of its Group) a reasonable opportunity to review the Information and to assert any rights it may have under this Section 6.7 or otherwise to prevent, restrict or otherwise limit the production or disclosure of such Privileged Information.

(d)    Notwithstanding the foregoing in this Section 6.7, the Parties acknowledge and agree that in any Proceeding or Dispute with respect to this Agreement, the Ancillary Agreements, the Merger Agreement, any other agreement related to the transactions contemplated hereby or thereby and the negotiations, structuring and transactions contemplated hereby and thereby, in each case, in which Remainco, on the one hand, is adverse to Spinco and/or RMT Partner, on the other hand: (i) any and all Privileged Information with respect to such matters belonging to or possessed by the Remainco Group or the Spinco Group prior to the Spinco Distribution shall be deemed to relate solely to the Remainco Business; (ii) any advice given by or communications with each of the parties constituting Remainco Counsel, to the extent it relates to this Agreement, the Ancillary Agreements, the Merger Agreement or any other Transaction Agreement, and/or negotiations, structuring and transactions contemplated hereby or thereby, shall not be a shared privilege and shall be deemed to relate solely to the Remainco Business; and (iii) any advice given or communications with in-house counsel of Remainco prior to the Spinco Distribution, to the extent it relates to this Agreement, the Ancillary Agreements, the Merger Agreement or any other Transaction Agreement, and/or the negotiations, structuring and transactions contemplated hereby or thereby, shall not be a shared privilege and shall be deemed to relate solely to the Remainco Business. In all other cases, Privileged Information with respect to clauses (i), (ii) and (iii) above shall be a shared privilege.

(e)    The transfer of all Information pursuant to this Agreement is made in reliance on the agreement of Spinco and Remainco as set forth in Sections 6.6 and 6.7, to maintain and cause to be maintained the confidentiality of Privileged Information and to assert and maintain, and cause to be asserted and maintained, all applicable Privileges, including, but not limited to, attorney-client or attorney work product privileges. The access to Information being granted pursuant to Sections 4.1, 5.4 and 6.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 4.1, 5.4 and 6.4 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Sections 4.1 and 6.4 hereof, and the transfer of Privileged Information between and among the Parties and the members of their respective Groups pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

Section 6.8    Conflicts Waiver. Each of the Parties acknowledges, on behalf of itself and each other member of its Group, that Remainco has retained the counsel set forth on Schedule 6.8 (“Remainco Counsel”) to act as its counsel in connection with this Agreement, the Ancillary Agreements, the Merger Agreement and the transactions contemplated hereby and thereby (the “Section 6.8 Matters”), and that Remainco Counsel has not acted as counsel for any other Person in connection with the Section 6.8 Matters and that no other party or Person has the status of a client of Remainco Counsel for conflict of interest or any other purposes as a result thereof. Spinco hereby agrees on behalf of itself and each member of its Group and RMT Partner on behalf of itself and its Subsidiaries and Affiliates that, in the event that a dispute arises between or among (x) any member of the Spinco Group, any Spinco Indemnitee, RMT Partner or any of their respective Affiliates, on the one hand, and (y) any member of the Remainco Group, any Remainco Indemnitee or any of their respective Affiliates, on the other hand, Remainco Counsel may represent any member of the Remainco Group, any Remainco Indemnitee or any of their respective Affiliates, in such dispute even though the interests of such Person may be directly adverse to any Person described in clause (x), and even though Remainco Counsel may have represented a Person described in clause (x), in a matter substantially related to such dispute, or may be handling ongoing matters for a Person described in clause (x), and Spinco hereby waives, on behalf of itself and each other Person described in clause (x), as applicable, any conflict of interest in connection with such representation by Remainco Counsel that arises as a result of its acting as counsel in connection with the Section 6.8 Matters. Each of Remainco and Spinco, on behalf of itself and each other member of its Group and RMT Partner, agrees to take, and to cause their respective then-Affiliates to take, all steps necessary to implement the intent of this Section 6.8. Each of Remainco and Spinco and each other member of its Group and RMT Partner, further agrees that Remainco Counsel and their respective partners and employees are Third Party beneficiaries of this Section 6.8.

Section 6.9    Ownership of Information. Any Information owned by one Party or any member of its Group that is provided to a requesting Party pursuant to this Article VI shall be deemed to remain the property of the providing Party (or member of its Group). Unless expressly and specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights to any Party (or member of its Group) of license or otherwise in any such Information, whether by implication, estoppel or otherwise.

Section 6.10    Prior Contracts. Each of Remainco and Spinco, on behalf of itself and each member of its Group and their respective successors and assigns, acknowledges and agrees that, notwithstanding any Contract governing the use of Intellectual Property or Confidential Information entered into by an employee or contractor of such Party or its Group prior to the Spinco Distribution, to the extent such employee or contractor is working for or on behalf of another Party or a member of its Group after the Spinco Distribution, such employee or contractor shall not be deemed in breach of such Contract due to such employee or contractor using such Intellectual Property or Confidential Information in his or her capacity as an employee or contractor of such other Party (or member of such other Party’s Group), or disclosing such Intellectual Property or Confidential Information to another Party (or member of such Party’s Group) to the extent that this Agreement or an Ancillary Agreement grants a license to, or otherwise permits such other Party (or member of such Party’s Group) to use or have disclosed to it, such Intellectual Property or Confidential Information (and in the case of use by such employee or contractor, solely to the extent such use is permitted by such Party or member of such Party’s Group pursuant to the terms of this Agreement or such Ancillary Agreement).

ARTICLE VII

DISPUTE RESOLUTION

Section 7.1    Disputes. Except as otherwise specifically provided in an Ancillary Agreement or for disputes concerning the correctness of the calculations in the Closing Statement, which shall be resolved in accordance with the process set forth in Section 1.3, any dispute, controversy or claim arising out of or relating to this Agreement or any Ancillary Agreement or the breach, termination or validity thereof (but not, for the avoidance of doubt the Merger Agreement) (“Dispute”) which arises between the Parties or between Remainco and RMT Partner shall be resolved according to the procedures set forth in this Article VII.

Section 7.2    Escalation; Mediation.

(a)    It is the intent of the Parties and RMT Partner to use their respective commercially reasonable efforts to resolve expeditiously any Dispute that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a Dispute may deliver a notice (an “Escalation Notice”) demanding a meeting involving representatives of the relevant parties at a senior level of management of the relevant parties to such Dispute (or if the relevant parties to such Dispute agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the Dispute (which copy shall state that it is an Escalation Notice pursuant to this Agreement). The proposed agenda, location or means of remote communication, requested senior level management participants and procedures proposed for such discussions or negotiations shall be set forth in the Escalation Notice; provided, however, that the parties to the Dispute shall use their commercially reasonable efforts to meet (which meeting may be conducted telephonically) within fifteen (15) days of the Escalation Notice. Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential and privileged information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the parties.

(b)    If the senior executives are unable to resolve the Dispute within thirty (30) days from the Escalation Notice or one party to the Dispute reasonably concludes that the other parties to such Dispute are not willing to use commercially reasonable efforts to resolve expeditiously such Dispute, then such party to the Dispute shall have the right to refer the Dispute to mediation by providing written notice to the other parties to such Dispute, and then the parties to the Dispute shall refer the Dispute to a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Each party to such Dispute will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each party to such Dispute shall bear all of its other costs and expenses related to the mediation, including attorney’s fees, witness fees, and travel expenses. The mediation shall take place in New York City unless the parties to such Dispute mutually agree to select an alternative forum.

(c)    If the parties to such Dispute cannot resolve the Dispute through mediation within forty-five (45) days of the appointment of the mediator (or the earlier withdrawal thereof), each party to such Dispute shall be entitled to seek relief in a court of competent jurisdiction pursuant to Section 9.5.

Section 7.3    Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties and/or RMT Partner will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VII with respect to all matters not specifically subject to such dispute resolution.

ARTICLE VIII

INSURANCE

Section 8.1    Insurance Matters.

(a)    From and after the Spinco Distribution, the Spinco Group and the Spinco Business shall cease to be insured by Remainco and its Subsidiaries’ (other than members of the Spinco Group) Insurance Policies. Remainco shall retain all rights to control its Insurance Policies, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of its Insurance Policies nowithstanding whether any such Insurance Policies apply to any Liabilities of any member of the Spinco Group. Following the date of this Agreement, each of Remainco and Spinco shall use commercially reasonable efforts to cooperate to identify all Insurance Policies (and related claims and compliance processes) in place for the benefit of the Spinco Business as of the date of this Agreement, the Spinco Transferred Assets and the Spinco Assumed Liabilities following the Closing. Spinco shall be responsible for securing all Insurance Policies that it considers appropriate for the Spinco Business and the operation thereof by the Spinco Group following the Spinco Distribution. Spinco agrees to arrange for its own Insurance Policies with respect to the Spinco Business and the Spinco Group. Following the date of this Agreement and prior to the Spinco Distribution, Remainco shall reasonably cooperate with RMT Partner, at RMT Partner’s request, to facilitate Spinco putting in place Insurance Policies in respect of the Spinco Business following the Spinco Distribution. Spinco agrees, on behalf of itself and each member of the Spinco Group, from and after the Spinco Distribution, not to seek through any means to benefit from and not to assert any right, claim or interest in, to or under, any Insurance Policies of any member of the Remainco Group, except as permitted under Section 8.1(b).

(b)    For any claim asserted against any member of the Spinco Group after the Spinco Distribution arising out of an occurrence taking place prior to the Spinco Distribution (“Post-Closing Claims”), each member of the Spinco Group may access coverage under any occurrence-based Insurance Policies of the Remainco Group in place prior to the Spinco Distribution under which any member of the Spinco Group is insured (the “Pre-Closing Occurrence-Based Policies”), to the extent such insurance coverage exists and provides coverage, without cost to the Remainco Group, for such Post-Closing Claim. The Remainco Group shall reasonably cooperate with the applicable member or members of the Spinco Group in connection with the tendering of such claims; provided, however, that: (i) the applicable member or members of the Spinco Group shall promptly notify Remainco of all such Post-Closing Claims; (ii) the applicable member or members of the Spinco Group shall be responsible for the satisfaction or payment of any applicable retention, deductible or retrospective premium with respect to any Post-Closing Claim and shall reimburse to the Remainco Group all reasonable out-of-pocket costs and expenses incurred in connection with such claims. In the event that a Post-Closing Claim relates to the same occurrence for which any member of the Remainco Group is seeking coverage under Pre-Closing Occurrence-Based Policies, (i) where the limits under an applicable Pre-Closing Occurrence-Based Policy are not sufficient to fund all covered claims of the applicable member or members of the Spinco Group and the Remainco Group, amounts due under such a Pre-Closing Occurrence-Based Policy shall be paid to the respective Persons in proportion to the amounts that otherwise would be due were the limits of liability infinite and (ii) any applicable retention or deductible amounts shall be allocated among the Parties in the same proportion.

(c)    For the avoidance of doubt, (i) any Liabilities involving or related to Post-Closing Claims that are in excess of insurance coverage therefor (net of any retention amounts, recovery costs, retrospective premium, increases in premium and related deductible payable in connection therewith) under applicable Insurance Policies shall not be by virtue of this Section 8.1 the responsibility of any member of the Remainco Group, and (ii) any amounts paid by an insurer and/or received by any member of the Spinco Group pursuant to this Section 8.1 shall not constitute indemnifiable Liabilities under Article V, and no member of the Spinco Group shall have any right to indemnification under Article V with respect to any such amounts.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Survival. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement and each Ancillary Agreement shall survive the Spinco Distribution and remain in full force and effect in accordance with their applicable terms.

Section 9.2    Ancillary Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

Section 9.3    Modification or Amendment; Waiver.

(a)    This Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties and RMT Partner. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party (or RMT Partner) against whom the waiver is to be effective; provided that prior to the Effective Time, Spinco shall not waive any provision of this Agreement without the prior written consent of RMT Partner.

(b)    No failure or delay by any Party or RMT Partner in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.4    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.5    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

(b)    Each of the Parties and RMT Partner agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.7 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.5(b) or that any order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Proceeding or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 9.5(b).

(c)    EACH PARTY AND RMT PARTNER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY AND RMT PARTNER HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES OR RMT PARTNER, AS THE CASE MAY BE, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES OR RMT PARTNER WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS Section 9.5(c).

Section 9.6    Specific Performance. Each of the Parties and RMT Partner acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement or the Ancillary Agreements are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party and RMT Partner agrees that, in addition to any other available remedies a Party or RMT Partner, as the case may be, may have in equity or at law, each Party and RMT Partner shall be entitled to enforce specifically the terms and provisions of this Agreement and the terms of the Ancillary Agreements and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement and the Ancillary Agreements without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement or the Ancillary Agreements, no Party nor RMT Partner shall allege, and each Party and RMT Partner hereby waives the defense, that there is an adequate remedy at law.

Section 9.7    Notice. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties or RMT Partner to one or more of the other Parties or RMT Partner, as the case may be, shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties and/or RMT Partner for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that the email transmission is promptly confirmed by telephone or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses). Such communications shall be sent to the respective Party or RMT Partner at the following street addresses or email addresses or at such other street address or email address for a Party or RMT Partner, as the case may be, as shall be specified for such purpose in a notice given in accordance with this Section 9.7:

If to Remainco or, prior to the Spinco Distribution, Spinco:

AT&T Inc.
208 S. Akard St.
Dallas, Texas 75202
Attention:	SVP – Corporate Strategy and Development
Email:	sm3763@att.com

AT&T Inc.
208 S. Akard St.
Dallas, Texas 75202
Attention:	SVP – Assistant General Counsel
Email:	th4963@att.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	Eric M. Krautheimer
Melissa Sawyer
Email:	krautheimere@sullcrom.com
sawyerm@sullcrom.com

If to RMT Partner, or following the Spinco Distribution, to Spinco:

Discovery, Inc.
230 Park Avenue South
New York, NY 10003
Attention:	Bruce Campbell
Email:	bruce_campbell@discovery.com

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:	Jeffrey J. Rosen Jonathan E. Levitsky Sue Meng
Email:	jrosen@debevoise.com jlevitsky@debevoise.com smeng@debevoise.com

Section 9.8    Entire Agreement. This Agreement (including the schedules, exhibits and annexes hereto) and the Transaction Agreements (including the schedules, exhibits and annexes thereto) constitute the entire agreement among the Parties and RMT Partner with respect to the subject matter hereof and subject matter of the Ancillary Agreements and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters. For the avoidance of doubt, this Section 9.8 does not apply to or supersede the equivalent provision in the Merger Agreement, but the RMT Partner Disclosure Letter and the Spinco Disclosure Letter do constitute part of the agreement among the Parties and RMT Partner with respect to this Agreement and the transactions contemplated hereby.

Section 9.9    Third-Party Beneficiaries. Except (i) as provided in Article V relating to Indemnitees and for the release under Section 5.1, in each case, which are intended to benefit, and to be enforceable by, the Persons specified therein, (ii) as provided in Section 6.8 relating to Remainco Counsel and (iii) as specifically provided in any Ancillary Agreement, the Parties and RMT Partner hereby agree that their respective agreements and covenants set forth in this Agreement and in the Ancillary Agreements are solely for the benefit of the other Party and RMT Partner, as the case may be, on the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements, and this Agreement and the Ancillary Agreements are not intended to, and do not, confer upon any Person other than the Parties, RMT Partner and its and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied. For the avoidance of doubt, no stockholder of Remainco, Spinco or RMT Partner shall be third-party beneficiaries for any purpose prior to the Spinco Distribution, and no stockholder (or Party or RMT Partner on behalf of their respective stockholders) shall be entitled to bring any claim for damages prior to the Spinco Distribution based on a decrease in share value or lost premiums.

Section 9.10    Effective Time; Suspension.

(a)    Effective Time. This Agreement shall be effective as of immediately prior to the Spinco Distribution.

(b)    Suspension. Notwithstanding anything to the contrary in this Agreement, solely as between any of the Parties that are Affiliates, the provisions of, and the obligations under, this Agreement shall be suspended as between such Parties until the time of the Spinco Distribution, other than for Section 1.1, Section 1.2, Section 1.3, Section 1.4 and Section 1.13, Article II, Article III and Article IX which shall be in effect from and after the date hereof.

Section 9.11    Termination. This Agreement shall terminate immediately upon termination of the Merger Agreement, if the Merger Agreement is terminated in accordance with its terms prior to the Spinco Distribution. After the Spinco Distribution, this Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of Remainco, Spinco and RMT Partner. In the event of any termination of this Agreement, neither Party nor RMT Partner (or any of their respective directors, officers, members or managers) shall have any Liability or further obligation to any other Party or RMT Partner by reason of this Agreement; provided that, in the event of any termination following the Spinco Distribution, the provisions of Article V shall survive indefinitely unless expressly agreed otherwise by the Parties and RMT Partner; provided, further, that such provisions shall not be terminated with respect to any third party beneficiary thereof.

Section 9.12    Payment Terms.

(a)    Except as set forth in Article V or as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group or RMT Partner), on the one hand, to another Party (and/or a member of such Party’s respective Group or RMT Partner), on the other hand, under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b)    Except as set forth in Article V or as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to LIBOR (in effect on the date on which such payment was due) plus 3% calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment; provided, however, in the event that LIBOR is no longer commonly accepted by market participants, then an alternative floating rate index selected by Remainco that is commonly accepted by market participants shall be used in lieu thereof.

(c)    In the event of a dispute or disagreement with respect to all or a portion of any amounts requested by any Party (and/or a member of such Party’s Group) as being payable, the payor Party shall in no event be entitled to withhold payments for any such amounts (and any such disputed amounts shall be paid in accordance with Section 9.12(a), subject to the right of the payor Party to dispute such amount following such payment); provided that in the event that following the resolution of such dispute it is determined that the payee Party (and/or a member of the payee Party’s Group or RMT Partner) was not entitled to all or a portion of the payment made by the payor Party, the payee Party shall repay (or cause to be repaid) such amounts to which it was not entitled, including interest, to the payor Party (or its designee), which amounts shall bear interest at a rate per annum equal to LIBOR plus 3%, calculated for the actual number of days elapsed, accrued from the date on which such payment was made by the payor Party to the payee Party.

(d)    Without the Consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by Remainco or Spinco under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the Bloomberg fixing rate at 5:00 pm New York Time on the day before the date the payment is required to be made or, as applicable, on which an invoice is submitted (provided, however, that with regard to any payments in respect of Indemnifiable Losses for payments made to third parties, the date shall be the day before the relevant payment was made to the Third Party) or in the Wall Street Journal on such date if not so published on Bloomberg. Except as expressly provided herein, in the event that any indemnification payment required to be made hereunder may be denominated in a currency other than U.S. dollars, the amount of such payment shall be converted into U.S. dollars on the date in which notice of the claim is given to the Indemnifying Party.

Section 9.13    Obligations of RMT Partner and Remainco. Whenever this Agreement requires an Affiliate of RMT Partner or, following the Closing, any member of the Spinco Group, to take any action, such requirement shall be deemed to include an undertaking on the part of RMT Partner to cause such Person to take such action. Whenever this Agreement requires an Affiliate of Remainco or, prior to the Closing, any member of the Spinco Group to take any action, such requirement shall be deemed to include an undertaking on the part of Remainco to cause such Person to take such action. Any obligation of one Party under this Agreement or any of the other Transaction Agreements, which obligation is performed, satisfied or properly fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 9.14    Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties and RMT Partner, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 9.15    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and RMT Partner (and any of their respective successors, legal representatives and permitted assigns). No Party or RMT Partner may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties and RMT Partner, as the case may be, except as provided for in Section 9.13, and any attempted or purported assignment or delegation in violation of this Section 9.15 shall be null and void.

Section 9.16    Tax Treatment of Payments. To the extent permitted under applicable Tax Law and subject to the last sentence of this Section 9.16 any payment required by this Agreement (other than payments of interest) shall be treated for U.S. federal income Tax purposes as either a contribution by Remainco to Spinco or a distribution by Spinco to Remainco, as the case may be, occurring immediately prior to the Spinco Distribution, or as a payment of an assumed or retained Liability, and (b) any payment of interest shall be treated for U.S. federal income Tax purposes as taxable or deductible, as the case may be, to the Party entitled under this Agreement to receive such payment or required under this Agreement to make such payment. Any payment by Spinco attributable to Spinco Designated Transaction Expense that are both (i) paid for by Remainco or a member of the Remainco Group and (ii) liabilities, for U.S. federal income tax purposes, of Spinco or a member of the Spinco Group, shall be treated to the extent permitted under U.S. federal income tax Law as a non-taxable reimbursement by Spinco of Remainco.

Section 9.17    Definitions. For purposes of this Agreement, capitalized terms (including, with correlative meaning, their singular and plural variations) have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.

Section 9.18    Interpretation and Construction.

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)    The Preamble, and all Recital, Article, Section, Subsection, Schedule, Annex and Exhibit references used in this Agreement are to the recitals, articles, sections, subsections, schedules, annexes and exhibits to this Agreement unless otherwise specified herein.

(c)    Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; and (vii) a reference to any Person includes such Person’s successors and permitted assigns.

(d)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e)    Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.

(f)    Unless the context requires otherwise, references in this Agreement to “Spinco” shall also be deemed to refer to the applicable member of the Spinco Group, references to “Remainco” shall also be deemed to refer to the applicable member of the Remainco Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Spinco or Remainco shall be deemed to require Spinco (and, from and after the Closing, RMT Partner) or Remainco, as the case may be, to cause the applicable members of the Spinco Group or the Remainco Group, respectively, to take, or refrain from taking, any such action.

(g)    Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.

(h)    The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the Exhibits or Schedules constitutes an admission of any Liability or obligation of any member of the Remainco Group or the Spinco Group or any of their respective Affiliates to any Third Party, nor, with respect to any Third Party, an admission against the interests of any member of the Remainco Group or the Spinco Group or any of their respective Affiliates. The inclusion of any item or Liability or category of item or Liability on any Exhibit or Schedule is made solely for purposes of allocating potential Liabilities among the Parties and shall not be deemed as or construed to be an admission that any such Liability exists.

(i)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(j)    In the event of any inconsistency or conflict that may arise in the application or interpretation of the definitions of “Spinco Transferred Assets” and “Remainco Transferred Assets” or the definitions of “Spinco Assumed Liabilities” and “Remainco Assumed Liabilities” the explicit inclusion of an item on any Schedule referred to in either definition shall take priority over any textual provision of either definition that would otherwise operate to include or exclude such Asset or Liability, as applicable, from the applicable definition.

(k)    In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of (a) this Agreement and the provisions of any Ancillary Agreement or Continuing Arrangement, such Ancillary Agreement or Continuing Arrangement shall control (except with respect to any provisions relating to the Transfer of Assets to, or the Assumption of Liabilities by, a Party or a member of its Group, the Separation, the Spinco Distribution, the covenants and obligations set forth in Article IV, Article V, Article VI, Article VII, and Article VIII or the application of this Article IX to the terms of this Agreement (or, in each case, any indemnification rights pursuant to this Agreement in respect thereof and/or any other remedies pursuant to this Agreement in respect of any breach of any covenant or obligation under this Agreement), in which case this Agreement shall control), (b) this Agreement and any Conveyancing and Assumption Instrument, this Agreement shall control and (c) this Agreement and any agreement which is not an Ancillary Agreement (other than a Conveyancing and Assumption Instrument), this Agreement shall control unless both (x) it is specifically stated in such agreement that such agreement controls and (y) such agreement has been executed by a member of the Remainco Group and the Spinco Group. Except as expressly set forth in this Agreement or any Ancillary Agreement, (i) all matters relating to Taxes and Tax Returns of the Parties and their respective Subsidiaries shall be governed exclusively by the Tax Matters Agreement and (ii) for the avoidance of doubt, in the event of any conflict between this Agreement or any Ancillary Agreement, on the one hand, and the Tax Matters Agreement, on the other hand, with respect to such matters, the terms and conditions of the Tax Matters Agreement shall govern.

* * * * *

[End of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

AT&T Inc.

By	/s/ Stephen McGaw
Name:	Stephen McGaw
Title:	Senior Vice President, Corporate Strategy and Development

MAGALLANES, INC.

By	/s/ Stephen McGaw
Name:	Stephen McGaw
Title:	President

DISCOVERY, INC.

By	/s/ Bruce Campbell
Name:	Bruce Campbell
Title:	Chief Development, Distribution & Legal Officer

[Signature Page to Separation and Distribution Agreement]

Annex A

Certain Definitions

“Accounting Expert” shall have the meaning set forth in Section 1.3(b)(iii)(1).

“Accounting Principles” shall mean (a) the accounting principles, policies, procedures, categorizations, definitions, methodologies, practices and techniques set forth in Schedule A-1; and (b) to the extent not addressed in Schedule A-1, the same accounting principles, policies, procedures, categorizations, assets recognition bases, definitions, methods, estimation methodologies, practices and techniques (including management judgement) applied in the preparation of the Spinco Financial Statements (provided that the foregoing clause (a) shall take precedence over the foregoing clause (b)).

“Additional Amount” shall mean $13,000,000,000.00, minus the Spinco Debt Securities Reduction Amounts, plus any positive Reallocation Amounts, minus the absolute value of any negative Reallocation Amounts.

“Additional Bridge Funding Tax Sharing Amount” shall have the meaning set forth in the Merger Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of capital stock, voting securities or other equity interests, by Contract or otherwise). It is expressly agreed that (a) none of Remainco, Spinco or RMT Partner or member of any Group shall be deemed to be an Affiliate of the other or member of such other’s Group solely by reason of having one or more directors in common or by reason of having been under common control of Remainco or Remainco’s stockholders prior to, or in case of Spinco’s stockholders, after the Spinco Distribution and (b) DIRECTV Entertainment Holdings LLC, and any successor entity thereto or Subsidiary thereof, shall not be deemed an Affiliate of Remainco or Spinco for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” shall mean the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Transition Services Agreement and any other agreements to be entered into by and between any member of the Spinco Group or RMT Partner and any member of the Remainco Group, at, prior to or after the Spinco Distribution in connection with the Spinco Distribution (to the extent consented to by RMT Partner), but shall exclude the Conveyancing and Assumption Instruments and, for the avoidance of doubt, the Merger Agreement.

“Assets” shall mean all right, title and ownership interests in and to all properties, claims, Contracts, rights, businesses, Technology or assets (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person. Except as otherwise specifically set forth herein or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement, and, therefore, assets related to Taxes (including any Tax Items, Tax Attributes or rights to receive any Tax refunds (each as defined in the Tax Matters Agreement)) shall not be treated as Assets.

“Assume” shall have the meaning set forth in Section 1.1(a)(ii) and the term “Assumptions” shall have its correlative meaning.

“Audited Party” shall have the meaning set forth in Section 4.1(c).

“Base Cash Dividend Amount” equals $30,000,000,000.00, minus any positive Reallocation Amounts, plus the absolute value of any negative Reallocation Amounts.

“Business” shall mean (a) with respect to Spinco, the Spinco Business or (b) with respect to Remainco, the Remainco Business.

“Business Day” shall have the meaning set forth in the Merger Agreement.

“Capitalized Lease Obligation” of any Person means leases required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP.

“Cash and Cash Equivalents” shall mean, on a consolidated basis, the aggregate balance of cash and cash equivalents, currency on hand, cash balances in deposits with banks or financial institutions, investment accounts, negotiable instruments, checks, money orders, marketable securities, short-term instruments and other cash equivalents, in each case, determined in accordance with the Accounting Principles, minus the amount of any undeposited checks and uncleared drafts and wires sent to third parties, plus the amount of any deposits in transit, plus the amount set forth on Schedule A-2.

“Chosen Courts” shall have the meaning set forth in the Merger Agreement.

“Clean-Up Spin-Off” shall mean the distribution by Remainco, pro rata to its shareholders, of any unsubscribed shares of Spinco Common Stock immediately following the consummation of the Exchange Offer.

“Closing” shall have the meaning set forth in the Merger Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Closing Statement” shall have the meaning set forth in Section 1.3(b)(i).

“Closing Statement Preparation Period” shall have the meaning set forth in Section 1.3(b)(i).

“Code” shall mean the Internal Revenue Code of 1986.

“Collective Benefit Services” shall have the meaning set forth in Section 6.7(a).

“Commingled Contract” means any Contract (other than any Dual-Use Contract) to which any member of Remainco Group is a party and relating to both (a) the Spinco Business and (b) the Remainco Business.

“Commitment Fees” shall have the meaning set forth in the Merger Agreement.

“Composite Marks” means any and all Trademarks that constitute: (a) the composite or other combination of any Remainco Trademark with any Trademark owned by the Spinco Group as of immediately following the Spinco Distribution (or licensed to the Spinco Group and owned by any former Subsidiary of any member of the Spinco Group), or (b) the composite or other combination of any Spinco Trademark with any Trademark owned by Remainco Group (or licensed to the Remainco Group and owned by any former Subsidiary of any member of the Remainco Group, excluding the Spinco Group) as of immediately following the Spinco Distribution.

“Confidential Information” shall mean all non-public, confidential or proprietary Information concerning a Party and/or its Subsidiaries or with respect to Remainco, the Remainco Business, any Remainco Transferred Assets or any Remainco Assumed Liabilities, or with respect to Spinco, the Spinco Business, any Spinco Transferred Assets or any Spinco Assumed Liabilities, which, prior to or following the Spinco Distribution, has been disclosed by a Party or its Subsidiaries to another Party or its Subsidiaries, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Sections 6.1 or 6.2 or any other provision of this Agreement, including any data or documentation resident, existing or otherwise provided in a database or in a storage medium, permanent or temporary, intended for confidential, proprietary and/or privileged use by a Party (except to the extent that such Information can be shown to have been (a) in the public domain or known to the public through no fault of the receiving Party or its Subsidiaries, (b) lawfully acquired by the receiving Party or its Subsidiaries from other sources not known to be subject to confidentiality obligations with respect to such Confidential Information or (c) independently developed by the receiving Party or its Affiliates after the time of the Spinco Distribution without reference to or use of any Confidential Information). As used herein, by example and without limitation, Confidential Information shall mean any information of a Party marked as confidential, proprietary and/or privileged.

“Consents” shall mean any consents, waivers, notices, reports or other filings obtained, made or to be obtained from or made, including with respect to any Contract, or any registrations, notifications, dossiers, appendices, licenses, permits, approvals, authorizations obtained or to be obtained from, or approvals from, or notification requirements to, any Person including a Governmental Entity.

“Continuing Arrangements” shall mean those arrangements set forth on Schedule A-3; provided that (a) Remainco may propose reasonable changes in good faith to such schedule during the Preliminary Separation Plan and (b) RMT Partner may propose reasonable changes in good faith to such schedule during the Preliminary Separation Plan Review Period, and, in each case of clause (a) and (b), the procedures set forth in Section 1.2(a) shall apply with respect to the finalization of such schedule.

“Contract” shall have the meaning set forth in the Merger Agreement.

“Contribution” shall mean, collectively, all contributions of Assets to Spinco by Remainco, and all Assumptions by Spinco of Liabilities, in connection with, or in anticipation of, the Spinco Distribution in accordance with this Agreement.

“Conveyancing and Assumption Instruments” shall mean, collectively, the various Contracts and other documents (including bills of sale, stock powers, certificates of title, assignments of Contracts, assignments of Intellectual Property, Consents (to the extent obtained), permits, easements, leases, deeds and other instruments of conveyance) entered into prior to the Spinco Distribution and to be entered into to effect the Transfer of Assets and the Assumption of Liabilities in the manner contemplated by this Agreement and the Separation, or otherwise relating to, arising out of or resulting from the Transfer of Assets and/or Assumption of Liabilities between members of two Groups, in substantially the form to be effected pursuant to Delaware Law, the Laws of one of the other states of the United States or the Laws of foreign jurisdictions, and in such form as the applicable parties agree or, if not appropriate for a given Transfer or Assumption, in such form or forms as the applicable parties thereto agree (but taking into account any requirements of applicable Law (including to record or register transfer of title in each applicable jurisdiction), which shall be on an “as is,” “where is,” and “with all faults” basis.

“Copyrights” shall have the meaning set forth in the definition of “Intellectual Property.”

“Credit Support Instruments” shall mean any letters of credit, performance bonds, surety bonds, bankers acceptances, or other similar arrangements.

“Current Assets” means the current assets of the Spinco Business that are included as line items under the heading “Current Assets” and determined in accordance with the Accounting Principles (including any Cash and Cash Equivalents not in excess of the amount of Spinco Cash), net of reserves and allowances.

“Current Liabilities” means the current liabilities of the Spinco Business that are included as line items under the heading “Current Liabilities” and determined in accordance with the Accounting Principles.

“Damages” shall mean any loss, damage, injury, claim, demand, settlement, judgment, award, fine, penalty, fee (including reasonable out of pocket attorneys’ or advisors’ fees), charge, cost (including reasonable costs of investigation or capital expenditures) or expense of any nature and including amounts paid or payable to third parties in respect of any third-party claim for which indemnification hereunder is otherwise required.

“Data Protection Laws” shall mean any and all Laws concerning the privacy, protection or security of Personal Data throughout the world, including the GDPR, the United Kingdom’s Data Protection Act 2018, the California Consumer Privacy Act of 2018 and Section 5 of the Federal Trade Commission Act, and any Laws, regulations, or regulatory requirements, guidance and codes of practice applicable to the Processing of Personal Data (as amended and/or replaced from time to time).

“Delayed Asset” shall have the meaning set forth in Section 1.7(b).

“Delayed Liability” shall have the meaning set forth in Section 1.7(b).

“Discharge” shall have the meaning set forth in Section 3.7.

“Dispute” shall have the meaning set forth in Section 7.1.

“Disputed Adjustment Amount” shall have the meaning set forth in Section 1.3(b)(iii).

“Distribution Agent” means the Person reasonably agreed by Remainco and RMT Partner to act in such capacity.

“Distribution Disclosure Documents” shall mean (a) any registration statement to be filed by Spinco with the SEC to effect the registration of shares of Spinco Common Stock in connection with the Spinco Distribution (including any registration statement on Form 10 or Form S-1 or Form S-8 related to securities to be offered under any employee benefit plan), and also includes any amendment or supplement thereto, information statement, prospectus, offering memorandum, offering circular, periodic report or similar disclosure document, whether or not filed with the SEC or any other Governmental Entity, (b) if the Spinco Distribution is effected in whole or in part as an Exchange Offer, a Schedule TO and other filings pursuant to Rule 13e-4 under the Exchange Act; in each case, which describes the Separation or the Spinco Group or primarily relates to the transactions contemplated hereby, and (c) any current reports on Form 8-K filed or furnished with the SEC by Spinco in connection with the Spinco Distribution or by Remainco solely to the extent related to the Spinco Distribution.

“Dual-Use Contracts” means any Contract to which a member of Spinco Group is a party and (a) primarily relating to the Spinco Business and (b) also relating to the Remainco Business.

“Engagement Deadline” shall have the meaning set forth in Section 1.3(b)(iii)(1).

“Escalation Notice” shall have the meaning set forth in Section 7.2(a).

“Effective Time” shall have the meaning set forth in the Merger Agreement.

“Employee Matters Agreement” shall have the meaning set forth in the Merger Agreement.

“Estimated Additional Bridge Funding Tax Sharing Amount” shall have the meaning set forth in Section 1.3(a).

“Estimated Excess Tax Liability Amount” shall have the meaning set forth in Section 1.3(a).

“Estimated Final Closing Reduction Amount” shall have the meaning set forth in Section 1.3(a).

“Estimated Net Working Capital” shall have the meaning set forth in Section 1.3(a).

“Estimated Spinco Business Asset Conversion Amount” shall have the meaning set forth in Section 1.3(a).

“Estimated Spinco Business Expenditure Amount” shall have the meaning set forth in Section 1.3(a).

“Estimated Spinco Expense Reimbursement” shall have the meaning set forth in Section 1.3(a).

“Estimated Spinco Indebtedness” shall have the meaning set forth in Section 1.3(a).

“Estimated Statement” shall have the meaning set forth in Section 1.3(a).

“Excess Tax Liability Amount” shall have the meaning set forth in the Merger Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Offer” shall have the meaning set forth in the Merger Agreement.

“Exploitation” (including, with correlative meaning, the term “Exploit”) means the release, exhibition, performance, projection, broadcast, telecast, transmission, promotion, publicizing, advertisement, rental, lease, licensing, sublicensing, sale, transfer, disposition, distribution, sub-distribution, commercializing, merchandising, creation, development, production, marketing, use, exercise, trading in, turning to account, dealing with and in or otherwise exploiting in any form and any and all media now known or hereafter devised of any asset or portions thereof, or any rights therein or relating thereto, including the right to develop, produce and distribute subsequent or derivative productions based thereon.

“Final Closing Reduction Amount” shall mean (1) the Per Diem Reduction Amount multiplied by (2) the actual number of days elapsed beginning on the first Business Day after the Pricing Date through and until the earlier of (a) the Outside Date and (b) the date on which the condition to the Closing set forth in Section 9.3(g) (Private Letter Ruling) of the Merger Agreement has been satisfied or waived.

“Final Net Working Capital” shall mean the Net Working Capital as determined pursuant to Section 1.3(b).

“Final Spinco Business Asset Conversion Amount” shall mean the Spinco Business Asset Conversion Amount as determined pursuant to Section 1.3(b).

“Final Spinco Business Expenditure Amount” shall mean the Spinco Business Expenditure Amount as determined pursuant to Section 1.3(b).

“Final Spinco Expense Reimbursement” shall mean the Spinco Expense Reimbursement as determined pursuant to Section 1.3(b).

“Final Spinco Indebtedness” shall mean the Spinco Indebtedness as determined pursuant to Section 1.3(b).

“Final Spinco Special Cash Payment” shall mean a cash payment in an amount equal to the sum of (a) the Base Cash Dividend Amount, (b)(i) plus the amount, if any, by which the Final Net Working Capital (as determined in accordance with Section 1.3(b)) exceeds the Target Working Capital or (ii) minus the amount, if any, by which the Target Working Capital exceeds such Final Net Working Capital (as determined in accordance with Section 1.3(b)), minus (c) Final Spinco Indebtedness (as determined in accordance with Section 1.3(b)) (if any), plus (d) the Final Spinco Expense Reimbursement (as determined in accordance with Section 1.3(b)), plus (e) the Additional Bridge Funding Tax Sharing Amount (as determined in accordance with Section 1.3(b)), plus (f) if an RMT Partner Special Election is made by RMT Partner pursuant to Section 8.19(k) of the Merger Agreement, the Excess Tax Liability Amount (as determined in accordance with Section 1.3(b)), minus (g) the Final Closing Reduction Amount (as determined in accordance with Section 1.3(b)).

“Financing” shall have the meaning set forth in the Merger Agreement.

“Financing Disclosure Documents” shall mean any prospectus, offering memorandum, offering circular (including franchise offering circular or any similar disclosure statement) or similar disclosure document, whether or not filed with the SEC or any other Governmental Entity, which offers for sale or registers the Transfer or distribution of securities or Indebtedness of Spinco or any of the members of the Spinco Group.

“GAAP” shall mean United States generally accepted accounting principles as in effect (i) with respect to financial information for periods on or after the Spinco Distribution, as of the date of this Agreement, and (ii) with respect to financial information for periods prior to the Spinco Distribution, as of such applicable time.

“GDPR” shall mean the General Data Protection Regulation (EU) 2016/679.

“Good Faith Resolution Period” shall have the meaning set forth in Section 1.3(b)(iii)(1).

“Governmental Entity” shall have the meaning set forth in the Merger Agreement.

“Group” shall mean (a) with respect to Remainco, the Remainco Group and (b) with respect to Spinco, the Spinco Group.

“Indebtedness” shall mean, with respect to any Person, (a) all obligations for borrowed money, including all obligations evidenced by bonds, debentures, notes, or similar instruments (including the principal amount, any prepayment or other premiums, interest, penalties, breakage costs, make-whole payments, and other costs, fees and expenses (including expense reimbursements) to be paid to satisfy any Indebtedness), (b) any obligations in respect of the deferred purchase price of property or services (excluding accrued capital expenditures in accounts payable and accrued liabilities, trade accounts payable and similar obligations to creditors for goods and services incurred in the ordinary course of business and to the extent included in Net Working Capital), (c) any Capitalized Lease Obligations, (d) obligations in respect of interest rate and currency obligation swaps, hedges, forward agreements or other hedging arrangements or in respect of annuity insurance products, (e) all liabilities under any Credit Support Instruments, (f) without duplication, all direct or indirect guarantees of indebtedness referred to in the foregoing clauses (a) through (e) above, to the extent of the obligation guaranteed, (g) letters of credit to the extent drawn upon by the counterparty thereto and performance bonds in the amounts due and owing, (h) declared but unpaid dividends or distributions to such Person’s equity holders (excluding the transactions contemplated by this Agreement) and (i) cash overdrafts and negative bank balances; provided, however, that “Indebtedness” shall not include: (i) obligations under operating leases or real property leases, (ii) any redemption premium, prepayment penalty or similar payment with respect to Capitalized Lease Obligation to the extent the execution and delivery of this Agreement or the Closing shall not trigger a default under such leases and such leases either are not required by their terms to be repaid in full at the Closing or do not require the lessor to offer to make a repayment as a result of the Closing, (iii) intercompany indebtedness, obligations or liabilities between or among the members of a Group following the Spinco Distribution, (iv) amounts included in Spinco Designated Transaction Expenses or Net Working Capital, or (v) any profit participation rights, film or television financing partnerships, contractual arrangements for film or television financing or Programming Liabilities.

“Indemnifiable Loss” and “Indemnifiable Losses” shall mean any and all Damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the costs and expenses of any and all Proceedings and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder).

“Indemnifying Party” shall have the meaning set forth in Section 5.4(a).

“Indemnitee” shall have the meaning set forth in Section 5.4(a).

“Indemnity Payment” shall have the meaning set forth in Section 5.8(a).

“Information” shall mean all information in written, oral, electronic, computerized, digital or other tangible or intangible media; provided that the term “Information” does not include any datasets or derived data, or any Intellectual Property rights embodied in any of the foregoing in this definition.

“Insurance Policies” shall mean Third Party insurance policies and Third Party insurance Contracts of any kind, including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers’ compensation and employee dishonestly insurance policies, together with the rights, benefits and privileges thereunder.

“Insurance Proceeds” shall mean those monies (a) received by an insured from an insurer (other than any captive insurer of either Group) or (b) paid by an insurer (other than any captive insurer of either Group) on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost of reserve or collection costs paid or held by or for the benefit of such insured.

“Intellectual Property” shall mean, collectively, all U.S. and foreign intellectual property rights, including (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, designs, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (“Trademarks”); (b) all patents, patent applications, including divisions, continuations, continuations-in-part, extensions, reissues, reexaminations, and any other governmental grant for the protection of inventions or industrial designs (“Patents”); (c) trade secrets and all other confidential and proprietary information, including, know-how, processes, schematics, business methods, formulae, technical data, specifications, operating and maintenance manuals, drawings, prototypes, models, designs, customer lists and supplier lists (“Trade Secrets”); (d) published and unpublished works of authorship in any media, whether copyrightable or not (including software, source code, object code, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (“Copyrights”); (e) all derivative, compilation and ancillary rights of every kind, whether now known or hereafter recognized, related to Copyrights; and (f) moral rights, rights of publicity and rights of privacy.

“Intellectual Property Matters Agreement” shall have the meaning set forth in the Merger Agreement.

“Intended Tax Treatment” shall have the meaning set forth in the Merger Agreement.

“Intercompany Contract” shall have the meaning set forth in the Merger Agreement.

“Intergroup Accounts” shall have the meaning set forth in Section 1.5.

“Intergroup Contracts” shall have the meaning set forth in Section 1.6(a).

“Internal Control Audit and Management Assessments” shall have the meaning set forth in Section 4.1(b).

“IT Assets” shall mean all (a) Software, computer systems, public Internet protocol address blocks, telecommunications equipment and other information technology infrastructure (including servers and server equipment, computers (including laptop computers), computer equipment and hardware, printers, telephones (including cell phones and smartphones) and telephone equipment (including headsets), network devices and equipment (including routers, wireless access points, switches and hubs), fiber and backbone cabling and other telecommunications wiring, demarcation points and rooms, computer rooms and telecommunications closets) and (b) documentation, reference, resource and training materials to the extent relating thereto; provided that, notwithstanding the foregoing, IT Assets shall exclude datasets and derived data.

“Laws” shall have the meaning set forth in the Merger Agreement.

“Liable Party” shall have the meaning set forth in Section 1.11(b).

“Liabilities” shall mean any and all Indebtedness, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, reserved or unreserved, or determined or determinable, including those arising under any Law, Proceeding, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any Contract or any fines, Damages or equitable relief which may be imposed and including all costs and expenses related thereto. Except as otherwise specifically set forth herein, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes shall not be treated as Liabilities governed by this Agreement other than for purposes of indemnification related to the Distribution Disclosure Documents.

“LIBOR” shall mean the London Interbank Offered Rate.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger by and among Remainco, Spinco, RMT Partner, and Merger Sub, dated the date hereof, as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Merger Sub” shall have the meaning set forth in the Merger Agreement.

“Net Working Capital” shall mean the amount equal to, as of immediately prior to the Spinco Distribution, the difference between Current Assets and Current Liabilities calculated in accordance with the Accounting Principles of the members of the Spinco Group on a consolidated basis as of immediately prior to the Spinco Distribution and excluding all Intergroup Accounts (to the extent not settled as of immediately prior to the Spinco Distribution), Indebtedness and Spinco Designated Transaction Expenses.

“Non-Assumable Third Party Claims” shall have the meaning set forth in Section 5.4(b).

“Notice of Objection” shall have the meaning set forth in Section 1.3(b)(ii).

“Notifying Party” shall have the meaning set forth in Section 1.4(b).

“Objection Period” shall have the meaning set forth in Section 1.3(b)(ii).

“Other Party” shall have the meaning set forth in Section 1.11(a).

“Other Party’s Auditors” shall have the meaning set forth in Section 4.1(b).

“Outside Date” shall have the meaning set forth in the Merger Agreement.

“Par Exchange Requirement” shall have the meaning set forth in the Merger Agreement.

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Patents” shall have the meaning set forth in the definition of “Intellectual Property.”

“Per Diem Reduction Amount” shall mean $5,753,424.66.

“Person” shall have the meaning set forth in the Merger Agreement.

“Personal Data” shall mean any data or information in any media that is linked to the identity of a particular individual, browser, or device and any other data or information that constitutes personal data or personal information under any applicable Law or a Party’s or any of its Group’s privacy policies including an individual’s combined first and last name, home address, telephone number, fax number, email address, Social Security number or other Governmental Entity-issued identifier (including state identification number, driver’s license number, or passport number), precise geolocation information of an individual or device, credit card or other financial information (including bank account information), cookie identifiers associated with registration information, or any other browser or device-specific number or identifier and any web or mobile browsing or usage information that is linked to the foregoing.

“Post-Closing Claims” shall have the meaning set forth in Section 8.1(b).

“Pre-Closing Occurrence-Based Policies” shall have the meaning set forth in Section 8.1(b).

“Pre-Closing RMT Partner Common Stock” shall have the meaning set forth in the Merger Agreement.

“Preliminary Separation Plan” shall have the meaning set forth in Section 1.2(a).

“Preliminary Separation Plan Review Period” shall have the meaning set forth in Section 1.2(a).

“Pricing Date” shall mean the pricing date with respect to any proposed issuance of any Spinco Debt Securities issued to Remainco such that the principal amount of such issuance, together with the aggregate amount of Spinco Debt Securities issued prior to such date, would equal the Additional Amount.

“Private Letter Ruling” shall have the meaning set forth in the Merger Agreement.

“Privilege” shall have the meaning set forth in Section 6.7(a).

“Privileged Information” shall have the meaning set forth in Section 6.7(a).

“Proceeding” shall have the meaning set forth in the Merger Agreement.

“Processing” (and its cognates) shall mean any operation or set of operations performed upon Personal Data or sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Programming Liabilities” means all obligations incurred in the ordinary course of business to finance, produce, distribute, acquire, market, license, syndicate, publish, transmit or otherwise Exploit print, audio, visual and other content and information available for publication, distribution, broadcast, transmission or any other form of delivery for Exploitation on any form of media or medium of communication, whether now known or hereafter discovered or created, other than any such obligations for borrowed money or guarantees of borrowed money.

“Public Reports” shall have the meaning set forth in Section 4.1(d).

“Reallocation Amount” shall mean an amount (which may be positive or negative) equal to: (i) $30,000,000,000 minus (ii) Remainco’s good faith estimate of the aggregate basis for U.S. federal income tax purposes of the assets to be contributed to Spinco in the Contribution, such estimate to be provided in a notice delivered in writing to RMT Partner prior to the Pricing Date.

“Record Date” shall mean the close of business on the date to be determined by the Remainco Board as the record date for determining stockholders of Remainco entitled to receive shares of Spinco Common Stock in the Spinco Distribution.

“Record Holders” shall mean the holders of record of shares of Remainco Common Stock as of the close of business on the Record Date.

“Records” shall mean any Contracts, documents, books, records or files.

“Regulatory Approvals Date” shall mean the date on which all the conditions set forth in Section 9.1 of the Merger Agreement and Section 9.3 of the Merger Agreement have been satisfied or waived (other than Section 9.3(g) (Private Letter Ruling) of the Merger Agreement and except for those conditions that by their nature are to be satisfied at the Closing; provided, that such conditions were then capable of being satisfied if the Closing had taken place).

“Remainco” shall have the meaning set forth in the Preamble.

“Remainco Assumed Liabilities” shall mean any and all Liabilities of Remainco or any of its Subsidiaries (including the members of the Spinco Group and members of the Remainco Group) (except for Liabilities related to Taxes, which are governed exclusively by the Tax Matters Agreement) other than the Spinco Assumed Liabilities, in each case, regardless of (i) when or where such Liabilities arose or arise (whether arising prior to, at or after the Spinco Distribution), (ii) against whom such Liabilities are asserted or determined, (iii) regardless of whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Remainco Group or Spinco Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates and (iv) which entity is named in any Proceeding associated with any Liability, including the following:

(a)    any and all Liabilities that are expressly assumed by or allocated to Remainco or any other member of the Remainco Group pursuant to this Agreement or any Ancillary Agreement, including the Remainco Employee Liabilities and any and all obligations and Liabilities of any member of the Remainco Group pursuant to this Agreement or any Ancillary Agreement;

(b)    any and all Liabilities (including under applicable federal and state securities Laws) relating to, arising out of or resulting from information regarding Remainco, the Spinco Group and the Spinco Business in the Distribution Disclosure Documents and Financing Disclosure Documents provided by a member of the Remainco Group;

(c)    any Proceedings brought by or on behalf of any stockholders of Remainco relating to any state Laws or fiduciary claims relating to, arising out of or resulting from (i) the transactions contemplated by this Agreement or the Merger Agreement, including the Spin-Off, the Exchange Offer, the Clean-Up Spin-Off and/or the Merger (other than the Liabilities described in clause (c) of the definition of Spinco Assumed Liabilities) or (ii) Remainco’s acquisition of the Spinco Business;

(d)    subject to Section 1.4 and Section 1.8, any and all Liabilities to the extent relating to, arising out of or resulting from the operation of any business conducted by or on behalf of any member of the Remainco Group at any time after the Spinco Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any Person, whether or not such act or failure to act is within such Person’s authority, with respect to such business); and

(e)    any and all Liabilities to the extent related to or arising out of any Remainco Transferred Assets or the Remainco Business.

“Remainco Board” shall have the meaning set forth in the Recitals.

“Remainco Business” shall mean all businesses, operations and activities (whether conducted independently or in association with one or more third parties through a partnership, joint venture or other mutual enterprise) conducted at any time prior to the Spinco Distribution by any member of the Spinco Group or Remainco Group, other than the Spinco Business.

“Remainco Common Stock” shall have the meaning set forth in Section 3.2(a).

“Remainco Counsel” shall have the meaning set forth in Section 6.8.

“Remainco CSIs” shall have the meaning set forth in Section 1.10(d).

“Remainco Employee Assets” shall have the meaning set forth in the Employee Matters Agreement.

“Remainco Employee Liabilities” shall have the meaning set forth in the Employee Matters Agreement.

“Remainco Group” shall mean Remainco and each Person (other than Spinco and the other members of the Spinco Group) that is a direct or indirect Subsidiary of Remainco immediately prior to the Spinco Distribution, and each Person that becomes a Subsidiary of Remainco after the Spinco Distribution.

“Remainco Indemnitees” shall mean each member of the Remainco Group and each of their Affiliates from and after the Spinco Distribution and each member of the Remainco Group’s and their respective current, former and future Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

“Remainco IT Assets” shall mean any and all IT Assets primarily related to the Remainco Business.

“Remainco Non-Patent IP” shall mean any and all Intellectual Property (but not including Patents, Trademarks and Technology) owned by Remainco and its Affiliates (including the Spinco Group) immediately prior to the Spinco Distribution and primarily related to the Remainco Business.

“Remainco Patents” shall mean any and all Patents owned by Remainco and its Affiliates (including the Spinco Group) as of immediately prior to the Spinco Distribution, for which all named inventors were (at the time of conception or reduction to practice) employees of the members of the Remainco Group.

“Remainco Trademarks” shall mean any and all Trademarks owned by Remainco and its Affiliates (including the Spinco Group) as of immediately prior to the Spinco Distribution, used and displayed as the name for a product or service of the Remainco Business and not of the Spinco Business, excluding any Composite Marks (the treatment of such Composite Marks, along with all domain name that include any such Composite Marks, will be addressed in the Intellectual Property Matters Agreement).

“Remainco Transferred Assets” shall mean any and all of Remainco’s or any of its Subsidiaries’ (including the members of the Spinco Group and the members of the Remainco Group) right, title and interest in and to, immediately prior to the Spinco Distribution, any and all Assets other than the Spinco Transferred Assets (provided, however, that Remainco Transferred Assets shall not include any assets related to Taxes (including any Tax Items, Tax Attributes or rights to receive any Tax refunds (each as defined in the Tax Matters Agreement)), which shall be governed by the Tax Matters Agreement), including:

(a)    any and all Assets set forth on Schedule A-4;

(b)    any and all (i) shares of capital stock of, or any other equity or ownership interests in, the Subsidiaries held, directly or indirectly, by Remainco that are not members of the Spinco Group, (ii) shares of capital stock of, or any other equity or ownership interests in, the entities held by Remainco that are not members of the Spinco Group, (iii) shares of Spinco Common Stock contemplated to be received by members of the Remainco Group in exchange for the Contribution pursuant to Section 1.1(a)(ii) and (iv) the Spinco Debt Securities;

(c)    any and all Contracts other than (i) Contracts exclusively related to the Spinco Business and (ii) the Dual-Use Contracts; provided, however, that any Commingled Contracts and Dual-Use Contracts shall be subject to Section 1.4;

(d)    any and all Assets that are expressly allocated to Remainco or any other member of the Remainco Group pursuant to this Agreement (including through the limitations expressed or implied in the definition of Spinco Assets) or any Ancillary Agreement, including the Remainco Employee Assets and any and all right of any member of the Remainco Group pursuant to this Agreement or any Ancillary Agreement;

(e)    any and all Cash and Cash Equivalents other than the Spinco Cash;

(f)    any and all financial records relating to the Spinco Business that form part of the general ledger of Remainco or any of its Affiliates (other than the members of the Spinco Group), any working papers of Remainco’s auditors, and any other accounting records of Remainco or any of its Affiliates (other than the members of the Spinco Group); and

(g)    any and all records relating to the negotiation and consummation of the transactions contemplated by this Agreement and any and all records prepared in connection with the potential divestiture of all or a part of the Spinco Business, including: (A) bids received from third parties and analyses relating to such transactions and (B) confidential communications with legal counsel representing Remainco or its Affiliates and the right to assert the attorney-client privilege with respect thereto (subject to Section 6.7).

Notwithstanding anything to the contrary herein, this Agreement and the Ancillary Agreements do not purport to transfer ownership of any of the insurance policies of any member of the Spinco Group or Remainco Group, and any assignment of rights to coverage under such insurance policies is governed by Article VIII herein.

“RMT Partner” shall have the meaning set forth in the Preamble.

“RMT Partner Special Election” shall have the meaning set forth in the Merger Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Section 6.8 Matters” shall have the meaning set forth in Section 6.8.

“Securities Act” shall mean the Securities Act of 1933.

“Securities Exchange” shall have the meaning set forth in the Merger Agreement.

“Security Interest” shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-entry, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever, excluding restrictions on transfer under securities Laws and non-exclusive licenses of Intellectual Property.

“Separation” shall mean the Transfer and/or assignment and assumption of Assets and Liabilities by means of the Conveyancing and Assumption Instruments, as set forth in Section 1.1, as conducted substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby).

“Separation Committee” shall have the meaning set forth in Section 1.2(b).

“Separation Plan” shall have the meaning set forth in Section 1.2(a).

“Set-Up Costs” shall mean all fees, costs and expenses for preparation and setting up activities with respect to the Separation, including any one-time license fees, one time set-up fees for software and engaging any third-party consultants to assist with such implementation and initiation.

“Shared Data” shall mean any and all datasets or derived data, to the extent Processed in both the operation of the Remainco Business and the operation of the Spinco Business, during the period commencing on June 14, 2018 and ending immediately prior to the Spinco Distribution.

“Software” shall mean all computer programs and applications (whether in source code, object code, or other form), models and methodologies, software implementations of algorithms, computerized databases and compilations (but excluding datasets and derived data), and related documentation, descriptions or other work product used to design or develop any of the foregoing, including flowcharts and other logic and design diagrams, technical, functional and other specifications, tools, templates, and user and training materials related to any of the foregoing.

“Sole Benefit Services” shall have the meaning set forth in Section 6.7(a).

“Solvency Opinion” shall have the meaning set forth in Section 3.3(d).

“Spin-Off” shall have the meaning set forth in the Recitals.

“Spinco” shall have the meaning set forth in the Preamble.

“Spinco Assumed Liabilities” shall mean any and all Liabilities (except for Liabilities related to Taxes which are governed exclusively by the Tax Matters Agreement) of Remainco or any of its Subsidiaries (including the members of the Spinco Group and members of the Remainco Group) in the following categories, in each case, regardless of (i) when or where such Liabilities arose or arise (whether arising prior to, at or after the Spinco Distribution), (ii) where or against whom such Liabilities are asserted or determined, (iii) regardless of whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Remainco Group or Spinco Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates and (iv) which entity is named in any Proceeding associated with any Liability:

(a)    any and all Liabilities set forth on Schedule A-5;

(b)    any and all Liabilities that are expressly assumed by or allocated to Spinco or any other member of the Spinco Group pursuant to this Agreement or any Ancillary Agreement, including the Spinco Employee Liabilities and any and all obligations and Liabilities of any member of the Spinco Group pursuant to this Agreement or any Ancillary Agreement;

(c)    any and all Liabilities (including under applicable federal and state securities Laws) relating to, arising out of or resulting from (A) information regarding Spinco or RMT Partner in the Distribution Disclosure Documents and Financing Disclosure Documents provided by RMT Partner and (B) from the Spinco Financing Arrangements;

(d)    one hundred percent (100%) of any and all Spinco Designated Transaction Expenses;

(e)    any and all Liabilities taken into account in the Final Net Working Capital;

(f)    any and all Liabilities for the Spinco Indebtedness, Spinco Debt Financing and any Spinco Debt Securities;

(g)    subject to Section 1.4 and Section 1.8, any and all Liabilities to the extent relating to, arising out of or resulting from the operation of any business conducted by or on behalf of any member of the Spinco Group at any time after the Spinco Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any Person, whether or not such act or failure to act is within such Person’s authority, with respect to such business); and

(h)    any and all Liabilities to the extent related to or arising out of any Spinco Transferred Assets or the Spinco Business.

“Spinco Board” shall have the meaning set forth in the Recitals.

“Spinco Business” shall mean the business, operations and activities that constitute the WarnerMedia segment of Remainco as narratively described in the Form 10-K of Remainco for the period ending December 31, 2020, as constituted as of the date of this Agreement, as such business, operations and activities have been conducted at any time prior to the Spinco Distribution by any member of the Spinco Group or the Remainco Group (or any of their respective predecessors), including such businesses, operations and activities at times when those of such segment as of the date of this Agreement were part of different segments; provided that, the Spinco Business shall not include the business, operations and activities related to any Remainco Transferred Assets or any business or entity set forth on Schedule A-6.

“Spinco Business Asset Conversion Amount” shall mean an amount equal to the net after tax Cash and Cash Equivalents amounts received during the period starting on the date of this Agreement and ending immediately prior to the Spinco Distribution from sales of any business constituting Spinco Assets, whether by merger, consolidation, sale of property or Assets (other than as set forth on Schedule A-7 and pursuant to Contracts in effect prior to the date of this Agreement).

“Spinco Business Expenditure Amount” shall mean the aggregate amount of (1) marketing expenses of the Spinco Business, for Global HBO/HBO Max Business and (2) cash programming and production expenditures of the Spinco Business, in each case, during the period starting on January 1, 2021 and ending immediately prior to the Spinco Distribution.

“Spinco Business Expenditure Target Amount” shall mean the aggregate amount of (1) budgeted marketing expenses of the Spinco Business for Global HBO/HBO Max Business, as set forth on Schedule A-8 and (2) cash programming and production expenditures of the Spinco Business, as set forth on Schedule A-8, in each case, for the period starting on January 1, 2021 and ending immediately prior to the Spinco Distribution.

“Spinco Cash” shall mean the amount equal to (a) the aggregate amount of Cash and Cash Equivalents of the members of the Spinco Group as determined on a combined basis as of immediately prior to the Spinco Distribution, prior to giving effect to the Spinco Special Cash Payment, calculated in accordance with the Accounting Principles minus (b) the proceeds of the Spinco Debt Financing (other than Spinco Debt Securities).

“Spinco Common Stock” shall mean all of the issued and outstanding shares of common stock, par value $0.01 per share, of Spinco.

“Spinco Consideration Amount” shall have the meaning set forth in the Merger Agreement.

“Spinco CSIs” shall have the meaning set forth in Section 1.10(d).

“Spinco Debt Financing” shall mean any Indebtedness for borrowed money incurred in connection with the Financing (as defined in the Merger Agreement).

“Spinco Debt Securities” shall mean notes issued by Spinco to Remainco, which notes shall (unless otherwise agreed by Remainco and RMT Partner) have the terms specified in Schedule A-9.

“Spinco Debt Securities Reduction Amount” shall mean (1) the Per Diem Reduction Amount multiplied by (2) the actual number of days elapsed beginning on the first Business Day after the Regulatory Approvals Date through and until the Pricing Date.

“Spinco Designated Transaction Expenses” shall mean: (a) any and all out-of-pocket fees and expenses (including all fees and expenses of counsel , accountants, investment banking firms and other financial institutions, experts and consultants and commitment fees and any other financing fees and expenses, including in respect of debt financing, the ratings process, underwriting fees, upfront fees and any solvency opinions (including, for the avoidance of doubt, the Solvency Opinion)) actually incurred or accrued, prior to or at the Effective Time (as defined in the Merger Agreement), by any member of the Remainco Group or Spinco Group or on its or their respective behalf or for which it or they are liable (excluding the costs of salaries and benefits of employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the following) in connection with or related to (i) the drafting or negotiation of the Transaction Agreements, (ii) the authorization, planning, structuring, preparation, drafting, negotiation, execution and performance of the transactions contemplated hereby or thereby (including the Separation, the Spinco Distribution and any Conveyancing and Assumption Instruments), (iii) the preparation, review and audit of any financial statements of the Spinco Business, (iv) the preparation of the Spinco Business for sale or separation and any due diligence, marketing or similar activities in connection therewith, (v) the preparation, printing, filing and mailing of the Financing Disclosure Documents, the Spinco Form 10 (including any related prospectus or information statement) and the preparation and filing of any other filings with the SEC to the extent related to the transactions contemplated by the Transaction Agreements, (vi) the filing of the Certificate of Merger (as defined in the Merger Agreement) in respect of the Merger, and (vii) all other matters related to the Merger, the Separation, the Spinco Distribution and any other transaction contemplated by the Transaction

Agreements, (b) any and all out-of-pocket fees and expenses actually incurred or accrued by any member of the Remainco Group or Spinco Group or on its or their respective behalf or for which it or they are liable in connection with or related to obtaining the prepaid directors’ and officers’ liability insurance policy or policies contemplated by the Merger Agreement; (c) Set-Up Costs and (d) all Commitment Fees.

“Spinco Distribution” shall mean the distribution (by dividend or otherwise) or other transfer of all of the outstanding shares of Spinco Common Stock to holders of Remainco Common Stock in accordance with Section 3.1 and Section 3.2.

“Spinco Distribution Date” shall mean the date, as shall be determined by the Spinco Board, on which Remainco distributes all of the issued and outstanding shares of Spinco Common Stock to the holders of Remainco Common Stock.

“Spinco Employee Assets” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Employee Liabilities” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Employees” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Expense Reimbursement” shall mean all Spinco Designated Transaction Expenses either incurred or payable by Remainco or paid by Spinco prior to Closing.

“Spinco Financial Statements” shall have the meaning set forth in the Merger Agreement.

“Spinco Financing Agreements” shall have the meaning set forth in the Merger Agreement.

“Spinco Financing Arrangements” shall mean any and all agreements providing for (or relating to) the Spinco Debt Financing.

“Spinco Form 10” shall mean the registration statement on Form 10 filed by Spinco with the SEC in connection with the Spinco Distribution.

“Spinco Group” shall mean, prior to the Spinco Distribution, Spinco and each of its Subsidiaries, and following the Spinco Distribution, Spinco and each Person that is a direct or indirect Affiliate of Spinco immediately following the Spinco Distribution (other than Remainco or any member of the Remainco Group), and each Person that becomes a Subsidiary of Spinco after the Spinco Distribution.

“Spinco Indebtedness” shall mean the aggregate amount of outstanding Indebtedness of the Spinco Group, as of the time immediately preceding the Spinco Distribution, calculated in accordance with the Accounting Principles (provided that such amount shall not include or reflect any Indebtedness pursuant to the Spinco Debt Financing and any costs, fees and expenses in connection therewith (including the Commitment Fees) or as otherwise contemplated to be incurred by the Spinco Group at the Spinco Distribution pursuant to this Agreement).

“Spinco Indemnitees” shall mean each member of the Spinco Group and each of their Affiliates from and after the Spinco Distribution (including, for the avoidance of doubt, RMT Partner and each of its Affiliates) and each member of the Spinco Group’s and their respective current, former and future Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

“Spinco IT Assets” shall mean any and all IT Assets primarily related to the Spinco Business.

“Spinco Non-Patent IP” shall mean any and all Intellectual Property (but not including Patents, Trademarks and Technology) owned by Remainco and its Affiliates (including the Spinco Group) as of immediately prior to the Spinco Distribution and primarily related to the Spinco Business.

“Spinco Patents” shall mean any and all Patents owned by Remainco and its Affiliates (including the Spinco Group) as of immediately prior to the Spinco Distribution, for which all named inventors were (at the time of conception or reduction to practice) employees of the members of the Spinco Group.

“Spinco Trademarks” shall mean any and all Trademarks owned by Remainco and its Affiliates (including the Spinco Group) as of immediately prior to the Spinco Distribution, used and displayed as the name for a product or service of the Spinco Business and not of the Remainco Business, excluding any Composite Marks (the treatment of such Composite Marks, along with all domain name that include any such Composite Marks, will be addressed in the Intellectual Property Matters Agreement).

“Spinco Special Cash Payment” shall mean a cash payment in an amount equal to the sum of (a) the Base Cash Dividend Amount, (b)(i) plus the amount, if any, by which the Estimated Net Working Capital (as determined in accordance with Section 1.3(a)) exceeds the Target Working Capital or (ii) minus the amount, if any, by which the Target Working Capital exceeds such Estimated Net Working Capital (as determined in accordance with Section 1.3(a)), minus (c) Estimated Spinco Indebtedness (as determined in accordance with Section 1.3(a)) (if any), plus (d) the Estimated Spinco Expense Reimbursement (as determined in accordance with Section 1.3(a)), plus (e) the Additional Bridge Funding Tax Sharing Amount (as determined in accordance with Section 1.3(a)), plus (f) if an RMT Partner Special Election is made by RMT Partner pursuant to Section 8.19(k) of the Merger Agreement, the Excess Tax Liability Amount (as determined in accordance with Section 1.3(a)), minus (g) the Final Closing Reduction Amount (as determined in accordance with Section 1.3(a)).

“Spinco Transferred Assets” shall mean any and all right, title and interest in and to any and all Assets (other than Patents and Trademarks (which are separately addressed below in sub-sections (h) and (i) of this definition, respectively) and datasets and derived data (which is addressed by Section 8.24 of the Merger Agreement) of Remainco and its Subsidiaries immediately prior to the Spinco Distribution (except that Spinco Assets shall not include assets related to Taxes (including any

Tax Items, Tax Attributes or rights to receive any Tax refunds (each as defined in the Tax Matters Agreement)), which shall be governed by the Tax Matters Agreement) primarily related to the Spinco Business (except as otherwise expressly contemplated in this Agreement or the Ancillary Agreements), including:

(a)    any and all Assets set forth on Schedule A-10(a);

(b)    interests in the capital stock of, or any other equity interests in the members of the Spinco Group, including the interests in the capital stock of, or any other equity interests in the Persons set forth Schedule A-10(b);

(c)    (i) any and all Contracts exclusively related to Spinco, (ii) any and all Dual-Use Contracts; provided; however, that any such Dual-Use Contracts shall be subject to Section 1.4;

(d)    any and all Assets that are expressly allocated to Spinco or any other member of the Spinco Group pursuant to this Agreement or any Ancillary Agreement, including the Spinco Employee Assets and any and all rights of member of the Spinco Group pursuant to this Agreement or any Ancillary Agreement;

(e)    any and all Cash and Cash Equivalents held by the members of the Spinco Group to the extent taken into account in the determination of Net Working Capital;

(f)    any Spinco IT Assets;

(g)    any and all Spinco Non-Patent IP;

(h)    the Spinco Patents; and

(i)    the Spinco Trademarks.

Notwithstanding anything to the contrary herein, this Agreement and the Ancillary Agreements do not purport to transfer ownership of any of the insurance policies of any member of the Spinco Group or Remainco Group, and any assignment of rights to coverage under such insurance policies is governed by Article VIII herein.

“Subsidiary” shall mean, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by, or is, such Person or by one or more of its Subsidiaries; provided that DIRECTV Entertainment Holdings LLC, and any successor entity thereto or Subsidiary thereof, shall not be deemed a Subsidiary of Remainco or Spinco for purposes of this Agreement.

“Target Working Capital” shall mean the amount set forth on Schedule A-11.

“Tax” or “Taxes” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Authority” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Attributes” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Benefit” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Contest” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Items” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” shall have the meaning set forth in the Merger Agreement.

“Tax Records” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

“Technology” shall mean tangible embodiments, whether in electronic, written or other media, of Intellectual Property, including designs, documentation (such as bill of materials, build instructions and test reports), schematics, layouts, reports, algorithms, routines, software (including source code and object code), lab notebooks, equipment, processes, prototypes and devices. For clarity, Technology does not include any Intellectual Property itself, datasets or derived data, or any visual, audio or audiovisual programming content.

“Third Party” shall mean any Person other than (i) the members of the Remainco Group and the Spinco Group and (ii) RMT Partner and its Affiliates.

“Third Party Claim” shall have the meaning set forth in Section 5.4(a).

“Third Party Proceeds” shall have the meaning set forth in Section 5.8(a).

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property.”

“Trade Secrets” shall have the meaning set forth in the definition of “Intellectual Property.”

“Transaction Agreements” shall mean the Merger Agreement, this Agreement and the Ancillary Agreements.

“Transfer” shall have the meaning set forth in the Recitals and the term “Transferred” shall have its correlative meaning.

“Transfer Agent” shall mean the Person reasonably agreed by Remainco and RMT Partner to act in such capacity.

“Transition Services Agreement” shall have the meaning set forth in the Merger Agreement.